As filed with the Securities and Exchange Commission on  February 2, 2010
Registration No. 333-163389

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

PASSCO APARTMENT REIT, INC.
(Exact name of registrant as specified in governing instruments)
96 Corporate Park, Suite 200, Irvine, California 92606
(949) 263-7900 or (877) 4PASSCO
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive officers)

William H. Winn
96 Corporate Park, Suite 200, Irvine, California 92606
(949) 263-7900 or (877) 4PASSCO
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darryl Steinhause
Kurt Oreshack
Luce, Forward, Hamilton & Scripps LLP
600 W. Broadway, Suite 2600, San Diego, California 92101
(619) 236-1414

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made  pursuant to Rule 434, check the following box. ☐

Indicate by check m ark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Primary Offering, Common Stock, $0.01 par value per share	100,000,000 shares	$10.00	$1,000,000,000	$55,800
Distribution Reinvestment Plan, Common Stock, $0.01 par value per share	10,000,000 shares	$9.50	$95,000,000	$5,301
Total, Common Stock, $0.01 par value per share	110,000,000 shares		$1,095,000,000	$61,101
(1)  The registrant reserves the right to reallocate shares of common stock being offered between the primary offering and the distribution reinvestment plan.  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC and various states is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED FEBRUARY 2, 2010

PASSCO APARTMENT REIT, INC.

Maximum Offering of 110,000,000 Shares of Common Stock
Minimum Offering of 250,000 Shares of Common Stock

Passco Apartment REIT, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust.  We expect to use substantially all of the net proceeds from this offering to invest primarily in multi-family rental real estate to capitalize on anticipated demand across the United States.

We are offering up to 100,000,000 shares of common stock in our primary offering for $10 per share, with volume discounts available to investors who purchase more than $1,000,000 of shares through the same participating broker-dealer.  Discounts are also available for other categories of investors.  We are also offering up to 10,000,000 shares pursuant to our distribution reinvestment plan at a purchase price initially equal to $9.50 per share.  We expect to offer shares of common stock in our primary offering until ____________.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” to read about risks you should consider before buying shares of our common stock.  These risks include the following:

•	We are newly organized and have no operating history. There is no assurance that we will be able to successfully execute our business plan and achieve our investment objectives.
•	No public market currently exists for our shares, and we have no plans to list our shares on an exchange.
•
This is a “blind pool” offering and therefore you will not have the opportunity to evaluate our investments until after we have purchased them, which may not occur until after you have purchased shares of our common stock.

•	We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.
•	We depend on our advisor to conduct our operations. Our advisor has no operating history or experience operating a public company.
•
All of our executive officers and some of our directors are also involved in the management of other PASSCO entities.  As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us.

•
If we raise substantially less than the maximum offering and are unable to raise substantial funds in our planned public offering, we may not be able to invest in a diverse portfolio of real estate assets and the value of your investment may vary more widely with the performance of specific assets.

•
Our dividend payout and other distributions to stockholders, if any, are uncertain.  Our distributions may exceed our earnings, and may be funded from offering proceeds, borrowings or the sale of assets, particularly during the period before we have substantially invested the net proceeds from this offering.  Therefore, portions of our distributions may represent a return of capital to you.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the United States Securities Exchange Commission (“SEC”), the Attorney General of the State of New York nor any other regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering.  Any representation to the contrary is a criminal offense.

Projections or forecasts cannot be used in this offering. Any representation to the contrary and no prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is permitted.

	Price to Public		Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	*	$0.70	*	$0.30	*	$9.00
Total Minimum	$2,500,000.00	*	$175,000.00	*	$75,000.00	*	$2,250,000.00
Total Maximum	$1,000,000,000.00	*	$70,000,000.00	*	$30,000,000.00	*	$900,000,000.00
Distribution Reinvestment Plan
Per Share	$9.50		$0.00		$0.00		$9.50
Total Maximum	$95,000,000.00		$0.00		$0.00		$95,000,000.00

* Certain investors may acquire their shares net of all or a portion of selling commissions and dealer manager fees, resulting in a reduction to the purchase price.

The dealer manager, PASSCO Capital, Inc., our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered.  The minimum permitted purchase is $5,000.  We will not sell any shares unless we raise gross offering proceeds of $2,500,000 from persons who are not affiliated with us or our advisor by _________________.  Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Union Bank, N.A., in trust for our subscribers’ benefit, pending release to us.  If we do not raise gross offering proceeds of $2,500,000 by _____________, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares.  We will not deduct any fees if we return funds from the escrow account.

We expect to sell the 100,000,000 shares offered in our primary offering over a two-year period, which we may decide to extend until __________, 2013.  We may continue to offer shares under our distribution reinvestment plan beyond two years from the date of this prospectus until we have sold 10,000,000 shares through the reinvestment of distributions, but no later than ____________, 2013.  We may terminate this offering at any time.

The date of this prospectus is ____________, 2010 .

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment.  Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares.  These suitability standards require that a purchaser of shares have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•
Kansas - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Alabama, Iowa, Kentucky, Massachusetts, Missouri, Oregon, Pennsylvania, Michigan and Tennessee - Investors must have a liquid net worth of at least 10 times their investment in us.

•	Ohio – Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles.  In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.  See “Plan of Distribution – Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

i

(i)

ESTIMATED USE OF PROCEEDS	35

MANAGEMENT	36
Board of Directors	36
Committees of the Board of Directors	37
Executive Officers and Directors	38
Compensation of Directors	40
Long-term Incentive Plan	40
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	41
The Advisor	42
The Advisory Agreement	43
Initial Investment by Our Advisor	44
Other Affiliates	45
Initial Investment by our Sponsor	46

MANAGEMENT COMPENSATION	46

STOCK OWNERSHIP	52

CONFLICTS OF INTEREST	52
Our Affiliates’ Interests in Other PASSCO Programs	52
Receipt of Fees and Other Compensation by Our Advisor and its Affiliates	54
Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates	54
Affiliated Dealer Manager	54
Certain Conflict Resolution Measures	54

INVESTMENT OBJECTIVES AND CRITERIA	58
General	58
Multi-Family Strategy	59
Other Possible Investments	60
Borrowing Policies	61
Disposition Policies	61
Charter-imposed Investment Limitations	62
Investment Limitations to Avoid Registration as an Investment Company	63

PLAN OF OPERATION	64
General	64
Liquidity and Capital Resources	64
Results of Operations	65
Critical Accounting Policies	66

PRIOR PERFORMANCE SUMMARY	68

FEDERAL INCOME TAX CONSIDERATIONS	74
REIT Qualification	75
Taxation of REITs	75
Requirements for Qualification as a REIT	77
Failure to Qualify as a REIT	84
Prohibited Transactions	84
Investments in Taxable REIT Subsidiaries	85
Taxation of Taxable United States Stockholders	86
Special Tax Considerations for Non-United States Stockholders	88
Treatment of Tax-Exempt Stockholders	89
Backup Withholding and Information Reporting	90
Statement of Share Ownership	90
Federal Income Tax Aspects of Our Operating Partnership	90
Income Taxation of Our Operating Partnership and its Partners	91
Other Federal Tax Considerations	93

(ii)

STATE AND LOCAL TAX CONSIDERATIONS	93

ERISA CONSIDERATIONS	93
Prohibited Transactions	94
Plan Asset Considerations	95
Other Prohibited Transactions	97
Annual Valuation	97
Conclusion	97

DESCRIPTION OF SHARES	97
Common Stock	97
Preferred Stock	98
Meetings and Special Voting Requirements	98
Advance Notice for Stockholder Nominations for Directors and Proposals of New Business	99
Restriction on Ownership of Shares	99
Distributions	101
Inspection of Books and Records	101
Tender Offers	102
Business Combinations	102
Control Share Acquisitions	102
Subtitle 8	103
Distribution Reinvestment Plan	103
Share Repurchase Program	106
Registrar and Transfer Agent	108
Restrictions on Roll-Up Transactions	108

THE OPERATING PARTNERSHIP AGREEMENT	109
General	109
Capital Contributions	109
Operations	110
Distributions and Allocations of Profits and Losses	110
Redemption Rights	111
Transferability of Operating Partnership Interests	111

PLAN OF DISTRIBUTION	112
General	112
Compensation of Dealer Manager and Participating Broker-Dealers	112
Subscription Procedures	115
Suitability Standards	116
Minimum Purchase Requirements	117

SUPPLEMENTAL SALES MATERIAL	117

LEGAL MATTERS	118

EXPERTS	118

WHERE YOU CAN FIND MORE INFORMATION	118

INDEX TO CONSOLIDATED BALANCE SHEET AND PRIOR PERFORMANCE TABLES	F-1
Appendix A – Form of Subscription Agreement with Instructions	A-1
Appendix B – Distribution Reinvestment Plan	B-1

(iii)

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

PASSCO APARTMENT REIT, INC.

We are a newly organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year in which we satisfy the minimum offering requirements of this offering.  We expect to use substantially all of the net proceeds from this offering to invest primarily in multi-family rental real estate to capitalize on anticipated demand across the United States.  We may also invest in other property classes as well as other real estate-related assets, including debt and equity securities of other real estate companies, and in originating or purchasing mortgages, mezzanine, bridge and other loans.

We were incorporated in the State of Maryland on May 12, 2009 and we currently do not own any real estate assets.  We are considered to be a blind pool because we have not yet identified any specific assets to acquire.

Our external advisor, Passco Advisors, LLC, will conduct our operations and manage our portfolio of real estate investments.  We have no paid employees.

Our office is located at 96 Corporate Park, Suite 200, Irvine, California 92606.  Our telephone number is (949) 263-7900 or (877) 4PASSCO.  Our fax number is (949) 442-2460, and our web site address is www.passco.net.

Investment Objectives

Our primary investment objectives are:

1.           to preserve and protect your capital contribution; and

2.           to provide you with cash distributions.

We will also seek to realize growth in the value of your investment by acquiring properties that offer rent growth potential and by pursuing value added strategies.

Although we expect to make monthly distributions calculated based on daily record dates, we may be unable or limited in our ability to make distributions to our stockholders.  Further, no public trading market for our shares currently exists and, until our shares are listed, if ever, it may be difficult for you to sell your shares.  Until our shares are listed, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.

Business Plan

We intend to invest primarily in multi-family residential rental properties.  Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities.  We may also invest in other property classes as well as other real estate-related assets, including debt and equity securities of other real estate companies, and in originating or purchasing mortgages, mezzanine, bridge and other loans.  Through our advisor’s acquisitions team, we will target properties in markets that offer opportunities for growth in rental rates through improving demographics and market dynamics.

Summary of Risk Factors

Investing in our common stock involves a high degree of risk.  You should carefully review the “Risk Factors” section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock.  Some of the more significant risks relating to an investment in our shares include:

•
We are newly organized and have no operating history.  As of the date of this prospectus, our total assets consist of $202,000 in cash on a consolidated basis.  Because we have not identified any real estate assets to acquire with proceeds from this offering, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.  There is no assurance that we will be able to successfully execute our business plan.

•
No public market currently exists for our shares, and we have no plans to list our shares on an exchange.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards.  As a result, it will be difficult for you to sell your shares.  If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•
This is a “blind pool” offering and therefore you will not have the opportunity to evaluate our investments until after we have purchased them, which may not occur until after you have purchased shares of our common stock.

•	We set the offering price of our shares of common stock arbitrarily. This price is unrelated to the book value or net asset value of our shares of common stock or to our expected operating income.

•
We are dependent on our advisor to select investments and conduct our operations.  Our advisor has no operating history and no experience operating a public company.  This inexperience makes our future performance difficult to predict.

•
All of our executive officers and some of our directors are also officers, directors, managers and/or holders of a direct or indirect controlling interest in other affiliated PASSCO entities that have acquired, managed and held and will acquire, manage and hold investments that are similar to those we expect to acquire.  As a result, our executive officers, some of our directors, our advisor and its affiliates will face conflicts of interest, including significant conflicts created by their compensation arrangements with us and other programs and investors advised by PASSCO affiliates and conflicts in allocating time among us and these other programs and investors.  These conflicts could result in action or inaction that is not in the best interests of our stockholders.

•
If we raise substantially less than the maximum offering, we may not be able to diversify our portfolio and therefore the value of your investment may vary more widely with the performance of specific assets.

•
We will pay substantial fees to our advisor, which were not determined on an arm’s length basis.  Many of these fees will be based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us.  This may influence our advisor to recommend riskier transactions to us.

•
Our dividend payout and other distributions to stockholders, if any, are uncertain.  Our distributions may exceed our earnings; therefore, portions of our distributions may represent a return of capital to you.

•
If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to United States federal income tax at regular corporate rates with no ability to deduct dividends paid to our stockholders.

•
We will pay substantial offering and organizational expenses, including legal and accounting costs, selling commissions to broker-dealers and reimbursement of the expenses of our advisor.  These expenses result in us not having the full amount you pay for our common stock available for the purchase of real estate and other real estate-related assets.  This increases the risk of loss on your investment in us.

•	If we use leverage, this will increase the risk of loss on our investments.

•	We will be subject to risks generally associated with the ownership of real estate.

•
If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to United States federal income tax at regular corporate rates with no ability to deduct dividends paid to our stockholders.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  Although our bylaws provide for up to nine directors, we currently have five seats on our board of directors, three of which are reserved for directors who are independent of Passco Advisors, LLC and its affiliates.  Two of the three independent director seats are currently vacant, but will be filled prior to the date the registration statement of which this prospectus is a part is declared effective.  The new directors will be named by a pre-effective amendment to this registration statement.  Our charter requires that a majority of our directors be independent of our advisor.  Our board has established a conflicts committee consisting solely of independent directors.  This committee is responsible for reviewing the performance of our advisor and must approve the other matters requiring independent director approval set forth in our charter.  Our directors are elected annually by the stockholders.

Our Advisor

Passco Advisors, LLC is our advisor.  Our Advisor is a California limited liability company owned by William O. Passo, William H. Winn, Belden Brown, Thomas B. Janhcke, Larry K. Sullivan, Gary L. Smith and Passco Investors, LLC, and is an affiliate of Passco Companies, LLC.  Passco Companies, LLC and its affiliates own or operate a number of different real estate businesses, including (i) its real estate syndication division which sponsors syndicated offerings of real estate, including tenant in common interests, investment and development funds and a private REIT, (ii) Passco Management Services, LP, a property and asset management company, (iii) Passco Property Management, Inc., a property and asset management company, (iv) Passco Companies Development, LLC, a real estate development company, (v) Passco Capital, Inc., a registered broker-dealer and (vi) Stowe Passco Development, LLC, a development joint venture. As our advisor, Passco Advisors, LLC will manage our day-to-day operations and our portfolio of real estate assets and will make most of the decisions regarding the selection and the negotiation of real estate investments.  Our advisor will then make recommendations on all investments to our board of directors, which must approve or reject all proposed investments.  Passco Advisors, LLC will also provide asset-management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

Our advisor performs its duties and responsibilities under an advisory agreement.  The term of the current advisory agreement ends one year after the date of this prospectus, subject to renewals by our board of directors for an unlimited number of successive one-year periods.  Our officers and our affiliated directors are all officers of our advisor.  The names and biographical information of our directors and officers are set forth under “Management – Executive Officers and Directors.”

Our Sponsor

Passco Companies, LLC, our sponsor, was formed as a California limited liability company in 2005.  Passco Companies, LLC is the successor to Passco Real Estate Enterprises, Inc., which was formed in 1998.  Passco Companies, LLC acquired all of the assets of Passco Real Estate Enterprises, Inc. in 2005.  William O. Passo, William H. Winn, Thomas Jahncke, Belden Brown, Gary L. Smith and Larry Sullivan are the members of the Board of Managers of Passco Companies, LLC.

The principal business of Passco Companies, LLC and its affiliates is the acquisition, syndication and management of investment properties.  Together with its affiliates, it has sponsored 77 real estate programs since its formation.  These programs have raised more than $868 million from over 6,500 investors.  None of these  programs were registered with the SEC or any state agency and, consequently, are not subject to the various reporting requirements, proxy rules, and insider trading rules imposed by such agencies.

The prior programs sponsored directly by Passco Companies, LLC acquired 23 properties for more than $796 million.  15 of these 23 programs were multi-family residential rental properties with investment objectives similar to ours.  The other properties consisted of 6 shopping centers, 1 office portfolio and 1 industrial park.  Passco Companies, LLC has also assumed Passco Real Estate Enterprises, Inc.’s role in the operation of Passco Realty Trust, Inc., a private REIT, and Passco Real Estate Enterprises, Inc.’s 8% Participating Debentures.

Passco Real Estate Enterprises, Inc., the predecessor to Passco Companies, LLC, was formed as a California corporation in 1998.  The prior programs sponsored directly by Passco Real Estate Enterprises, Inc. purchased 46 properties for more than $970 million.  2 of these 46 programs were multi-family residential rental properties with investment objectives similar to ours.  The other properties consisted of 21 shopping centers, 1 business park/retail center, 2 industrial properties, 4 shopping malls, 6 industrial development projects, 5 residential development projects and 5 undeveloped parcels of land.  23 of the properties have been sold.  Passco Real Estate Enterprises, Inc. also sold 10% Participating Notes (which have been repaid), 10% Participating Debentures (which have been repaid) and 8% Participating Debentures and has formed Passco Diversified Fund and Passco Diversified II, funds which invest a diverse portfolio of real estate assets.  Passco Real Estate Enterprises, Inc. also formed Passco Realty Trust, Inc., a private REIT.

Passco Companies Development, LLC, an affiliate of Passco Companies, LLC, was formed as a California limited liability company in 2006.  The principal business of Passco Companies Development, LLC is the acquisition, development and management of investment properties.  It has been involved with 8 real estate projects since its formation, 2 of which were Passco Development Programs.  These Passco Development Programs raised more than $18.55 million from over 86 investors.  None of the Passco Development Programs were registered with the SEC or any state agency and, consequently, are not subject to the various reporting requirements, proxy rules, and insider trading rules imposed by such agencies.

Our Operating Partnership

We plan to own substantially all of our assets and conduct our operations through Passco Apartment REIT Operating Partnership, LP, which we refer to as our operating partnership in this prospectus.  Because we plan to conduct substantially all of our operations through our operating partnership, we are considered an UPREIT.  We are the sole general partner of the operating partnership, and the initial limited partner of our operating partnership is Passco Advisors, LLC, our advisor and an affiliate of our sponsor.  Our operating partnership has two classes of limited partnership units: common units and special units.  Passco Advisors, LLC has invested $1,000 in our operating partnership and has been issued special units which are described below under “Compensation to Our Directors, Advisor and Affiliates.”  We may amend our operating partnership agreement so that common units may be issued in the future to parties who contribute property to our operating partnership in exchange for common units.

Our Structure and Affiliates

Various affiliates of ours are involved in this offering and our operations.  The chart below shows the relationships among our affiliates.  In the future, we may amend our operating partnership agreement to allow us to issue common units in our operating partnership to third parties in connection with acquisitions of real estate properties.

Terms of the Offering

We are offering up to $1,100,000,000 in shares of our common stock, $1,000,000,000 of which will be offered to the public in our primary offering at a price of $10.00 per share, and $100,000,000 of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.  This is a best efforts offering, which means that our affiliate Passco Capital, Inc., which is the dealer manager for this offering, will use its best efforts to sell our shares of common stock, but is not required to sell any specific amount of shares.

We will begin selling shares of our common stock in this offering upon the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before _________, 2012, unless extended.  However, in certain states the offering may continue only one year unless we renew the offering period for up to one additional year.  We reserve the right to terminate this offering at any time.  The offering proceeds will be held in an escrow account at the escrow agent until we meet the minimum offering requirements.  Thereafter, the offering proceeds will be released to us and will be available for investment and payment of fees and expenses as soon as we accept your subscription agreement.  We generally intend to admit stockholders on a daily basis.

Compensation to Our Directors, Advisor and Affiliates

Our advisor and other affiliates will receive compensation, fees and reimbursement for services relating to this offering and the investment and management of our assets.  Equity interests in Passco Advisors, LLC may be issued in the future to certain management personnel, which will serve as an incentive to our advisor’s management to perform services on our behalf consistent with our investment objectives.  We will also compensate our independent directors for their service to us.  The most significant items of compensation are included in the table below.  Selling commissions and dealer manager fees may vary for different categories of purchasers.  This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our distribution reinvestment plan.  No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.  For purposes of this table, we have assumed that the net proceeds to us from the minimum offering after payment of selling commissions, accountable due diligence reimbursement, the dealer manager fee and other organization and offering expenses will be $2,125,000 and that net proceeds from the maximum offering will be $887,500,000 (which assumes that the net proceeds from the sale of shares under our distribution reinvestment plan will be used to repurchase shares under our share repurchase program rather than being available for asset acquisitions).  These estimates do not include fees associated with acquisitions or other real estate-related investments made using capital that we are redeploying after receiving a return of capital from the sale of a property or other asset or repayment of a loan because such estimates are impractical to determine at this time.

Type of Compensation	Determination of Amount	Estimated Amount

Organization and Offering Stage

Selling Commissions
Our dealer manager will receive 7.0% of gross offering proceeds in the primary offering as a selling commission (all or a portion of which may be reallowed to participating broker-dealers); no selling commissions are payable on shares sold under the distribution reinvestment plan.
Actual amount depends upon the number of shares sold. We will pay a total of $175,000 if we sell the minimum offering and $70,000,000 if we sell the maximum offering.

Accountable Due Diligence Reimbursement
Our dealer manager will receive up to 0.5% of gross offering proceeds in the primary offering to reimburse participating broker-dealers for accountable due diligence expenses they incur in evaluating this offering.

Actual amount depends upon the number of shares sold and the amount of due diligence expenses incurred.  We will pay up to $12,500 if we only sell the minimum offering and up to $5,000,000 if we sell the maximum offering.

Dealer Manager Fee	Our dealer manager will receive 3.0% of gross offering proceeds in the primary offering as a dealer manager fee (a portion of which may be reallowed to participating broker-dealers).	Actual amount depends upon the number of shares sold. We will pay a total of $75,000 if we sell the minimum offering and $30,000,000 if we sell the maximum offering.

Other Organization and Offering Expenses
To date, our advisor has paid organization and offering expenses on our behalf.  We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the accountable due diligence reimbursement, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement.  If we raise the maximum offering amount in the primary offering, we expect the organization and offering expenses (other than selling commissions, accountable due diligence reimbursement and the dealer manager fee) to be $7,500,000, or 0.75% of gross offering proceeds.  These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers.

Actual amount depends upon the number of shares sold and actual expenses incurred.  We will pay up to $112,500 if we only sell the minimum offering.  If we sell the maximum offering, we currently estimate that the actual expenses will be $7,500,000.  As of December 31, 2009, our advisor had advanced $462,220 in organization and offering expenses on our behalf.

Type of Compensation	Determination of Amount	Estimated Amount

Operational Stage: Real Property and Other Investments Excluding Loan Originations

Acquisition Fees - For Asset Acquisitions other than Loan Originations
Our advisor will receive acquisition fees of up to 2.0% of the gross purchase price of the properties and other real estate-related assets acquired by us; provided, however, that no acquisition fee will be paid for assets acquired from the advisor or its affiliates.  With respect to the origination of loans, we will pay an origination fee to the advisor in lieu of an acquisition fee.

Actual amount depends on the purchase price of our property and other real estate-related acquisitions, as well as the amount of leverage used to acquire them.  Assuming that we use no leverage, we estimate that the acquisition fees would be $42,500 if we only sell the minimum offering and $17,750,000 if we sell the maximum offering.  Assuming that our portfolio is 50% leveraged, we estimate that the acquisition fees would be $85,000 if we only sell the minimum offering and $35,500,000 if we sell the maximum offering.  Assuming that our portfolio is 75% leveraged, the maximum leverage allowable under our charter, we estimate that the acquisition fees would be $170,000 if we only sell the minimum offering and $71,000,000 if we sell the maximum offering.

Asset Management Fee	Our advisor will receive a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the acquisition prices of all assets we own.
Actual amount depends on the acquisition prices of our assets and the amount of leverage we use to acquire them.  Assuming that we use no leverage, we estimate that the asset management fees would be $1,328 per month if we only sell the minimum offering and $554,688 per month if we sell the maximum offering.  Assuming that our portfolio is 50% leveraged, we estimate that the asset management fees would be $2,656 per month if we only sell the minimum offering and $1,109,375 per month if we sell the maximum offering. Assuming that our portfolio is 75% leveraged, the maximum leverage allowable under our charter, we estimate that the asset management fees would be $5,313 per month if we only sell the minimum offering and $2,218,750 per month if we sell the maximum offering.

Bridge Loan Financing Fee - For Bridge Loans Obtained by the Company to Finance Acquisitions
Our advisor or an affiliate will receive a bridge loan financing fee of up to 1% of any bridge loan we obtain in order to acquire assets in advance of raising the necessary funds in this offering, which will be in addition to any loan fee paid to a third party and the acquisition fee or origination fee paid to our advisor.
Actual amount depends on the amount of the bridge loans we obtain, the timing of our asset acquisitions and our success in raising funds in this offering and is difficult to estimate at this time.

Permanent Financing Fee For Loans Obtained by the Company with a Term of more than 5 Years
Our advisor or an affiliate will receive a permanent financing fee of up to 1% of any loan or line of credit with a term of more than 5 years that we obtain and use to acquire, originate or refinance assets, which will be in addition to any loan fee paid to a third party and the acquisition fee or origination fee paid to our advisor.  No fee will be paid in connection with (1) the refinancing of an asset for which our advisor received a permanent financing fee within the previous 4 years and (2) loan proceeds from any line of credit until such time as we have invested all net offering proceeds.

Actual amount depends on the amount of permanent financing we obtain.  Assuming that our portfolio is 50% leveraged, we estimate that the permanent financing fees would be $21,250 if we only sell the minimum offering and $8,875,000 if we sell the maximum offering.  Assuming that our portfolio is 75% leveraged, the maximum allowable under our charter, we estimate that the permanent financing fees would be $63,750 if we only sell the minimum offering and $26,625,000 if we sell the maximum offering.

Type of Compensation	Determination of Amount	Estimated Amount

Operating Stage: Loan Originations

Origination Fees	Our advisor will receive an origination fee of up to 1.0% of the amount of any mortgage, mezzanine, bridge or other loan we make. We will not pay an acquisition fee with respect to such loans.
Actual amount depends on the amount of the loans we make.  Given that making loans is currently not a significant component of our business plan, the origination fees are difficult to estimate at this time.

Asset Management Fee	Our advisor will receive a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the origination amounts of all outstanding loans we originate and own.
Actual amount depends on the amounts of the loans we originate and the leverage, if any, we use to originate them.  Given that making loans is currently not a significant component of our business plan, the asset management fees are difficult to estimate at this time.

Operating Stage: Other Compensation

Other Operating Expenses
We will reimburse our advisor for its costs in providing services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and information technology costs.  We will not reimburse the advisor for personnel costs in connection with services for which our advisor earns acquisition, origination or disposition fees, or for the salaries of our executive officers.

Actual amounts depend upon the results of our operations and are difficult to estimate at this time; however, our charter limits the amount of operating expenses which can be reimbursed to the greater of 2.0% of our average invested assets or 25% of our net income per year.

Independent Director Compensation
We will pay each of our independent directors an annual retainer of $25,000.  We will also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended), except that no additional compensation will be paid for committee meetings held immediately before or after a board meeting.  All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
Actual amounts depend upon the total number of board and committee meetings that each independent director attends and are difficult to estimate at this time.

Long Term Incentive Plan
We expect to adopt long-term incentive plan that provides for the grant of equity awards to our employees, directors and consultants and those of the Company’s affiliates.  The long-term incentive plan will authorize the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards.  No awards have been granted under such plan as the date of this prospectus.
Actual amounts depend on the type and amount of awards granted under our long-term incentive plan and are difficult to estimate at this time.

Type of Compensation	Determination of Amount	Estimated Amount

Liquidation/Listing Stage

Disposition Fees
If our advisor provides substantial assistance in connection with the sale of a property, as determined by our conflicts committee, we will pay our advisor or its affiliates 2.0% of the contract sales price of each property sold.  We may be obligated to pay fees and commissions to another party even when the advisor provides a “substantial” amount of services and receives a disposition fee, but that such disposition fee, when added to the sums paid to unaffiliated parties in such a capacity may not exceed the lesser of (a) a competitive real estate commission or (b) an amount equal to 6% of the contract sales price.

Actual amounts are dependent upon the results of our operations and are difficult to estimate at this time.

Special Units
Passco Advisors, LLC, our advisor, was issued special units upon its initial investment in our operating partnership, and as the holder of the special units will be entitled to receive (1) 15.0% of the net proceeds received by our operating partnership on dispositions of its assets after the other holders of common units have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on their net contributions, and/or (2) in connection with the termination or non-renewal of the advisory agreement or the listing of our common stock on a national securities exchange, a one time payment in an amount equal to 15% of the amount by which the value of our operating partnership exceeds an amount which, if distributed, would result in the other holders of our common units having received, in the aggregate, cumulative distributions from operating income, sales proceeds, or other sources equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on their net contributions.  The holder of the special units will not be entitled to receive regular monthly distributions.
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interest in connection with this offering and the management of our business, including the following:

•
All of our officers and some of our directors are also officers of Passco Companies, LLC, our sponsor, and therefore are also responsible for the management of our advisor and our other affiliates.  These individuals and their affiliates also advise and manage other real estate programs and will face conflicts of interest in allocating property acquisitions and other investment opportunities between us and their other real estate programs, as well as allocating their time between advising us and their other programs and business activities.  Our Advisor and its affiliates have agreed, in their sole discretion, to place investment opportunities with the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor.  Therefore, attractive investment opportunities could be directed to other entities or investors. This could result in us investing in assets that provide less attractive returns, reducing the level of distributions we may be able to pay to you;

•
Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us and are not the result of an arms-length negotiation between unaffiliated parties;

•
Our dealer manager is an affiliate of ours and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering; and

•
Our advisor may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement, Passco Advisors, LLC, our advisor, may be entitled to the payment (based upon an independent appraised value of the portfolio) it would have been entitled to as holder of the special units in our operating partnership had our portfolio been liquidated on the termination date.

Distribution Policy

We intend to make an election to be taxed as a REIT under the Internal Revenue Code.  We anticipate making the election to be taxed as a REIT in commencing with the taxable year in which we satisfy the minimum offering requirements, but, depending on the number of stockholders we have and the number of shares they own, as well as the composition of our assets and income, we may delay this election to the taxable year after we satisfy the minimum offering requirements.  To qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders.  After breaking escrow, we expect that our board of directors will approve a daily distribution of a certain dollar amount per share of our common stock, which will be paid monthly.  Distributions will be calculated based on daily record dates beginning on the date we accept your subscription.

While we prefer not to use the proceeds of this offering to make distributions, our organizational documents permit us to make distributions from any source, including offering proceeds.  We expect to have little, if any, cash flow from operations available for distributions until we make substantial investments.  Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our growth and from time to time during our operational stage, we will declare and make distributions in anticipation of cash flow that we expect to receive during a later period and we will make these distributions in advance of our actual receipt of these funds, subject to applicable law.  If we do not have sufficient funds from operations to make distributions, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make distributions.  We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Distribution Reinvestment Plan

You may elect to participate in our distribution reinvestment plan and have your distributions reinvested in shares of our common stock at $9.50 per share by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request.  No selling commissions or dealer manager fees will be payable on shares sold under our distribution reinvestment plan.  We may amend or terminate the distribution reinvestment plan at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ prior written notice to you.  Following any termination of the distribution reinvestment plan, all subsequent distributions would be made in cash.

Program

Our share repurchase program may provide a limited opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations, at a price equal to, or at a discount from, the purchase price you paid for the shares being repurchased.  The discount will vary based upon the length of time that you have held the shares.  After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share repurchase program at the following prices:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

The terms of our share repurchase program are different with respect to repurchases sought upon a stockholder’s death or qualifying disability.  In such cases, there is no one-year holding requirement and the repurchase price is the amount paid to acquire the shares from us.

We are not obligated to repurchase shares of our common stock under the share repurchase program. Our board of directors may, in its sole discretion, accept or reject any share repurchase request made by any stockholder at any time. If our board of directors accepts share repurchases, the number of shares to be repurchased is limited to 5% of the weighted-average number of shares of our common stock outstanding during the prior calendar year; provided, however this limitation does not apply to repurchases requested upon a stockholder’s death or qualifying disability.

The board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase program at any time, upon 30 days’ notice.  The share repurchase program will terminate if the shares of our common stock are listed on a national securities exchange.

Liquidity Strategy

We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within six to eight years from the termination of the primary offering.  Our charter does not require our board of directors to pursue a liquidity event.  However, we expect that our directors, in the exercise of their fiduciary duty to our stockholders, will determine to pursue a liquidity event when they believe that the then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders.  A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange.  There can be no assurance as to when a suitable transaction will be available.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•
avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements.  If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year of our failure to qualify.  Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What happens if we do not raise a minimum of $2,500,000 in this offering?

We will not sell any shares unless we sell a minimum of $2,500,000 in shares to the public by _________, 2011 (one year from the date of this prospectus).  Purchases by our directors, officers and affiliates will not count toward meeting this minimum threshold.  Pending satisfaction of this minimum offering requirement, all subscription payments will be placed in an account held by Union Bank, N.A., as escrow agent, in trust for subscribers’ benefit pending release to us.  If we do not sell $2,500,000 in shares to the public by __________, 2011 (one year from the date of this prospectus), we will terminate this offering and return all subscribers’ funds, plus interest.  If we meet the minimum offering amount, the proceeds held in escrow will be released to us, and the interest will be paid to our subscribers.

How long will this offering last?

This offering will not last beyond __________, 2012 (two years from the date of this prospectus), unless extended, but no later than ______________, 2013 (three years from the date of the prospectus).  However, in certain states this offering may only continue for one year unless we renew the offering period for up to one additional year.  We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold 10,000,000 shares through the reinvestment of distributions.  In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus.  We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering.  Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment.  Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000.  For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles.  The minimum suitability standards are more stringent for investors in Alabama, Iowa, Kansas, Kentucky, Michigan, Ohio, and Tennessee so you should carefully read the more detailed description under “Suitability Standards” above.

Is there any minimum investment required?

Yes.  We require a minimum investment of $5,000.  After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $10.  The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Are there any special restrictions on the ownership or other restrictions on transfer of shares?

Yes.  Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% in value of our aggregate outstanding shares or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock unless exempted by our board of directors.  These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.  Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards regarding income or net worth and (ii) the transfer complies with the minimum purchase requirements.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes.  You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account.  In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate Unrelated Business Taxable Income (“UBTI”) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Exhibit A) for a specific number of shares and pay for the shares at the time of your subscription.

Will the distributions I receive be taxable?

Distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits.  However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated as a long-term capital gain.  In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available to make distributions.  Distributions made to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock.  This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates.  However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Where can I find updated information about the Passco Apartment REIT, Inc.?

You may find updated information on our website, www.passco.net.  In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Under the Exchange Act, we will file reports, proxy statements and other information with the SEC.  See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC.  In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Who can answer my questions about this offering?

If you have more questions about the offering, you should contact your registered representative or our dealer manager:

Passco Capital, Inc.
96 Corporate Park, Suite 200
Irvine, California 92606
Phone: (949) 263-7900 or (877) 4PASSCO
Fax: (949) 442-2460
www.passco.net
Attn: Investor Relations

RISK FACTORS

An investment in our common stock involves various risks and uncertainties.  You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock.  The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition.  This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.

Risks Related to an Investment in Us

Because there is no public trading market for our stock and because we are not required to effectuate a liquidity event, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange or provide any other type of liquidity to our stockholders by a certain date.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.  In addition, our charter prohibits the ownership of more than 9.8% in value of our aggregate outstanding shares or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted by our board of directors.   This may inhibit large investors from purchasing your shares.  In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon 30 days’ notice.  Further, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares.  We describe these restrictions in more detail under “Description of Shares –Share Repurchase Program.”  Therefore, it will be difficult for you to sell your shares promptly or at all.  If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price.  Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions.

Our ability to achieve our investment objectives and to make distributions depends upon the performance of our advisor in the acquisition or origination of our real estate and real estate-related assets, including the determination of any financing arrangements.  We will also depend upon the performance of our property managers and our advisor in the selection of tenants and negotiation of leasing arrangements.  The current market for multi-family properties is competitive as is the leasing market for such properties.  The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms.  We may have to offer inducements, such as free rent, to compete for tenants.  Except for investments that may be described in one or more supplements to this prospectus, you will have no opportunity to evaluate the economic merits or the terms of our investments.  You must rely entirely on the management abilities of our advisor, our property managers and the oversight of our board of directors.  We cannot assure you that we will be successful in obtaining suitable investments on financially attractive terms or that our objectives will be achieved.  If we are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets.  If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate.  In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to make distributions and we may not be able to meet our investment objectives.

Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties or other investments that we may acquire, except for investments that may be described in one or more supplements to this prospectus.  We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, primarily in the acquisition of multi-family residential rental real estate.  We may also invest in other property classes as well as other real estate-related assets, including debt and equity securities of other real estate companies, and in originating or purchasing mortgages, mezzanine, bridge and other loans.  However, because you will be unable to evaluate the economic merit of investment opportunities before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities.  This may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

Recent distress and contraction in the real estate lending market and credit markets in general may hinder our ability to implement our business strategy and generate returns to you.

The United States has been in an economic recession since the end of 2007.  It is unclear when the economy will improve.  The real estate market has been particularly affected and though we believe that the downturn has created opportunities for investment, we cannot be sure that further deterioration will not occur.  If the problems in the real estate market and the general economy are more protracted than we anticipate, we may not achieve our business objectives and you may lose all or a portion of your investment in us.

The United States is experiencing a significant economic recession and the long term impact on the nation’s real estate market and broader economy is uncertain.

The credit markets have contracted and the availability of credit has been severely limited.  If credit markets do not improve within a reasonable timeframe, our ability to achieve our investment objectives may be negatively impacted.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that our dealer manager only is required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares.  As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments.  We may be unable to raise even the minimum offering amount.  If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number and size of investments that we make.  In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase.  Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment.  Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.  Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT,  regardless of whether we are able to raise substantial funds in this offering.  Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We are a recently formed company with no operating history and our advisor has no experience advising or managing a REIT or any public company, which makes our future performance difficult to predict.

We are a recently formed company and have no operating history.  We were incorporated in the State of Maryland on May 12, 2009.  Further, our advisor was formed on January 17, 2004 and has no operating history or experience operating a public company.  As of the date of this prospectus, we have not made any investments, and our total assets consist of $202,000 cash on a consolidated basis.  You should not assume that our performance will be similar to the past performance of other real estate investment programs of our sponsor.  Our lack of an operating history and our advisor’s lack of experience operating a public company significantly increase the risk and uncertainty you face in making an investment in our shares.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our advisor and its affiliates to manage our operations and oversee our portfolio of real estate assets.  Our advisor has limited operating history and it will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our assets to conduct its operations.  Any adverse changes in the financial condition of our advisor and its affiliates or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor.  Our advisor depends to a significant degree upon the continued contributions of certain of the key personnel including William Passo, William Winn, Thomas Jahncke, Belden Brown, Larry Sullivan and Gary Smith, each of whom would be difficult to replace.  If our advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

Our dealer manager, Passco Capital, Inc., has no experience conducting a public offering and our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering.

We have retained Passco Capital, Inc., an affiliate of our advisor, as our dealer manager to conduct this offering.  Our dealer manager has no experience raising funds for public securities offerings.  The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients.  If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.  If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

We may make distributions from sources other than our cash flow from operations, which would result in us having less capital available for acquisition of real estate and real estate-related assets and may have tax consequences for our stockholders.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available, which will depend on items such as current and projected cash requirements and tax considerations.  As a result, our distribution amounts and payment frequency may vary from time to time.  Our long-term strategy is to fund distributions to our stockholders entirely from our funds from operations.  However, during the early stages of our operations, we may need to borrow funds, sell assets, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make distributions.  Accordingly, the amount of distributions made at any given time may not reflect current cash flow from operations.  Distributions made to stockholders may also include a return of capital (including a return of offering proceeds), rather than a return on capital. Making distributions that exceed our earnings or cash flow from operations may have substantial negative effects, including making our earnings goals more difficult to achieve in the future.

In the event that we are unable to consistently make distributions to stockholders entirely from our funds from operations, the value of your shares upon the possible listing of our common stock, the sale of our assets or any other liquidity event may be reduced.  Further, if the aggregate amount of distributions made in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions.  For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Federal Income Tax Considerations — Taxation of Taxable United States Stockholders.”  In addition, to the extent we make distributions to stockholders with sources other than funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments in real estate assets that we can make, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make distributions in the future.

We may change our targeted investments without stockholder consent.

We expect to use substantially all of the net proceeds from this offering to invest primarily in multi-family rental real estate.  We may also invest in other property classes as well as other real estate-related assets, including debt and equity securities of other real estate companies, and in originating or purchasing mortgages, mezzanine, bridge and other loans.  Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus.  A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

If we internalize our management functions, the value of your shares may be diluted and we may incur significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel.  At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock.  The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates.  If we internalize our management, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment.  We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed.  If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity.  Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities, which provides us with economies of scale.  We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity.  An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting.  Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real estate assets.

Further, even if we internalize our management functions by acquiring the advisor, there is no assurance that certain key executives and employees of our advisor will become our employees.  Instead, they may remain employees of our sponsor or its affiliates.  In such cases, we may not realize the efficiencies and other advantages that we anticipated when making the decision to internalize our management, and may not realize the expected value from amounts expended in connection with internalization.

Payments to the holder of the special units of our operating partnership may reduce cash available for distributions to our stockholders and the value of our shares of common stock upon consummation of a liquidity event.

Passco Advisors, LLC, as the holder of the special units of our operating partnership, may be entitled to receive (1) 15.0% of the net proceeds received by our operating partnership on dispositions of its assets after the other holders of common units have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on their net contributions, and/or (2) in connection with the termination or non-renewal of the advisory agreement or the listing of our common stock on a national securities exchange, a one time payment in an amount equal to 15% of the amount by which the value of our operating partnership exceeds an amount which, if distributed, would result in the other holders of our common units having received, in the aggregate, cumulative distributions from operating income, sales proceeds, or other sources equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on their net contributions.  Payments to the holder of the special units upon dispositions of our operating partnership’s assets and redemptions of the special units may reduce cash available for distributions to our stockholders and the value of shares of our common stock upon consummation of a liquidity event.

There may be substantial bank deposits in excess of FDIC insurance limits which could result in the loss of substantial amounts of money if the bank in which they are held fails.

Our cash, plus the subscription payments held in the escrow account prior to us achieving the minimum offering amount in this offering, will likely be held in bank depository accounts.  While the FDIC insures deposits up to $250,000 per depositor per insured institution in most cases, our deposits as well as amounts held in the escrow account may be in excess of the FDIC limits.  The failure of any financial institution in which there are funds on deposit in excess of the applicable FDIC limits may result in our loss of such excess amounts, which would adversely impact our performance and the amount of capital we have to acquire properties or make distributions to our stockholders.

If we do not meet the minimum offering requirements for this offering, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time.  In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time.  Our board of directors arbitrarily determined the offering price.  The fixed offering price for shares of our common stock has not been based on appraisals of any assets we may own nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Risks Related to Conflicts of Interest

Our dealer manager is our affiliate and therefore you will not have the benefit of an independent due diligence review in connection with this offering.

Because Passco Capital, Inc. is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.  The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

Our advisor and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers and some of our directors are also officers, managers, employees and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated entities.  Our advisor and its affiliates will receive substantial fees from us.  These fees could influence our advisor’s advice to us as well as the judgment of our other affiliates.  Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	securities offerings by us, which entitle our dealer-manager to fees and will likely entitle our advisor to increased acquisition, origination and asset-management fees;

•	sales of properties and other investments, which entitle our advisor to disposition fees and distributions to the special unit holders of our operating partnership;

•	whether and when to refinance assets given that a new permanent financing fee may be paid to the advisor 4 years after it has received a financing fee for that asset, but not before 4 years;

•	acquisitions of real estate and real estate-related assets, which entitle our advisor and its affiliates to acquisition or origination fees and asset-management fees;

•	borrowings to acquire properties and to originate loans, which borrowings will increase the acquisition, origination and asset-management fees payable;

•
whether and when to seek a liquidity event such as listing our common stock on a national securities exchange or sale of our assets followed by a liquidation, which could entitle Passco Advisors, LLC, our advisor, to amounts due to it as the holder of the special units in our operating partnership; and

•
whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and personnel from our advisor for consideration that would be negotiated at that time and may result in members of our advisor’s management receiving more compensation from us than they receive from our advisor.

The fees our advisor receives in connection with transactions involving the acquisition or origination of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us.  This may influence our advisor to recommend riskier transactions to us.

We may compete with other real estate programs of our sponsor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other programs sponsored by Passco Companies, LLC and its affiliates for opportunities to acquire or sell certain types of real estate assets.  We may also buy or sell real estate assets at the same time as other affiliates of our sponsor.  Further, certain of our affiliates own or manage properties in geographical areas in which we expect to own properties.  Therefore, our properties may compete for tenants with other properties owned or managed by other affiliates or programs of our sponsor.  Our advisor may face conflicts of interest when evaluating tenant leasing programs and pricing for our properties and other properties owned or managed by other affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.  As a result of our potential competition with other affiliates and programs of our sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available.  This competition may also result in conflicts of interest that are not resolved in our favor.

If we acquire properties from our advisor or its affiliates, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

If we acquire properties from our advisor or its affiliates, the purchase prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction.  Therefore, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders .

Our agreements with our advisor and its affiliates were not the result of arm’s-length bargaining.

Any existing or future agreements between us and our advisor or its affiliates were not and will not be reached through arm’s-length negotiations and may not reflect the terms that would be available from a third party.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the selection, acquisition and origination of our assets.  They will be paid significant fees for these services, which will reduce the amount of cash available for investment and for distribution to stockholders.  The fees to be paid to our advisor and its affiliates were not determined on an arm’s-length basis.  We cannot assure you that a third party unaffiliated with our advisor would not be willing to provide such services to us at a lower price.  These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering.  Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Management Compensation.”

Our advisor, its affiliates and employees and our officers will face competing demands relating to their time and this may cause our operations and your investment to suffer.

We rely on our advisor and its affiliates and employees for the day-to-day operation of our business.  Our advisor shares its employees with other affiliates of our sponsor who manage other real estate programs.  As a result of their interests in other programs of our sponsor, their obligations to other investors and the fact that they have engaged in and they will continue to engage in other business activities, our advisor and its employees and our officers will face conflicts of interest in allocating their time among us and other programs of our sponsor and activities in which they are involved.  During times of intense activity in other programs and ventures, these employees may devote less time and fewer resources to our business than are necessary or appropriate to manage our business.  If this occurs, the returns on our investments, and the value of your investment, may decline.

Our attorneys also represent our sponsor, our advisor and their affiliates, and may invest in our common stock and other programs of our sponsor, which may give rise to conflicts of interest in the future.

Our attorneys also represent our sponsor, our advisor and their affiliates in connection with this offering and a number of other matters, and it is anticipated that such multiple representation will continue in the future.  As a result, conflicts may arise in the future and if those conflicts cannot be resolved, or the consent of the respective parties obtained for the continuation of the representation after full disclosure of any such conflict, our counsel will withdraw from representing one or more of the conflicting interests with respect to the specific matter involved.  In addition, one or more of our attorneys from Luce, Forward, Hamilton & Scripps LLP may invest in our common stock through this offering; however, such investment should not be taken as a representation or opinion concerning our business, our future success or any other matter related to an investment in our common stock. Further, one or more of our attorneys may own interests in other programs of our sponsor, which could result in conflicts of interest in their representation of us.

Risks Related to This Offering and Our Corporate Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct.  In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages.  Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter.  Moreover, we will enter into separate indemnification agreements with each of our directors and executive officers.  As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law.  In addition, we may be obligated to fund the defense costs incurred by these persons in some cases.  However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT.  To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of our aggregate outstanding shares or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock unless exempted by our board of directors.  This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may be dilutive to you and/or subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock.  Investors in this offering do not have preemptive rights to any shares issued by us in the future.  Thus, our board of directors could authorize the issuance of preferred stock with priority as to dividends and amounts payable upon liquidation over the rights of the holders of our common stock.  Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions.  Our board of directors may amend or revise these and other policies  not set forth in our charter without a vote of the stockholders.  Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters.  Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future.  Our charter authorizes us to issue 1,100,000,000 shares of stock, of which 1,000,000,000 shares are designated as common stock and 100,000,000 shares are designated as preferred stock.  Our board of directors may increase the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval.  After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in other private offerings, (3) adopt a stock-award plan (with stockholder approval and subject to the limitations set forth in our charter) and issue share-based awards to our directors, officers, employees and others who provide services to us, (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (5) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of our operating partnership.  To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted.  In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

The special limited partner and any future limited partners in our operating partnership may have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters.  Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders.  As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership.  Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders.  These conflicts may be resolved in a manner stockholders do not believe are in their best interest.  We do not currently have any limited partners other than the special limited partner.

In addition, our advisor may be entitled to (1) certain cash payments, as described in “Management Compensation,” upon the disposition of certain of our operating partnership’s assets or (2) a one time payment in the form of cash, a promissory note or shares of our common stock in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. This potential obligation to make substantial payments to the holder of the special units may reduce our cash available for distributions to stockholders and limit the amount that stockholders will receive upon the consummation of a liquidity event.

If we are required to register as an investment company under the Investment Company Act, our operations would be restricted and we might not be able to continue our business.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  If for any reason, we were required to register as an investment company, we would have to comply with a variety of extensive and restrictive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not become subject to regulation under the Investment Company Act. To maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to begin making a substantial portion of these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of the termination of the offering, we may need to invest temporarily any unused proceeds in government securities.  Government securities may have lower yields than other investments that we would normally make and would likely reduce the cash available for distributions to investors and possibly lower your returns.

To avoid becoming subject to the Investment Company Act, our advisor may be required to impose limitations on our investment activities.  In particular, our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets that we otherwise might desire to sell and selling assets that we otherwise might wish to retain.  In addition, we may have to acquire additional assets that we might not otherwise wish to acquire or be forced to forgo investment opportunities that we would otherwise want to make and that may be important to our investment strategy.  In particular, our advisor will monitor our investments in real estate-related assets to ensure continued compliance with one or more exclusions from the definition of “investment company” under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related assets.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act.  Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial.  In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the time they spend actively managing our investments.  If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from other sources, such as cash flow from operations, borrowings (including lines of credit) or future equity offerings.  These sources of funding may not be available on attractive terms or at all.  If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsor, advisor and executive officers, combined, have only invested $201,000 in us through the purchase of 22,333 shares of our common stock at $9 per share.  Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares.  Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our advisor and affiliates to manage our operations and acquire, originate and manage our assets.  Our advisor will make all decisions with respect to the management of our company.  Our advisor has no operating history and it will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations.  Any adverse changes in the financial condition of our advisor or property manager or our relationship with our advisor or property manager could hinder its ability to successfully manage our operations and our portfolio of investments.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.

These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares.  Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.  Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection.  For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares – Business Combinations,” “Description of Shares – Control Share Acquisitions” and “Description of Shares – Subtitle 8.”

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our properties will be subject to the risks typically associated with real estate, including:

•	changes in general economic conditions;

•	adverse local conditions (such as changes in real estate zoning laws that may reduce the desirability of real estate in an area);

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

A decrease in the value of our investments would have an adverse effect on our operations and our ability to make distributions to our stockholders.

Competition from other multi-family communities for tenants could reduce our profitability and the return on your investment.

The multi-family rental real estate industry is highly competitive.  This competition could reduce occupancy levels and revenues at our multi-family assets, which would adversely affect our operations.  We expect to face competition from many sources.  We will face competition from other multi-family communities both in the immediate vicinity and in the larger geographic market where our assets will be located.  Overbuilding of multi-family communities may occur.  If so, this will increase the number of  units available and may decrease occupancy and rental rates.  In addition, increases in operating costs due to inflation may not be offset by increased  rental rates.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any multi-family communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner occupied single- and multi-family homes available to rent.  Competitive housing in a particular area could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could make it more difficult for us to find tenants to lease units in our apartment communities, force us to lower our rental prices in order to lease units in our apartment communities, and substantially reduce our revenues and cash available for distribution to our stockholders.

Our investments will be dependent on tenants for revenue, and lease terminations could reduce our revenues from rents, resulting in the decline in the value of your investment.

The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to pay their rents in a timely manner, and the success of our investment depends upon occupancy levels, rental income and operating expenses.  Tenants’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors.  These and other changes beyond our control may adversely affect our tenants’ ability to make lease payments.  These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of your investment to decline.

Short-term multifamily and apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less.  Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases.  If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders.  In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases associated with that property.

Our inability to sell a property when we want could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame we want.  These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand.  Because real estate investments are relatively illiquid, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions.  Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements.  We, however, can give you no assurance that we will have the funds available to correct such defects or to make such improvements.  We may be unable to sell our properties at a profit.  Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions paid to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers.  When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders.  Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire unimproved real property or properties that are under development or construction.  Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables.  If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance.  A builder’s performance may also be affected or delayed by conditions beyond the builder’s control.  Delays in completing construction could also give tenants the right to terminate preconstruction leases.  We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction.  These and other factors can result in increased costs of a project or loss of our investment.  In addition, we will be subject to normal lease-up risks relating to newly constructed projects.  We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property.  If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is competitive and many of our competitors have greater resources than we do.  We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities.  Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.  In addition, the number of entities and the amount of funds competing for suitable investments may increase.  If we pay higher prices for properties and other investments, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.  If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures to acquire properties and other assets.  We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements.  Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to you.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health.  We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal.  Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings.  Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Costs of responding to both known and previously undetected environmental contamination or hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under, or in such property.  These costs could be substantial.  Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.  Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws.  Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint.  Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.  The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available to make distributions to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, and similar state laws.  Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons.  The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, fire, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.  Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims.  Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans.  Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties.  In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  We may not have adequate coverage for such losses.  If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss.  In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property.  Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce your overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs.  We will likely acquire properties and make loans related to properties in major metropolitan areas.  We expect that we will also invest in such markets.  Insurance risks associated with potential acts of terrorism against properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims.  Additionally, mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans, and we intend to obtain it.  The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks.  In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance.  The costs of obtaining terrorism insurance and any uninsured losses we may suffer as a result of terrorist attacks could reduce the returns on our investments and limit our ability to make distributions to you.

Risks Related to Making Loans

Our investments in first-lien mortgage loans, mezzanine, bridge and other loans may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.

If we make first-lien mortgage loans, mezzanine or other real estate-related loans, we will be at risk of defaults by the borrowers on those loans.  These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values.  We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans.  If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.  Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related debt will be similarly affected by real estate market conditions.

If we make first-lien mortgage loans, mezzanine, bridge or other real estate-related loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we make fixed-rate loans and interest rates rise, the loans could yield a return that is lower than then-current market rates.  If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to make new loans at the higher interest rate.  If we make variable-rate loans and interest rates decrease, our revenues will also decrease.  For these reasons, if we make first-lien mortgage loans, mezzanine, bridge or other real estate-related loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted first-lien mortgage loans, mezzanine loans could reduce our investment returns.

If we make or invest in loans and there are defaults under those loans, we may not be able to repossess and sell the underlying properties quickly.  The resulting time delay could reduce the value of our investment in the defaulted loans.  An action to repossess a property under loan may be regulated by state statutes and regulations, and, in the case of mezzanine loans, will be further complicated by intercreditor considerations with the senior lender.  A foreclosure is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims.  In the event of default by a borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans we make involve greater risks of loss than senior loans secured by the same properties.

We expect to make mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning (directly or indirectly) the real property or the entity that owns the interest in the entity owning the real property.  These types of loans may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender.  In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan.  If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.  As a result, we may not recover some or all of our investment.  In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Originating or acquiring  bridge loans may involve a greater risk of loss than originating or acquiring conventional mortgage loans.

We may originate or acquire bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate.  The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market.  If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan.  We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors.  Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance.  In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan.  To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion.  Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical.  Other risks may include: environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule.  If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to repay the loan.

To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close transactions within a very short period of time.  Our underwriting guidelines require a thorough analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market.  If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our mezzanine loans will materially depend on the financial stability of the debtors underlying such investments.  The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.  In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors.  These events could negatively affect the cash available to make distributions to our stockholders.

Risks Associated with Real Estate Securities

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies.  Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.  Further, real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer.  As a result, investments in real estate-related securities are subject to risks of: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) subordination to the prior claims of banks and other senior lenders to the issuer; (3) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (4) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (5) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn.  These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate-related securities may be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

If we invest in certain real estate-related securities in connection with privately negotiated transactions, they will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws.  As a result, our ability to adjust our portfolio in response to changes in economic and other conditions may be relatively limited.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets.  In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt.  We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties.  In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain).  We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced.  In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions.  In that case, we could lose the property securing the loan that is in default, reducing the value of your investment.  For tax purposes, in connection with a non-recourse loan, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage.  If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds.  We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties.  When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.  For tax purposes, in connection with a full or partial recourse loan, a foreclosure of any of our properties in which the lender elects not to pursue amounts available under the guaranty would be treated as a sale of the property for a purchase price at the fair market value of the property plus cancellation of indebtedness equal to the excess of  the outstanding balance of the debt owed and the fair market value of the property, up to the full amount of the guaranty.  If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements.  If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets.  If a lender successfully forecloses upon any of our assets, our ability to make distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and distributions to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties.  If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms.  If interest rates are higher when we refinance the properties, our income could be reduced.  We may be unable to refinance properties.  If any of these events occurs, our cash flow would be reduced.  This, in turn, would reduce cash available to make distributions to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

We expect to use leverage in connection with our investments in real estate-related assets, which increases the risk of loss associated with this type of investment.

We may finance the acquisition and origination of our investments with mortgage loans and lines of credit.  Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss.  There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired.  If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt.  Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing Passco Advisors, LLC as our advisor.  These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our debt payments and limit our ability to make distributions to our stockholders.

We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions.  Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you.  In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

While we anticipate that our leverage ratios will be lower than many other REITs, our charter allows us to borrow up to 300% of our net assets (at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves), and we may exceed this limit with the approval of the conflicts committee of our board of directors.  High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants.  These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distributions.

Luce, Forward, Hamilton & Scripps LLP has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with the taxable year in which we satisfy the minimum offering requirements of this offering assuming that we meet the ownership requirements of a REIT.  This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets.  However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code.  Luce, Forward, Hamilton & Scripps LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future.  Also, this opinion represents Luce, Forward, Hamilton & Scripps LLP’s legal judgment based on the law in effect as of the date of the opinion.  Luce, Forward, Hamilton & Scripps LLP’s opinion is not binding on the Internal Revenue Service or the courts.  Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates.  In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status.  Losing our REIT status would reduce our net earnings available for investment or distributions to stockholders because of the additional tax liability.  In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions.  If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.  For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property.  For example:

•
In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain).  To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•
We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we make in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•
If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•
If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain).  At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes.  These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, (ii) the effect of non-deductible capital expenditures, (iii) the creation of reserves or (iv) required debt or amortization payments.  We may need to borrow funds at times when the market conditions are unfavorable.  Such borrowings could increase our costs and reduce the value of your investment.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders.  We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available to make distributions.  Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares.  If you are investing the assets of such a plan or account in our common stock, please see “ERISA Considerations” in this prospectus for a discussion of some of these considerations.  Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies.  In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives.  You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words.  You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.  Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition.  Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in our primary offering and pursuant to our distribution reinvestment plan, which we refer to as our “DRIP offering.”  The table assumes we sell (1) the minimum of $2,500,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our DRIP offering, (2) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our DRIP offering and (3) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and 10,000,000 shares of our common stock pursuant to our DRIP offering.  Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and $9.50 purchase price for shares sold in our DRIP offering, we estimate that we will use 81.10% to 86.03% of our gross offering proceeds, or between $8.11 and $8.60 per share, for investments.

The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering.  The sales commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates.  The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments.  After paying the sales commission, the dealer manager fee and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real estate assets and to pay the fees set forth in the tables below.  We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase program.  Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Minimum Primary Offering		Maximum Primary Offering		Maximum Primary Offering and DRIP Offering
	$	% (1)	$	% (1)	$	% (1)
Gross Offering Proceeds	$2,500,000	100.00%	$1,000,000,000	100.00%	$1,095,000,000	100.00%
Selling Commissions (2)	175,000	7.00%	70,000,000	7.00%	70,000,000	6.39%
Dealer Manager Fee (2)	75,000	3.00%	30,000,000	3.00%	30,000,000	2.74%
Accountable Due Diligence Reimbursement (2)	12,500	0.50%	5,000,000	0.50%	5,000,000	0.46%
Other Organization and Offering Expenses (2)(3)	112,500	4.50%	7,500,000	0.75%	7,500,000	0.68%
Net Proceeds (4)	$2,125,000	85.00%	$887,500,000	88.75%	$982,500,000	89.73%
Less:
Acquisition Fees and Origination Fees (5)(6)	85,000	3.40%	35,500,000	3.55%	35,500,000	3.24%
Acquisition Expenses (5)(6)	12,500	0.50%	5,000,000	0.50%	5,000,000	0.46%
Initial Working Capital Reserve (7)	0	0.00%	0	0.00%	0	0.00%
Amount Available for Investment (8)(9)	$2,027,500	81.10%	851,500,000	85.15%	942,000,000	86.03%
_________________
(1)	Columns may not total 100% due to rounding.

(2)
We will not pay a sales commission, dealer manager fee, or additional accountable due diligence reimbursement for shares purchased in our DRIP offering and do not believe that DRIP shares increase our other organization and offering expenses.

(3)
Includes all expenses (other than selling commissions, the dealer manager fee and accountable due diligence reimbursement) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers.  Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee, accountable due diligence reimbursements and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. As of December 31, 2009, our advisor had advanced $462,220 in organization and offering expenses on our behalf. See “Plan of Distribution.”

(4)
Until required in connection with investment in real properties or other real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(5)
This table assumes that we will use all net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase program.  To the extent we use such net proceeds to invest in real estate and real estate-related assets, our advisor or its subsidiary would earn the related acquisition or origination fees and we would likely incur additional acquisition expenses as set forth below.

(6)
For the purposes of this table, we also assumed that all of our investments would be real estate properties that are 50% leveraged to which acquisition fees and permanent financing fees would apply.  We may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property.

(7)
We do not anticipate establishing a general working capital reserve out of the proceeds from this offering during the initial stages of the offering; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions.

(8)
Amounts available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate and real estate-related investments.  Amounts available for investment may also include anticipated capital improvement expenditures and tenant leasing costs.

(9)	This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the amount available for investment will be proportionately greater.

MANAGEMENT
Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  The board is responsible for the management and control of our affairs.  The board has retained Passco Advisors, LLC to manage our day-to-day operations and our portfolio of real estate assets, subject to the board’s supervision.  Because of the conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board will be delegated to a committee that consists solely of independent directors.  See “Conflicts of Interest.”

Although our bylaws provide for up to nine directors, our number of directors is currently fixed at three directors, two of whom are independent directors.  An “independent director” is a person who is not one of our officers or employees or an officer or employee of Passco Advisors, LLC or its affiliates and has not been so for the previous two years.  Serving as a director of, or having an ownership interest in, another program sponsored by Passco Companies, LLC, or one of its affiliates will not, by itself, preclude independent-director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies.  The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum.  With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected.  Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director.  Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal.  The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law in the case of the removal of a director, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors.  However, at such time as we become eligible to make the applicable election provided for under Title 3, Subtitle 8 of the Maryland General Corporation Law, any vacancy may be filled only by a vote of a majority of the remaining directors and any director elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.  As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by our independent directors.

Our directors are accountable to us and our stockholders as fiduciaries.  This means that our directors must perform their duties in good faith and in a manner each director reasonably believes to be in our and our stockholders’ best interests.  Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry when taking actions.  However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require.  We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.  Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus.  Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders.  Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees.  Our charter requires that each committee consist of at least a majority of independent directors.  Our board has established two committees, the audit committee and the conflicts committee, that consist solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors.  The audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm.

The audit committee will select the independent registered public accounting firm to audit our annual financial statements, will review with the independent registered public accounting firm the plans and results of the audit engagement and will consider and approve the audit and non-audit services and fees provided by the independent registered public accounting firm.  The members of the audit committee are Mr. James R. Parks and **two other independent directors to be named by amendment.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our board of directors has established a conflicts committee of our board of directors consisting solely of independent directors, that is, all of our directors who are not affiliated with our advisor.  The conflicts committee will act on those matters for which our charter requires the approval of a majority of our independent directors and may act on any matter permitted under Maryland law.  Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law.  See “Conflicts of Interest – Certain Conflict Resolution Measures.”

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.
Name*	Age	Positions
William O. Passo	67	Director, Chairman of the Board and Chief Executive Officer
William H. Winn	51	Director and President
Thomas B. Jahncke	63	Senior Vice President
Belden Brown	61	Senior Vice President - National Sales
Larry K. Sullivan	55	Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer
Gary L. Smith	49	Senior Vice President - Asset Management
James R. Parks	58	Independent Director
**		Independent Director
**		Independent Director
_______________
*  The address of each executive officer and director listed is 96 Corporate Park, Suite 200, Irvine, California 92606.
**  To be named by amendment.

William O. Passo has been Chief Executive Officer and Manager of Passco Companies, LLC since its formation in October of 2005, and was previously the President and Chief Executive Officer of Passco Real Estate Enterprises, Inc. since its founding in March of 1988.  Mr. Passo has also directed the formation of over 100 private and public limited liability companies and limited partnerships and has directed the acquisition, entitlement, management, leasing and/or disposition activities of over 140 properties purchased since 1978.  Those properties consisted of retail shopping centers, office buildings, apartments and land.  Mr. Passo holds a Juris Doctorate degree from University of California, Los Angeles, and a Bachelor of Arts Degree with honors from California State University, Long Beach.  Mr. Passo is a member of FINRA and has held  registered representative and general principals licenses since 1985.  He has been a licensed California Real Estate Broker since 1974.  Mr. Passo has been a member of the International Council of Shopping Centers, Building Industry Association and Director of Catholic Charities Retirement Homes.  He is a past President of Santa Ana North Rotary Club, Santa Ana Tustin Community Hospital Satchel Club and a Founder of the Orange County Performing Arts Center.  Mr. Passo has been a guest lecturer at University of California, Irvine, on real estate related programs.  Mr. Passo practiced law from 1967 to 1985 specializing in real estate syndications and related tax and securities matters. Mr. Passo is also an officer and director of Passco Property Management, Inc. and Passco Capital, Inc.

William H. Winn, President and Manager of Passco Companies, LLC.  Mr. Winn joined Passco Real Estate Enterprises in July 1998 as the Vice President of Asset Management and was promoted to COO in September 2001 and become President in June 2003.  He remains President of Passco Companies, LLC to date.  For the ten years prior to joining Passco Real Estate Enterprises, Inc., Mr. Winn served in many capacities at  the Charles Dunn Company including, Vice President, from October 1994 through June 1998, with responsibility for asset management; and as Executive Vice President of The Lease Management Group, a subsidiary of the Charles Dunn Company,  Mr. Winn was responsible for leasing, tenant improvements, and asset management for a portfolio of over 3,000,000 square feet of retail and office properties.  Additionally, Mr. Winn managed and supervised the audit staff, which performed over 150 lease audits totaling 2,000,000 square feet of office space throughout the United States.  From October 1990 through June 1995, Mr. Winn was the Regional Manager supervising and managing the Orange County/San Diego County office for the Charles Dunn Company.  Mr. Winn and his office managed retail, office, industrial and residential properties.  He also served as Property Manager at Charles Dunn Company from July 1988 through September 1990.  For 7 years, Mr. Winn was an asset and property manager for an industrial portfolio owned by Mass Mutual Life Insurance Company and Principal Mutual Life Insurance Company.  Mr. Winn is a Certified Property Manager and a Certified Shopping Center Manager.  He is also a member of the Institute of Real Estate Management, the Building Owner’s and Manager’s Association and the International Council of Shopping Centers.  Mr. Winn holds a Bachelor of Science degree in Business Administration from California State Polytechnic University and attended this university from September 1977 through December 1981.  He also holds a Masters in Business Administration from Pepperdine University where he attended from September 1984 through May 1988.  Mr. Winn is also an officer and director of Passco Property Management, Inc.  Mr. Winn is President of the Real Estate Investment Securities Association (REISA), a national association of professionals who offer and sell real estate investments as a security.  He served as President elect of REISA in 2008, President in 2009 and past President in 2010.  He is currently also the chair of the Legislative and Regulatory Committee.

Thomas B. Jahncke, CFP (Certified Financial Planner), since October of 2005, Mr. Jahncke has been a Senior Vice President and Manager of Passco Companies, LLC and since October 2001 Mr. Jahncke has been the President, CFO and a Director of Passco Capital, Inc.  From August of 1998 to October of 2005, Mr. Jahncke was a Senior Vice President and Director of Passco Real Estate Enterprises, Inc. and National Sales Director.  From May 1995 until August 1998, Mr. Jahncke served as National Sales Director and Senior Vice President of Captec Financial Group, Inc.  Mr. Jahncke generated $30 million in sales in his two years as Senior Vice President and National Marketing Director.  While at Captec, he created and secured full licensing for Captec Securities Corporation, a direct participation FINRA broker-dealer. Upon its formation, Mr. Jahncke also assumed the additional responsibilities of President and Chief Financial Officer of Captec Securities Corporation.  He holds FINRA series 7, 22, 24, 27, 31, 39, 63 and 65 licenses.  Mr. Jahncke received a Bachelor of Science degree from Cornell University in 1969 and a Masters of Business Administration from the University of Michigan in 1971.  After spending six years in the Commercial Mortgage division of Detroit Bank and Trust (now Comerica), Mr. Jahncke assumed the capital raising functions at Hall Securities Corporation where he eventually rose to the level of Principal and Chief Executive Officer.  Under Mr. Jahncke’s direction, Hall Securities Corporation raised in excess of $550 million for its parent company, Hall Financial Group.

Belden Brown, Senior Vice President, National Sales Manager and Manager of Passco Companies, LLC.  Mr. Brown joined Passco Real Estate Enterprises, Inc. March 2001 as the sales representative for the southwest.  Mr. Brown was promoted to National Sales Manager in January 2002 and became responsible for overseeing the regional wholesalers for Passco Real Estate Enterprises, Inc., as well as instituting a marketing plan for the company’s capital raising efforts.  In July 2003, Mr. Brown became a Principal of Passco Real Estate Enterprises, Inc., which became Passco Companies, LLC, in October 2005.  From July 1999 to February 2001, Mr. Brown was a Senior Vice President of Cornerstone Ventures, Inc., an institutional real estate operator that acquires multi-tenant industrial properties in the United States.  Mr. Brown helped launch Cornerstone Ventures, Inc.’s first public offering.  From March 1994 to July 1999, Mr. Brown was a Vice President of Dunham & Associates Investment Counsel~~,~~ Inc., an institutional money manager.  While at Dunham & Associates Investment Counsel, Inc., Mr. Brown was instrumental in rolling out the company’s money management program to the broker-dealer community on a national basis and helped increase assets under management by over 200%.  From January 1982 to December 1992, Mr. Brown worked for Rancho Consultants (now Rancon Securities), representing Rancho Consultants in the southern California market.  Mr. Brown was promoted to Senior Vice Present President, in June 1984 and was responsible for the marketing of Rancho Consultants’ public offerings in the western United States.  In this role, Mr. Brown supervised wholesalers and an administrative support staff and was instrumental in raising more than $500 million in new capitalization for Rancho Consultants.  Mr. Brown attended the University of Miami and Norwalk Community College.  He is a licensed securities dealer and holds FINRA Series 7, 22 and 63 licenses.

Larry K. Sullivan, Chief Operating Officer, Chief Financial Officer and Manager of Passco Companies, LLC.  Mr. Sullivan joined Passco Real Estate Enterprises, Inc. as CFO in January 2004 after spending 18 years as Managing Director of PMRealty Advisors.  In approximately January 2006, Mr. Sullivan was also named Chief Operating Officer.  While at PMRealty Advisors, Mr. Sullivan was VP Finance from 1984 – 1986 and Managing Director from 1986 – 2003 and participated in raising over $2 billion from institutional pension funds for placement in equity real estate investments located throughout the United States.  Mr. Sullivan’s responsibilities included management of all financial and operational aspects of the organization, including client reporting, accounting and information technology.  In addition, Mr. Sullivan directed the firm’s market research activities, including the identification of investment target markets.  Mr. Sullivan has over 25 years of real estate investment experience and has been involved in over $3 billion of real estate transactions including industrial, office, retail and residential property types.  Mr. Sullivan holds a Bachelors of Business Administration degree in Accounting from Niagara University, attended an advanced course in real estate finance at San Diego State University and is a Certified Public Accountant holding an inactive license in California.

Gary L. Smith, Senior Vice President - Asset Management and Manager of Passco Companies, LLC.  Mr. Smith joined Passco in January 2004 as Vice President of Asset Management, and was promoted to Senior Vice President of Asset Management and Partner in October 2005.  Mr. Smith has worked in an executive capacity with such firms as GMS Realty (Vice President of Asset Management 1996 – 2002), AEW Capital Management (Vice President / Asset Manager 1993 – 1996), and MassMutual Life Insurance Company (Director / Asset Manager  1982 – 1993) where his responsibilities have included asset / portfolio management, leasing, repositioning, acquisitions, dispositions, loan workouts, strategic planning and development / redevelopment project management for property types including office, industrial, retail and multifamily.  As the Vice President of Asset Management Group of GMS Realty (a joint venture with Morgan Stanley that was re-capitalized with Principal Financial Group and the State of Washington Investment Board), Mr. Smith played a key role in acquiring, managing, leasing, financing and re-developing a 6.5 million square foot portfolio of 42 retail shopping centers in the Western United States.  Mr. Smith is a Certified Property Manager (CPM) and holds a Bachelor of Science in Business Administration from Western New England College.

James R. Parks serves as one of our independent directors.  Mr. Parks is a shareholder in the accounting firm Mayer Hoffman McCann, P.C., specializing in tax consulting, financial analysis, and litigation consulting, and is also Chairman of the Board of Realty Center Management, Inc., a privately held real estate management and development company which manages and, through its affiliates, owns an interest in approximately 7,000 apartment units and more than 600,000 square feet of office and commercial properties.  His real estate experience includes having been involved in the acquisition and disposition of approximately $2,000,000,000 of real estate and having provided professional services in property acquisition analysis, leasing, financing and disposition.  Mr. Parks is a Certified Public Accountant in California and Colorado and holds a Bachelor of Science in Business Administration and a Masters in Business Taxation from the University of Southern California.

Compensation of Directors

We intend to compensate each of our independent directors with an annual retainer of $25,000.  In addition, we will pay independent directors for attending board and committee meetings as follows:

•	$2,500 in cash for each board meeting attended.

•
$2,000 in cash for each committee meeting attended, except that the chairman of the committee will be paid $3,000 for each meeting attended and except that no additional compensation will be paid for committee meetings held immediately before or after a board meeting.

•	$1,000 in cash for each teleconference meeting of the board.

•
$1,000 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $3,000 for each teleconference meeting of the committee and except that no additional compensation will be paid for committee meetings held immediately before or after a board meeting.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.  If a director is also one of our officers, we will not pay any compensation for services rendered as a director.

Long-term Incentive Plan

We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan will offer these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock.  The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan.  Stock options granted under the long-term incentive plan will not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options.  Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

Our board of directors or a committee appointed by the board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals.  No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter.  Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum number of 2,000,000 shares of common stock for issuance under the long-term incentive plan.  In the event of a transaction between us and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

The board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested.  The board may discriminate among participants or among awards in exercising such discretion.  The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved, by our board of directors and stockholders, unless extended or earlier terminated by the board of directors.  The board of directors may terminate the long-term incentive plan at any time.  The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated.  The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates subject to certain limitations under Maryland law and in our charter.

Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by the corporation or in its own right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if ultimately it is determined that the standard of conduct was not met.

In addition to the above limitations under Maryland law, our charter provides that our directors, our advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the person provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also enter into separate indemnification agreements with each of our directors and executive officers and we will purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

The Advisor

Our advisor is Passco Advisors, LLC.  Passco Advisors, LLC is a California limited liability company owned by William O. Passo, William H. Winn, Belden Brown, Thomas B. Janhcke, Larry K. Sullivan, Gary L. Smith and Passco Investors, LLC, and is an affiliate of Passco Companies, LLC.  Our advisor has no operating history and no experience managing a public company.  As our advisor, Passco Advisors, LLC has contractual and fiduciary responsibilities to us and our stockholders.

Passco Companies, LLC and its affiliates own or operate a number of different real estate businesses, including (i) its real estate syndication division which sponsors syndicated offerings of real estate, including tenant in common interests, investment and development funds and a private REIT, (ii) Passco Management Services, LP, a property and asset management company, (iii) Passco Property Management, Inc., a property and asset management company, (iv) Passco Companies Development, LLC, a real estate development company, (v) Passco Capital, Inc., a registered broker-dealer and (vi) Stowe Passco Development, LLC, a development joint venture.

Our advisor is managed by the following individuals:

Name*	Age	Positions
William O. Passo	67	Chief Executive Officer
William H. Winn	51	President
Thomas B. Jahncke	63	Senior Vice President
Belden Brown	61	Senior Vice President - National Sales
Larry K. Sullivan	55	Chief Operating Officer, Chief Financial Officer
Gary L. Smith	49	Senior Vice President - Asset Management

See “Management – Executive Officers and Directors” for more information regarding the background and experience of the key personnel of our sponsor.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors.  Pursuant to the advisory agreement, our advisor will manage our day-to-day operations (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our real estate investments;

•	acquiring properties on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our mezzanine loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	supervising and evaluating the performance of our property managers;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•
formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement.  We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns acquisition, origination or disposition fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual agreement by us and our advisor.  Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function.  Upon termination of the advisory agreement, our operating partnership may have to redeem the special units held by Passco Advisors, LLC (based upon an independent appraised value of our portfolio).  For more information regarding the terms of the advisory agreement, see “Management Compensation.”

Our advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business.  However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to meet its obligations to us.  Passco Advisors, LLC may assign the advisory agreement to an affiliate upon our approval.  We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Our advisor has invested $200,000 in us through the purchase of 22,222 shares of our common stock at $9 per share, reflecting that no selling commissions or dealer manager fees were paid.  As of the date of this prospectus, this constitutes approximately 99.5% of our issued and outstanding stock.  Although nothing prohibits our advisor or its affiliates from acquiring additional shares of our common stock, it currently has no options or warrants to acquire any shares.

Our advisor has also invested $1,000 in our operating partnership through the purchase of 1,000 special units. Although nothing prohibits our advisor or its affiliates from acquiring common units in our operating partnership, it currently has no options or warrants to do so.

Other Affiliates

Our Sponsor

Passco Companies, LLC, our sponsor, was formed as a California limited liability company in 2005.  Passco Companies, LLC is the successor to Passco Real Estate Enterprises, Inc., which was formed in 1998.  Passco Companies, LLC acquired all of the assets of Passco Real Estate Enterprises, Inc. in 2005.  William O. Passo, William H. Winn, Thomas Jahncke, Belden Brown, Gary L. Smith and Larry Sullivan are the members of the Board of Managers of Passco Companies, LLC.

The principal business of Passco Companies, LLC and its affiliates is the acquisition, syndication and management of investment properties.  Together with its affiliates, it has sponsored 77 real estate programs since its formation.  These programs have raised more than $868 million from over 6,500 investors.  None of these  programs were registered with the SEC or any state agency and, consequently, are not subject to the various reporting requirements, proxy rules, and insider trading rules imposed by such agencies.

The prior programs sponsored directly by Passco Companies, LLC acquired 23 properties for more than $796 million.  15 of these 23 programs were multi-family residential rental properties with investment objectives similar to ours.  The other properties consisted of 6 shopping centers, 1 office portfolio and 1 industrial park.  Passco Companies, LLC has also assumed Passco Real Estate Enterprises, Inc.’s role in the operation of Passco Realty Trust, Inc., a private REIT and Passco Real Estate Enterprises, Inc.’s 8% Participating Debentures.

Passco Real Estate Enterprises, Inc., the predecessor to Passco Companies, LLC, was formed as a California corporation in 1998.  The prior programs sponsored directly by Passco Real Estate Enterprises purchased 40 properties for more than $970 million.  2 of these 40 programs were multi-family residential rental properties with investment objectives similar to ours.  The other properties consisted of 21 shopping centers, 1 business park/retail center, 2 industrial properties, 4 shopping malls, 6 industrial development projects, 5 residential development projects and 5 undeveloped parcels of land.  23 of the properties have been sold.  Passco Real Estate Enterprises, Inc. also sold 10% Participating Notes (which have been repaid), 10% Participating Debentures (which have been repaid) and 8% Participating Debentures and has formed Passco Diversified Fund and Passco Diversified II, funds which invest a diverse portfolio of real estate assets.  Passco Real Estate Enterprises, Inc. also formed Passco Realty Trust, Inc., a private REIT.

Passco Companies Development, LLC, an affiliate of Passco Companies, LLC, was formed as a California limited liability company in 2006.  The principal business of Passco Companies Development, LLC is the acquisition, development and management of investment properties.  It has been involved with 8 real estate projects since its formation, 2 of which were Passco Development Programs.  These Passco Development Programs raised more than $18.55 million from over 86 investors.  None of the Passco Development Programs were registered with the SEC or any state agency and, consequently, are not subject to the various reporting requirements, proxy rules, and insider trading rules imposed by such agencies.

Passco Companies, LLC, is managed by the following individuals:

Name	Title
William O. Passo	Chief Executive Officer and Chairman of the Board of Managers
William H. Winn	President and Member of the Board of Managers
Thomas B. Jahncke	Senior Vice President and Member of the Board of Managers
Belden Brown	Senior Vice President - National Sales and Member of the Board of Managers
Larry K. Sullivan	Chief Operating Officer, Chief Financial Officer and Member of the Board of Managers
Gary L. Smith	Senior Vice President - Asset Management and Member of the Board of Managers

See “Management – Executive Officers and Directors” for more information regarding the background and experience of the key personnel of our sponsor.

Initial Investment by our Sponsor

Our sponsor has invested $1,000 in us through the purchase of 111 shares of our common stock at $9 per share, reflecting that no selling commissions or dealer manager fees were paid.  As of the date of this prospectus, this constitutes approximately 0.5% of our issued and outstanding stock.  Although nothing prohibits Passco Companies, LLC or its affiliates from acquiring additional shares of our common stock, it currently has no options or warrants to acquire any shares.

Dealer Manager

We have retained Passco Capital, Inc., an affiliate of our advisor and a member of FINRA, to conduct this offering.  Passco Capital, Inc. was formed as a California corporation in 1998 and has acted as the managing broker dealer for a number of private placement securities offerings sponsored by Passco Real Estate Enterprises, Inc. and Passco Companies, LLC.  PASSCO Capital, Inc. is owned by Passco Companies, LLC and its board of directors consists of Mr. Thomas Jahncke and Mr. William Passo.  Our advisor will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this offering.  It may also sell shares at the retail level.  Passco Capital, Inc. will also continue to be involved in other current and future offerings sponsored by Passco Companies, LLC.

Passco Capital, Inc. is managed by the following individuals:

Name*	Positions
Thomas B. Jahncke	President and director
William O. Passo	Secretary and director

For biographical information on the management of our dealer manager, see “Management – Executive Officers and Directors.”

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees.  Our advisor and its affiliates will manage our day-to-day affairs and our portfolio of real estate investments, subject to the board’s supervision.  The following table summarizes all of the compensation and fees that we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we will pay to our independent directors.  Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our distribution reinvestment plan.  No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.  For purposes of this table, we have assumed that the net proceeds to us from the minimum offering after payment of selling commissions, accountable due diligence reimbursement, the dealer manager fee and other organization and offering expenses will be $2,125,000 and that net proceeds from the maximum offering will be $887,500,000 (which assumes that the net proceeds from the sale of shares under our distribution reinvestment plan will be used to repurchase shares under our share repurchase program rather than being available for asset acquisitions).  These estimates do not include fees associated with acquisitions or other real estate-related investments made using capital that we are redeploying after receiving a return of capital from the sale of a property or other asset or repayment of a loan because such estimates are impractical to determine at this time.

Type of Compensation	Determination of Amount	Estimated Amount

Organization and Offering Stage

Selling Commissions (1)
Our dealer manager will receive 7.0% of gross offering proceeds as a selling commission for shares sold in the primary offering (all or a portion of which may be reallowed to participating broker-dealers); no selling commissions are payable on shares sold under the distribution reinvestment plan.
Actual amount depends upon the number of shares sold. We will pay a total of $175,000 if we sell the minimum offering and $70,000,000 if we sell the maximum offering.

Accountable Due Diligence Reimbursement
Our dealer manager will receive up to 0.5% of gross offering proceeds in the primary offering  to reimburse participating broker-dealers for accountable due diligence expenses they incur in evaluating this offering.

Actual amount depends upon the number of shares sold and the amount of due diligence expenses incurred.  We will pay up to $12,500 if we only sell the minimum offering and up to $5,000,000 if we sell the maximum offering.

Dealer Manager Fee (1)
Our dealer manager will receive 3.0% of gross offering proceeds as a dealer manager fee for shares sold in the primary offering (a portion of which may be reallowed to participating broker-dealers); no dealer manager fee is payable on shares sold under the distribution reinvestment plan.
Actual amount depends upon the number of shares sold. We will pay a total of $75,000 if we sell the minimum offering and $30,000,000 if we sell the maximum offering.

Other Organization and Offering Expenses (2)
To date, our advisor has paid organization and offering expenses on our behalf.  We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the accountable due diligence reimbursement, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement.  If we raise the maximum offering amount in the primary offering, we expect the organization and offering expenses (other than selling commissions, accountable due diligence reimbursement and the dealer manager fee) to be $7,500,000, or 0.75% of gross offering proceeds.  These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers.

Actual amount depends upon the number of shares sold and actual expenses incurred.  We will pay up to $112,500 if we only sell the minimum offering.  If we sell the maximum offering, we currently estimate that the actual expenses will be $7,500,000.  As of December 31, 2009, our advisor had advanced $462,220 in organization and offering expenses on our behalf.

Type of Compensation	Determination of Amount	Estimated Amount

Operational Stage: Real Property and Other Investments Excluding Loan Originations

Acquisition Fees- For Asset Acquisitions other than Loan Originations (3)
Our advisor will receive acquisition fees of up to 2.0% of the gross purchase price of the properties and other real estate-related assets acquired by us; provided, however, that no acquisition fee will be paid for assets acquired from the advisor or its affiliates With respect to the origination of loans, we will pay an origination fee to the advisor in lieu of an acquisition fee.

Actual amount depends on the purchase price of our property and other real estate-related acquisitions, as well as the amount of leverage used to acquire them.  Assuming that we use no leverage, we estimate that the acquisition fees would be $42,500 if we only sell the minimum offering and $17,750,000 if we sell the maximum offering.  Assuming that our portfolio is 50% leveraged, we estimate that the acquisition fees would be $85,000 if we only sell the minimum offering and $35,500,000 if we sell the maximum offering.  Assuming that our portfolio is 75% leveraged, the maximum leverage allowable under our charter, we estimate that the acquisition fees would be $170,000 if we only sell the minimum offering and $71,000,000 if we sell the maximum offering.

Asset Management Fee(4)	Our advisor will receive a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the acquisition prices of all assets we own.
Actual amount depends on the acquisition prices of our assets and the amount of leverage we use to acquire them.  Assuming that we use no leverage, we estimate that the asset management fees would be $1,328 per month if we only sell the minimum offering and $554,688 per month if we sell the maximum offering.  Assuming that our portfolio is 50% leveraged, we estimate that the asset management fees would be $2,656 per month if we only sell the minimum offering and $1,109,375 per month if we sell the maximum offering.  Assuming that our portfolio is 75% leveraged, the maximum leverage allowable under our charter, we estimate that the asset management fees would be $5,313 per month if we only sell the minimum offering and $2,218,750 per month if we sell the maximum offering.

Bridge Loan Financing Fee - For Bridge Loans Obtained by the Company to Finance Acquisitions
Our advisor or an affiliate will receive a bridge loan financing fee of up to 1% of any bridge loan we obtain in order to acquire assets in advance of raising the necessary funds in this offering, which will be in addition to any loan fee paid to a third party and the acquisition fee or origination fee paid to our advisor.
Actual amount depends on the amount of the bridge loans we obtain, the timing of our asset acquisitions and our success in raising funds in this offering and is difficult to estimate at this time.

Permanent Financing Fee For Loans Obtained by the Company with a Term of more than 5 Years
Our advisor or an affiliate will receive a permanent financing fee of up to 1% of any loan or line of credit with a term of more than 5 years that we obtain and use to acquire, originate or refinance assets, which will be in addition to any loan fee paid to a third party and the acquisition fee or origination fee paid to our advisor.  No fee will be paid in connection with (1) the refinancing of an asset for which our advisor received a permanent financing fee within the previous 4 years and (2) loan proceeds from any line of credit until such time as we have invested all net offering proceeds.

Actual amount depends on the amount of permanent financing we obtain.  Assuming that our portfolio is 50% leveraged, we estimate that the permanent financing fees would be $21,250 if we only sell the minimum offering and $8,875,000 if we sell the maximum offering. A ssuming that our portfolio is 75% leveraged, the maximum allowable under our charter, we estimate that the permanent financing fees would be $63,750 if we only sell the minimum offering and $26,625,000 if we sell the maximum offering.

Type of Compensation	Determination of Amount	Estimated Amount

Operating Stage: Loan Originations

Origination Fees (3)	Our advisor will receive an origination fee of up to 1.0% of the amount of any mortgage, mezzanine, bridge or other loan we make. We will not pay an acquisition fee with respect to such loans.
Actual amount depends on the amount of the loans we make.  Given that making loans is currently not a significant component of our business plan, the origination fees are difficult to estimate at this time.

Asset Management Fee(4)	Our advisor will receive a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the origination amounts of all outstanding loans we originate and own.
Actual amount depends on the amounts of the loans we originate and the leverage, if any, we use to originate them.  Given that making loans is currently not a significant component of our business plan, the asset management fees are difficult to estimate at this time.

Operating Stage: Other Compensation

Other Operating Expenses(5)
We will reimburse our advisor for its costs in providing services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and information technology costs.  We will not reimburse the advisor for personnel costs in connection with services for which our advisor earns acquisition, origination or disposition fees, or for the salaries of our executive officers.

Actual amounts depend upon the results of our operations and are difficult to estimate at this time; however, our charter limits the amount of operating expenses which can be reimbursed to the greater of 2.0% of our average invested assets or 25% of our net income per year.

Independent Director Compensation
We will pay each of our independent directors an annual retainer of $25,000.  We will also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended), except that no additional compensation will be paid for committee meetings held immediately before or after a board meeting.  All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
Actual amounts depend upon the total number of board and committee meetings that each independent director attends and are difficult to estimate at this time.

Long Term Incentive Plan
We expect to adopt long-term incentive plan that provides for the grant of equity awards to our employees, directors and consultants and those of the Company’s affiliates.  The long-term incentive plan will authorize the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards.  No awards have been granted under such plan as the date of this prospectus.
Actual amounts depend on the type and amount of awards granted under our long-term incentive plan and are difficult to estimate at this time.

Type of Compensation	Determination of Amount	Estimated Amount

Liquidation/Listing Stage

Disposition Fees (6)
If our advisor provides substantial assistance in connection with the sale of a property, as determined by our conflicts committee, we will pay our advisor or its affiliates 2.0% of the contract sales price of each property sold.  We may be obligated to pay fees and commissions to another party even when the advisor provides a “substantial” amount of services and receives a disposition fee, but that such disposition fee, when added to the sums paid to unaffiliated parties in such a capacity may not exceed the lesser of (a) a competitive real estate commission or (b) an amount equal to 6% of the contract sales price.

Actual amounts are dependent upon the results of our operations and are difficult to estimate at this time.

Special Units (7)
Passco Advisors, LLC, our advisor, was issued special units upon its initial investment in our operating partnership, and as the holder of the special units will be entitled to receive (1) 15.0% of the net proceeds received by our operating partnership on dispositions of its assets after the other holders of common units have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on their net contributions, and/or (2) in connection with the termination or non-renewal of the advisory agreement or the listing of our common stock on a national securities exchange, a one time payment in an amount equal to 15% of the amount by which the value of our operating partnership exceeds an amount which, if distributed, would result in the other holders of our common units having received, in the aggregate, cumulative distributions from operating income, sales proceeds, or other sources equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on their net contributions.  The holder of the special units will not be entitled to receive regular monthly distributions.
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.
_________________
(1)
Certain investors may acquire their shares net of all or a portion of selling commissions and dealer manager fees.  A reduced dealer manager fee is payable with respect to certain volume discount sales.  See “Plan of Distribution.”

(2)
After raising at least $2,500,000 in gross offering proceeds from persons who are not affiliated with us or our advisor, we expect to begin incurring some organization and offering expenses directly.  After the termination of the primary offering, our advisor has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering.  Our advisor will do the same after termination of the offering pursuant to our distribution reinvestment plan.

(3)
Because the acquisition fees we pay our advisor are a percentage of the purchase price of our real estate properties and real estate-related assets and the origination fees are a percentage of the amount of the loan originated, these fees will be greater to the extent we fund acquisitions and originations through (i) the use of leverage, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and other assets and (iv) proceeds from the sale of shares under our distribution reinvestment plan.

In addition to acquisition and origination fees, we will reimburse our advisor for amounts it pays to third parties in connection with the selection and acquisition of an asset or the origination of a loan, whether or not we ultimately acquire the asset or originate the loan.  Under our charter, a majority of the independent directors would have to approve any increase in the acquisition fees or origination fees payable to our advisor.  Our charter also limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced.

(4)
Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors.  “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves.  “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(5)
Though we anticipate engaging third party property managers to manage our properties, in the future we may decide to engage our advisor or one of its affiliates to provide property management services if a majority of our conflicts committee approves the terms of the engagement.

(6)
Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be incurred during our operational stage.  Our charter allows the disposition fee to be up to 3% of the sales price; however, our advisory agreement provides for a 2% fee.

To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 4 above.

(7)
Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed.  Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor.  Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group.  To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 96 Corporate Park, Suite 200, Irvine, California 92606.

Name of Beneficial Owner(1)	Number of Shares	Percent of
	Beneficially Owned	All Shares
Passco Advisors, LLC	22,222	99.5%%
Passco Companies, LLC	111	0.5%
William O. Passo(2)	—	—
William H. Winn(2)	—	—
Thomas B. Jahncke(2)	—	—
Belden Brown(2)	—	—
Larry K. Sullivan(2)	—	—
Gary L. Smith(2)	—	—
James R. Parks	—	—
**Independent Director to be named by amendment	—	—
**Independent Director to be named by amendment	—	—
All directors and executive officers as a group	22,333	100.0%
_________________
(1)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security.  A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days.  Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)
As of the date of this prospectus, Passco Advisors, LLC, together with Passco Companies, LLC, owns all of our issued and outstanding stock.  Messrs. Passo, Winn, Jahncke, Brown, Sullivan and Smith are the members of the board of managers and are the principal members of both Passco Advisors, LLC and Passco Companies, LLC, though Mr. Passo owns his interest in Passco Companies, LLC through Passco Real Estate Enterprises, Inc.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, Passco Advisors, LLC, and its affiliates, some of whom serve as our executive officers and directors.  We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other PASSCO Programs

General

All of our executive officers and some of our directors are also executive officers and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other programs sponsored by Passco Companies, LLC and its affiliates.  Through affiliates of our advisor, some of our executive officers and directors also serve as advisors to investors in real estate and real estate-related assets.  In particular, Passco Companies, LLC and its affiliates currently manage 37 multi-family properties on behalf of individual investors, real estate investment funds and third-parties, which may compete with us for tenants and ultimately for buyers of multi-family properties.  These executive officers and directors have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us in that they are obligated to manage these programs to maximize returns to the investors.  In the future, these executive officers and directors and other affiliates of our advisor may organize other real estate programs, serve as the investment adviser to other investors and acquire for their own account real estate investments that may be suitable for us.

Neither our charter nor our board of directors has established a policy against our affiliates, advisor, directors or officers engaging for their own account in business activities of the types proposed to be conducted by us; however, our independent directors will evaluate the quality and extent of service and advice furnished by our advisor and its affiliates and the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for other programs sponsored by Passco Companies, LLC.  In the event that the performance of our advisor and officers are not satisfactory in this regard, our board of directors may decide to terminate their services.

Since 1998, our sponsor, Passco Companies, LLC, and its predecessor, Passco Real Estate Enterprises, Inc., have sponsored 77 privately offered real estate programs.  35 of these programs are still operating.  Many of these programs have investment objectives that are similar to ours.  Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the investors in other programs sponsored by Passco Companies, LLC.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investments.  The key employees of our advisor are also key employees of our sponsor and its affiliates.  As such, we rely on the same real estate professionals as other current and future programs sponsored by Passco Companies, LLC.  Many investment opportunities that are suitable for us may also be suitable for other PASSCO programs and investors.  There is no single PASSCO program with regular capital flows that will compete with us for investments; rather, PASSCO selects assets for investors on an as-needed basis through 1031 Exchange programs, real estate investment fund programs, and real estate advisory programs for high net worth individuals.  In placing investment, our advisor and its affiliates will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor.  The Advisory Agreement with our advisor requires that this determination be made in a manner that is fair without favoring any other PASSCO program or investor.  The factors that our advisor and its affiliates will consider when determining the PASSCO program or investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•
the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties and, in the case of debt-related investments, the characteristics of the underlying property;

•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of our advisor and its affiliates, to be more appropriate for another PASSCO program or investor, they may offer the investment to another PASSCO program or investor.  It is the duty of our board of directors, including the independent directors, to ensure that the allocation method described above is applied fairly to us.

The advisory agreement with our advisor requires that our advisor inform the conflicts committee each quarter of the investments that have been purchased by other PASSCO programs and investors for whom our advisor or one of their affiliates serves as an investment advisor so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities.  Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among PASSCO programs and investors are important factors in the conflicts committee’s determination to continue or renew the advisory agreement with our advisor.  The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other PASSCO programs and investors.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other PASSCO programs or affiliated entities own properties.  In such a case, a conflict could arise in the leasing of the multi-tenant properties with regard to rental rates and incentives in connection with the resale of properties in the event that we and another PASSCO program or affiliated entity were to attempt to sell similar properties at the same time.  See “Risk Factors – Risks Related to Conflicts of Interest.”  Conflicts of interest may also exist at such time as we seek to employ developers, contractors, building managers or other third parties.  Our advisor and its affiliates, including the advisors of other PASSCO programs and affiliated entities, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties.  Our advisor and its affiliates will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services.  However, our advisor and its affiliates cannot fully avoid these conflicts because it may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on our advisor and its affiliates and employees for the day-to-day operation of our business.  They advise other programs sponsored by Passco Companies, LLC and its affiliates.  As a result of their interests in other programs sponsored by Passco Companies, LLC, their obligations to other investors and the fact that they have engaged in and they will continue to engage in other business activities, our advisor and its affiliates will face conflicts of interest in allocating their time among us and other programs sponsored by Passco Companies, LLC and its affiliates and activities in which they are involved.  In addition, our advisor and its affiliates share the same key employees.  However, our advisor and its affiliates believe that they have sufficient personnel to fully discharge their responsibilities to us and the other ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length.  These fees could influence our advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and directors.  Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	securities offerings by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition, origination and asset-management fees;

•	sales of properties and other investments, which entitle our advisor to disposition fees and possible distributions to the holder of special units in our operating partnership;

•	acquisitions of properties and originations of loans, which entitle our advisor to acquisition or origination fees and asset-management fees;

•	borrowings to acquire properties and to originate loans, which borrowings will increase the acquisition, origination and asset-management fees payable to our advisor;

•	whether and when to refinance assets given that a new permanent financing fee may be paid to the advisor 4 years after it has received a financing fee for that asset, but not before 4 years;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to have its special units redeemed by our operating partnership;

•
whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and personnel from our advisor for consideration that would be negotiated at that time and may result in members of our advisor’s management receiving more compensation from us than they receive from our advisor; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to have its special units redeemed by our operating partnership.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers and some of our directors are also executive officers, directors, managers and/or holders of a direct or indirect controlling interest in:

•	Passco Advisors, LLC, our advisor;

•	Passco Capital, Inc., our dealer manager; and

•	other programs sponsored by Passco Companies, LLC (see the “Prior Performance Summary” section of this prospectus).

Through affiliates of our advisor, these persons also serve as advisors to other programs sponsored by Passco Companies, LLC and its affiliates.  As a result, they may owe fiduciary duties to each of these programs and their investors.  These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since Passco Capital, Inc., our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities.  See “Plan of Distribution.”

Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our board of directors has established a conflicts committee composed of all of our independent directors.  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years.  Serving as a director of, or having an ownership interest in, another program sponsored by Passco Companies, LLC, will not, by itself, preclude independent-director status.  The conflicts committee may act on any matter permitted under Maryland law.  Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law.  Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	offerings of our securities;

•	transactions with our advisor or its affiliates;

•	our acquisition of equity securities;

•	compensation of our officers and directors who are affiliated with our advisor;

•	awards under our long term incentive plan;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of our advisor or entities affiliated with our advisor at a substantial price; and

•	whether and when we seek to sell the company or substantially all of its assets.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation.  The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter.  The conflicts committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out.  This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for other programs sponsored by Passco Companies, LLC.

Under our charter, we can only pay our advisor a disposition fee in connection with the sale of a property or other asset if it provides a substantial amount of the services in the effort to sell the property or asset and the disposition fee does not exceed 3% of the sales price of the property or other asset.  Although our charter allows the disposition fee to be up to 3% of the sales price, our advisory agreement provides for a 2% fee.  Any increase in this fee would require the approval of a majority of the members of our conflicts committee.  Moreover, our charter also provides that the disposition fee, when added to any other disposition fees or commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset.  To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below.  We do not intend to sell properties or other assets to affiliates.  However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee.  Before we sold an asset to an affiliate, our charter would require that the conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable.  Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.  The limited partnership agreement for our operating partnership sets a higher threshold for distributions to the holder of the special units than that required by our charter.  Under the limited partnership agreement, distributions to the special units holder may only be made after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return thereon.  Any lowering of the threshold set forth in the operating partnership agreement would require the approval of a majority of the members of the conflicts committee.  The distributions to the special unit holder is effectively a subordinated participation in net cash flows.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that the conflicts committee conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Under our charter, we cannot incur acquisition fees and acquisition expenses exceeding 6% of the contract purchase price for the property or, in the case of a loan, origination fees and expenses exceeding 6% of the funds advanced.  This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.  Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2.0% of the gross purchase price.  Similarly, the advisory agreement limits the origination fee to 1.0% of the amount funded by us to acquire or originate loans.  Any increase in the acquisition fee or origination fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor.  The conflicts committee or our advisor may terminate our advisory agreement without cause or penalty on 60 days’ written notice.

Our Acquisitions.  We will not purchase or lease properties in which our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount.  In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.  An appraisal is “current” if obtained within the prior year.  If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable, (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Loans Involving Affiliates.  Our charter prohibits us from making loans to our advisor, our directors or any of their affiliates, except loans to wholly-owned subsidiaries and mortgage loans in which an independent expert appraises the underlying property.  We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders.  In addition, we must obtain a mezzanine lender endorsement to the title insurance policy or commitment as to the priority of the loan or the condition of the title.  Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or any of their affiliates.

In addition, we will not borrow from our advisor, our directors or any of their affiliates unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.  These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors.

By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Other Transactions Involving Affiliates.  A majority of the conflicts committee must conclude that all other transactions, including joint ventures, between us and our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties, or, in the case of joint ventures, on substantially the same terms and conditions as those received by the other joint venturers.

Limitation on Operating Expenses.  Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors.  “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves.  “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition, management and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates.  Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our stock to our advisor, our directors, our sponsor or any of its affiliates, except on the same terms as such options or warrants, if any, are sold to the general public.  We may issue options or warrants to persons other than our advisor, our directors, our sponsor and its affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant.  Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our stock on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our stock.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year.  Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions.  Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by an independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our stockholders and the basis for such determination; and

•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.  Our advisor, our directors and their affiliates may not vote their shares or consent on matters submitted to stockholders regarding (i) the removal of any of them or (ii) any transaction between them and us.  In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

Ratification of Charter Provisions.  Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other programs sponsored by Passco Companies, LLC, or an affiliate.  Our advisor shares key employees with other programs sponsored by our sponsor.  These individuals and their affiliates also advise and manage other real estate programs and will face conflicts of interest in allocating property acquisitions and other investment opportunities between us and their other real estate programs, as well as allocating their time between advising us and their other programs and business activities.  There is no single PASSCO program with regular capital flows that will compete with us for investments; rather, PASSCO selects assets for investors on an as-needed basis through 1031 Exchange programs, real estate investment fund programs, and real estate advisory programs for high net worth individuals.  Our advisor and its affiliates have agreed, in their sole discretion, to place investment opportunities with the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor.  This policy has been incorporated into the advisory agreement with our advisor and may be amended with the approval of a majority of our independent directors.

Our advisory agreement with Passco Advisors, LLC requires that our advisor inform the conflicts committee each quarter of the investments that have been purchased by other programs sponsored by Passco Companies, LLC and investors for whom an affiliate serves as an adviser so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities.  Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among other PASSCO programs and investors are important factors in the conflicts committee’s determination to continue or renew our arrangements with our advisor and its affiliates.  The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other PASSCO programs and investors.

INVESTMENT OBJECTIVES AND CRITERIA
General

We intend to invest primarily in multi-family residential rental properties.  Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities.  We may also invest in other property classes as well as other real estate-related assets, including debt and equity securities of other real estate companies, and in originating or purchasing mortgages, mezzanine, bridge and other loans.  Our primary investment objectives are:

1.           to preserve and protect your capital contribution; and

2.           to provide you with cash distributions.

We will also seek to realize growth in the value of your investment by acquiring properties that offer rent growth potential and by pursuing value added strategies.

We may return all or a portion of your capital contribution in connection with the sale of the company or the properties and other investments we will acquire.  Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within six to eight years from the termination of our planned public offering.  Our charter does not require our board of directors to pursue a liquidity event.  However, we expect that our directors, in the exercise of their fiduciary duty to our stockholders, will determine to pursue a liquidity event when they believe that the then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders.  A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange.  There can be no assurance as to when a suitable transaction will be available.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders.  Our conflicts committee will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders.  Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Multi-Family Strategy

We believe that increased demand over the next decade from on-going population growth, job growth (post recovery), immigration, household formations, extended life expectancy and the continued movement of the echo-boom generation into the prime renter age bracket will be extraordinarily strong.  The recent turmoil in the credit and housing markets may also make it more difficult for prospective home buyers to purchase housing.  Highly stringent credit standards may contribute to a corresponding rise in the median age for first time home purchases in the future.  As a result, we believe that longer than previously experienced renter tenures will emerge as we move forward over the next 5 to 10 years.

Although somewhat tempered by shadow market implications from foreclosed for sale inventory,  we believe that continued downward supply pressure will continue to be exerted as the level of annual new construction declines for the 9th consecutive year in 2009.

Taken in composite, we believe that a serious shortage of for rent housing stock will begin to emerge in the 2011 – 2013 timeframe.  Our multi-family strategy will be designed to capitalize upon this forecast, as well as upon more immediate and mid term opportunities presented in the marketplace.  Each market and asset selection will be predicated upon attempting to capture favorable longer term trends of overall renter demand while mitigating the risk from a significant rise in competitive stock.

Our primary objective will be to establish a diversified portfolio of multi-family and other properties that will, in concert with risk/return expectations of our strategy for the acquisition and origination of other real estate-related assets, meet the distribution and total return expectations of our stockholders.  In recognition of the higher risk perception of the other real estate-related assets, we anticipate that our real estate property portfolio will not be highly leveraged, having a loan-to-value ratio of less than 50%.

Multifamily Strategy Implementation

Our advisor’s approach to identifying multi-family properties for us to acquire will be consistent with the existing acquisition strategy of Passco Companies, LLC and its affiliates:

(1)           Capitalize on overall demand patterns and the emergence of the “Echo Boom” generation into the prime renter age bracket.

We believe that, throughout the next decade, there will be tremendous overall demand as well as significant growth in the number of potential renters, especially in the 18 – 32 year old segment.  We believe that the key demand drivers will be:

•
The annual population growth in the United States through 2020, projected at about 3.1 million annually.  (Source: U.S. Census Bureau, Population Division, Table 12.  Projections of the Population by Age and Sex for the United States: 2010 to 2050 (NP2008-T12) (Release Date: August 14, 2009).)

•
Between 2008 and 2018, approximately 15.3 million new jobs are expected to be created in the United States.  (Source:  Bureau of Labor Statistics, Employment Outlook 2008-18, Monthly Labor Review (Nov. 2009).)

•
Over the next 10 years, immigration is projected to account for over 1.2 million new residents annually and most will rent.   (Source: U.S. Census Bureau, Population Division, Projected Net International Migration by Sex, Race, and Hispanic Origin for the United States: July, 2000 to June 30, 2050 (NP2008-D4) (Release Date: August 14, 2008).)

•
The echo-boom generation is projected to generate over 3.1 million college graduates per in 2008 – 2009 alone.  The vast majority will rent.  (Source: U.S. Census Bureau, Statistical Abstract of the United States: 2009: Table 213.  School Enrollment, Faculty, Graduates, and Finances—Projections: 2007 to 2013.)

•	We believe that longer life expectancies are creating additional rent by choice, downsizing and alternate lifestyle growth opportunities in the rental market space.

•
Household formations are expected to rise from 12.6 million in 1995 – 2005 to 14.4 million in 2010 – 2020.  Likely tougher conditions for first time homeownership may translate into stronger for rent housing demand and longer tenures.  (Source: Joint Center for Housing Studies of Harvard University, The State of the Nation’s Housing (2008).)

We believe that pursuing investments where such demand is occurring, and is projected to grow, will provide an investment edge to our stockholders.

(2)           Capture the steadying demand influence generated in select state capitals.

Although the government employment sector is susceptible to intermittent budget induced staffing compression, we believe that state capitals possess a certain resiliency and can often also have a vibrant base of private sector employment.  State capitals, we believe, are also positioned to see growth from baby boomer retirements as that age bracket seeks out locales providing quality of life and access to amenities such as the arts.  We believe that all of these movements create a demand base for potential renters that are sustainable over the long term horizon and can provide economic reward to our stockholders.

(3)           Take advantage of rental housing demand in select major university locales.

Taking into account both University-related employment and student off campus housing needs, we believe major university towns represent apartment investment locations capable of generating on-going demand and opportunities to increase rents over time.  We believe that direct University staffing needs and indirect employment from ancillary support services both produce pressure on available housing stock.  Further, we believe the perennial need for off campus student housing will enable us to realize growth in net effective rents.  The now expected normalcy of seeing fees and tuition costs rise each year also trickles over into annual rising costs in housing that parents factor into overall educational costs for their children.

Additionally, our investment strategy will continue to be, to the fullest extent possible, proactive rather than reactive to changes in investment conditions.  As such, our advisor is committed to regularly analyzing available information and projections to identify investment shifts in strategy that may be warranted and may be in the best interests of achieving stockholder expectations over both the current and longer term horizons.

Other Possible Investments

Although we expect that most of our acquisitions will be multi-family rental properties, we may make other investments.  These other investments may include other property classes such as office or retail properties, as well as other real estate-related assets, such as debt and equity securities of other real estate companies, and originating or purchasing mortgages, mezzanine, bridge and other loans.  In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests. Although we can purchase any type of interest in real estate, our charter limits certain types of investments as discussed under “Charter-Imposed Investment Limitations,” below.

Real Estate Securities

We may make equity investments in REITs and other real estate companies if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.  We may purchase the common or preferred stock of these entities or options to acquire their stock.  We will target a public company that owns commercial real estate assets when we believe its stock is trading at a discount to that company’s net asset value.  We may eventually seek to acquire or gain a controlling interest in the companies that we target.  We will make investments in other entities when we consider it more efficient to acquire an entity that already owns real estate assets meeting our investment objectives than to acquire such assets directly.

Debt-Related Investments

The debt-related investments in which we may invest include mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate, including mortgage-backed securities, collateralized debt obligations (CDOs), debt securities issued by real estate companies and credit default swaps.  We intend to structure, underwrite and originate many of the debt products in which we invest.  Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring.  By originating loans directly, we will be able to efficiently structure a diverse range of products.  For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves.  Our advisor will source our debt investments and provide loan servicing.  We will pay our advisor origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment.  We may sell some loans that we originate to third parties for a profit.  We expect to hold other loans for investment and in some instances to securitize these loans through a CDO structure.  We will fund the loans we originate with proceeds from this offering and from other lenders.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments and/or financings from institutional investors or other lenders.  This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates.  We intend to limit our borrowing such that our aggregate indebtedness across our entire portfolio of assets does not exceed 50% of the value of our assets at the time of borrowing, though our charter does allow us to borrow amounts up to 300% of our net assets, defined as our total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, or more with the approval of the conflicts committee of our board of directors and if disclosed to our stockholders in our next quarterly report following such borrowing, along with justification for the excess.  However, we anticipate that that our aggregate indebtedness may exceed 50% in the early stages of our operation because we anticipate that our early acquisitions may be made with bridge financing which will be repaid from the proceeds of this offering of our common stock.  Other than bridge financing used for early acquisitions, we do not intend to borrow to make acquisitions or refinance properties unless we can obtain financing at interest rates which are at least 100 basis points less than the capitalization rate of the related property.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote.  Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.  Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold our multi-family properties, as well as our other property classes, for a period of up to ten years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation.  The holding period for our other real estate-related assets will vary depending on the type of the investment.  Our advisor will develop an exit strategy for each investment we make and will continually perform a hold-sell analysis on each asset in order to determine the optimal time to sell the asset.  Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace.  Economic and market conditions may influence us to hold our investments for different periods of time.  We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Although our charter does not require our board of directors to pursue a liquidity event on or before any date certain or at all, we intend to effect a liquidity event within six to eight years from the termination of our planned public offering.  We expect that our directors, in the exercise of their fiduciary duty to our stockholders, will pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders.  A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange.  There can be no assurance as to when a suitable transaction will be available or as to our ability to successfully effect such a transaction.  See the discussion above under “Investment Objectives and Criteria – General.”

Charter-imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities.  Unless our charter is amended, we will not:

•
borrow in excess of 300% of our net assets, defined as our total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, unless approved by a majority of the conflicts committee and disclosed to our stockholders in our next quarterly report following such borrowing, along with justification for the excess;

•
invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•
make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage which is subordinate to the lien or other indebtedness of our advisor, any of our directors or any of our affiliates;

•
make an investment in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced, provided that in the case of a property or loan, the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

•
acquire equity securities not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•
issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on any share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;

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make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board determines, in its sole discretion, that REIT qualification is not in our best interests;

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invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property if, after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our tangible assets;

•	engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by other persons; or

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acquire interests or securities in any entity holding investments or engaging in the above prohibited activities except for investments in which we own a non-controlling interest or investments in any entity having securities listed on a national securities exchange.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act.  We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which means we must engage primarily in the business of buying mortgages and other liens on or interests in real estate.  The position of the SEC staff generally requires us to maintain at least 55% of our portfolio in qualifying real estate assets and at least another 25% of our portfolio in additional qualifying real estate assets or real estate-related assets. If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of the termination of the offering, we may need to invest temporarily any unused proceeds in government securities.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act.  Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial.  In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the time they spend actively managing our investments.  If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain.  In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to refrain from acquiring interests in companies that we would otherwise want to acquire and would be important to our investment strategy.  Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.  Among other things our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments.

PLAN OF OPERATION

General

We are a newly organized Maryland corporation that intends to qualify as a REIT.  We intend to invest primarily in multi-family residential rental properties.  Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities.  We may also invest in other property classes as well as other real estate-related assets, including debt and equity securities of other real estate companies, and in originating or purchasing mortgages, mezzanine, bridge and other loans.  We will not forgo a good investment because it does not precisely fit our expected portfolio composition.  Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect.  As of the date of this prospectus, we have not commenced operations nor have we identified any properties or other investments in which there is a reasonable probability that we will invest.

Passco Advisors, LLC is our advisor.  As our advisor, Passco Advisors, LLC will manage our day-to-day operations and our portfolio of real estate assets.  Our advisor will make recommendations on all investments to our board of directors.  A majority of our board of directors must approve our investments.  Our advisor and its affiliates will also provide property and asset-management, marketing, investor relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year in which we satisfy the minimum offering requirements of this offering, but, depending on the number of stockholders we have and the number of shares they own, as well as the composition of our assets and income, we may delay this election to the taxable year after we satisfy the minimum offering requirements.  If we qualify as a REIT for federal income tax purposes and elect to be taxed as such, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders.  If we do not elect REIT status because we have not yet met the ownership requirements, we will be taxed as a corporation.  If we fail to qualify as a REIT in any subsequent taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied.  Being taxed as a corporation could materially and adversely affect our net income and cash available to make distributions.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations.  We will obtain the capital required to purchase properties and other investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.  As of the date of this prospectus, we have not received any commitments from lenders to provide financing, we have not made any investments in real estate or otherwise, and our total assets consist of $202,000 cash on a consolidated basis.  For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any shares in this offering unless we raise a minimum of $2,500,000 in gross offering proceeds from persons who are not affiliated with us or our advisor.  If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire.  Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering.  Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.  We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties.  However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties.

We had no outstanding debt as of the date of this prospectus; however, we anticipate using leverage to acquire new properties or refinance existing properties.  We do not intend that our portfolio, in the aggregate, will be more than 50% leveraged, but our charter does not limit us from incurring debt until our borrowings would exceed 300% of our net assets, defined as our total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, though we may exceed this limit under certain circumstances.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager.  During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses.  However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds.  During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us.  For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and the conflicts committee of our board of directors.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with the taxable year in which we satisfy the minimum offering requirements of this offering; however, this election may be delayed to the following taxable year depending on our ability to meet certain ownership and asset tests.  To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).  Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.  Provided we have sufficient available cash flow, we intend to declare daily distributions paid monthly.  We have not established a minimum distribution level.

Results of Operations

We were formed on May 12, 2009 and, as of the date of this prospectus, we have not commenced operations.  We expect to use substantially all of the net proceeds from this offering to invest primarily in multi-family rental real estate.  We may also invest in other property classes as well as other real estate-related assets, including debt and equity securities of other real estate companies, and in originating or purchasing mortgages, mezzanine, bridge and other loans.  We will not commence any significant operations until we have raised the minimum offering amount of $2,500,000 from persons who are not affiliated with us or our advisor.

Real Estate Market

The United States has been in an economic recession since the end of 2007.  It is unclear when the economy will improve.  The real estate market has been particularly affected and though we believe that the downturn has created opportunities for investment, we cannot be sure that further deterioration will not occur.  Despite these issues, the United States commercial real estate investment and leasing markets continue to be highly competitive.  We actively compete with many other entities engaged in the acquisition of multi-family and other properties and the acquisition or origination of other real estate-related assets.  As such, we compete for a limited supply of properties that meet our investment criteria.  Other investors include large institutional investors, pension funds, REITs, insurance companies, as well as foreign and private investors.  These entities may have greater financial resources than we do.  This increased competition may limit the number of suitable properties available to us and result in higher pricing, lower yields and an increased cost of funds.  The above factors could also result in delays in the investment of proceeds from this offering.

Real Estate Finance Market

The credit markets have contracted and the availability of credit has been severely limited.  Given the lack of available credit, we anticipate that most of our initial acquisitions will be made without leverage, but that when credit markets improve, our real estate property portfolio will be leveraged at a loan to value ratio of up to 50%.  If credit markets do not improve within a reasonable timeframe, our ability to achieve our investment objectives will be negatively impacted.

Recently, concerns pertaining to the deterioration of the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset -based securities and commercial real estate finance.  This has resulted in a general reduction of liquidity in the commercial real estate sector.  It has also caused a significant widening of the credit spreads on both commercial mortgage-backed securities and commercial real estate collateralized debt obligations in recent months.  We cannot foresee when these markets will stabilize.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations.  We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results.  These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  With different estimates or assumptions, materially different amounts could be reported in our financial statements.  Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Assets

Depreciation

We will have to make subjective assessments as to the useful lives of our depreciable assets.  These assessments will have a direct impact on our net income, because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of these investments.  We consider the period of future benefit of an asset to determine its appropriate useful life.  We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Furniture, fixtures and equipment	3-5 years
Land improvements	10 years

Real Estate Purchase Price Allocation

The assets and liabilities of acquired properties will be recorded using the fair value at the date of the transaction and allocated to land, land improvements, buildings, building improvements, furniture, fixtures, and equipment, and identifiable intangible assets, such as the value of above, below and at-market in-place leases.  The values of the above market leases will be amortized as a decrease to rental revenue over the remaining non-cancelable terms of the respective lease.  Below market lease values will be amortized as an increase to rental revenue over the remaining initial lease term and any fixed rate renewal periods, if applicable.  The value of acquired at-market leases will be amortized to expense over the term the Company expects to retain the acquired tenant, which is generally one month to 12 months.

We will perform the following evaluation for properties we acquire:

(1) estimate the value of the real estate “as if vacant” as of the acquisition date;

(2) allocate that value among land, land improvements, buildings, building improvements, and furniture, fixtures and equipment;

(3) compute the value of the difference between the “as if vacant” value and the purchase price, which will represent the total intangible assets;

(4) allocate the value of the above and below market leases to the intangible assets and determine the associated life of the above market/ below market leases;

(5) allocate the remaining intangible value to the at-market in-place leases or customer relationships, if any, and the associated lives of these assets.

Acquisition related costs will be expensed as incurred.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable.  When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, we will assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition.  If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset.

Projections of future cash flows require us to estimate the expected future operating income and expenses related to an asset as well as market and other trends.  The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of our assets’ future cash flows and fair values and could result in the overstatement of the carrying values of our real estate assets and an overstatement of our net income.

Real Estate Loans Receivable

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date.  A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms.  The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral.  If a loan was deemed to be impaired, we would record a reserve for loan losses through a charge to income for any shortfall.  Failure to recognize impairment would result in the overstatement of the carrying values of our real estate loans receivable and an overstatement of our net income.

Revenue Recognition

Revenues from tenants renting or leasing apartment units will be recorded on a straight-line basis over the life of the respective lease.  Units are rented under short-term leases (generally, lease terms of 6 to 12 months) and may provide rent concessions, depending on the market conditions and leasing practices of the Company’s competitors in each sub-market at the time the leases are executed.   Revenues from tenants leasing commercial space will be recorded on a straight-line basis over the life of the respective lease.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument.  Fees related to any buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income.  Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Offering and Organizational Costs

Costs associated with offerings of common stock will be deferred and charged against the gross proceeds of the offering upon the sale of the minimum offering.  Formation and organizational costs will be expensed as incurred.

Income Taxes

We intend to make an election to be taxed as a REIT under the Internal Revenue Code.  We anticipate making the election to be taxed as a REIT commencing with the taxable year in which we satisfy the minimum offering requirements, but, depending on the number of stockholders we have and the number of shares they own, as well as the composition of our assets and income, we may delay this election to the taxable year after we satisfy the minimum offering requirements.  If we qualify as a REIT for federal income tax purposes and elect to be taxed as such, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders.  If we do not elect REIT status because we have not yet met the ownership requirements, we will be taxed as a corporation.  If we fail to qualify as a REIT in any subsequent taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied.  Being taxed as a corporation could materially and adversely affect our net income and cash available to make distributions.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs for which Passco Companies, LLC, an affiliate of our advisor and sponsor, and its predecessor, Passco Real Estate Enterprises, Inc., or their affiliates is or was the sponsor.  The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found beginning on F-6 of this Prospectus.  You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.  You will not acquire any ownership interest in any of the entities to which the following information relates.

Most of the prior programs were tenant in common offerings that offered different methods of investment than offered by us.  The prior tenant in common programs offered direct tenant in common interests in real estate, whereas we are offering common stock.  We are not currently planning to issue tenant in common interests.  As a result, you should not assume the past performance of the prior tenant in common programs will be indicative of our future performance . See the Prior Performance Tables beginning on page F-6.

Experience and Background of Passco Companies, LLC

Passco Companies, LLC was formed as a California limited liability company in 2005.  The principal business of Passco Companies, LLC is the acquisition and management of investment properties.  It has been involved with 24 real estate programs since its formation.  These prior programs raised more than $321 million from over 608 investors.  Investors who participated in more than one program were counted as an investor for each such program.  The prior real estate programs of Passco Companies, LLC purchased 24 properties for an aggregate purchase price of approximately $823 million.  A portion of the funds raised under the prior real estate programs of Passco Companies, LLC were raised pursuant to the sale of undivided interests in the real estate held by the prior programs.  None of the prior real estate programs of Passco Companies, LLC were registered with the SEC or any state agency and, consequently, are not subject to the various reporting requirements, proxy rules, and insider trading rules imposed by such agencies.

Of the properties purchased, 16 were multi-family residential properties, 6 were shopping centers, 1 was an industrial park and 1 was an office portfolio.  None of the properties have been sold.  Passco Companies, LLC also sponsored Passco Companies Income Fund I, LLC, which sold limited liability company units with the investment objective of making short-term mezzanine or bridge loans and acquiring properties.  Passco Companies, LLC has also assumed Passco Real Estate Enterprises, Inc.’s role as the advisor to Passco Realty Trust, Inc., a private REIT consisting of 204 investors that raised over $8.5 million; and has Passco Real Estate Enterprises, Inc.’s 8% Participating Debentures consisting of 791 note holders and representing over $45 million.

The table below summarizes properties purchased by the prior real estate programs of  Passco Companies, LLC during the past 3 years.

Program	Location and Type of Property	Financing

Villa Toscana Apartments	Texas, Apartment Complex	39% equity, 61% debt
Four Winds Apartments	Kansas, Apartment Complex	46% equity, 54% debt
Mallard Crossing Apartments	Ohio, Apartment Complex	41% equity, 59% debt
Montclair Entertainment Plaza	California, Entertainment Center	42% equity, 58% debt
The Moorings Apartments	Texas, Apartment Complex	42% equity, 58% debt
Towns of Riverside Apartments	Texas, Apartment Complex	42% equity, 58% debt
Alanza Brook Apartments	Texas, Apartment Complex	40% equity, 60% debt
Lincoln Plaza	Washington, Shopping Center	51% equity, 49% debt
Raveneaux Apartments	Texas, Apartment Complex	42% equity, 58% debt
Waters Edge Apartments	Texas, Apartment Complex	42% equity, 58% debt
Chandler Heights Shopping Center	Arizona, Shopping Center	43% equity, 57% debt
Creekwalk Village Shopping Center	Texas, Shopping Center	40% equity, 60% debt
Laveen Marketplace	Arizona, Shopping Center	38% equity, 62% debt
Pinnacle Village Shopping Center	Kansas, Shopping Center	42% equity, 58% debt
Mission Ridge Apartments	Washington, Apartment Complex	18% equity, 82% debt
Passco Younan Opportunity Fund, LLC	Texas, Office Building Portfolio	24% equity, 76% debt
Village at LionsGate	Kansas, Apartment Complex	45% equity, 55% debt
Madison at Fairwood	Washington, Apartment Complex	33% equity, 67% debt
Resort at Lake Crossing	Kentucky, Apartment Complex	44% equity, 56% debt
Cambridge Square Apartments	Washington, Apartment Complex	30% equity, 70% debt
The Summit	Washington, Apartment Complex	29% equity, 71% debt
Warminster Business Center	Pennsylvania, Industrial Park	100% equity
Reserve at River Park West	Texas, Apartment Complex	46% equity, 54% debt
Promenade Crossing Apartments	Florida, Apartment Complex	52% equity, 48% debt

It is anticipated that the operating results of the Company and the benefits to Members will be significantly different than those of the prior Passco Programs.

Experience and Background of Passco Real Estate Enterprises, Inc.

Passco Real Estate Enterprises, Inc. (“PREE”), the predecessor to Passco Companies, LLC, was formed as a California corporation in 1998.  The principal business of PREE was the acquisition and management of investment properties.  It has been involved with 46 real estate programs since its formation.  The prior real estate programs of PREE raised more than $367 million from over 1,300 investors.  Purchasers who participated in more than one prior real estate program of PREE were counted as an investor for each such program.  A portion of the funds raised under the prior programs was raised pursuant to the sale of undivided interests in the real estate held by the prior real estate programs of PREE.  Passco Real Estate Enterprises, Inc. prior real estate programs included issuing notes and debentures to investors.  None of the prior real estate programs of PREE were registered with the SEC or any state agency and, consequently, are not subject to the various reporting requirements, proxy rules, and insider trading rules imposed by such agencies.

The prior real estate programs of PREE purchased 46 properties for an aggregate purchase price of more than $970 million.  Of the 46 properties purchased by the PREE prior programs, 21 were existing shopping centers, 1 was an existing business park/retail center, 2 were existing industrial properties, 4 were existing shopping malls, 2 were existing multi-family residential properties, 6 were industrial development Project, 5 were residential development Project and 5 were undeveloped land.  Twenty-one of the properties have been sold.  Passco Real Estate Enterprises, Inc. has also sponsored programs that issued 10% Participating Notes and 10% Participating Debentures, and sponsored Passco Diversified Fund and Passco Diversified II, both of which issued limited liability company units with the objective of real estate investment.  Passco Real Estate Enterprises, Inc. also sponsored the formation of Passco Realty Trust, Inc., a private REIT.

Prior Program Asset Classes

The following table gives a percentage breakdown of the aggregate amount of the purchase prices of the properties purchased by the prior real estate programs of Passco Companies, LLC and Passco Real Estate Enterprises, Inc., categorized by asset class, as of December 31, 2008.

ASSET CLASS	PERCENTAGE OF AGGREGATE PURCHASE PRICE
Retail	55%
Industrial	1%
Office	4%
Residential	40%
Total	100%

Adverse Business Developments and Results of Operations
Certain of the prior real estate programs sponsored by Passco Companies, LLC and Passco Real Estate Enterprises, Inc. detailed in Prior Performance Table III have experienced cash flow deficiencies for various reasons, as discussed below.  Except where noted below, distributions for each of these programs are fully supported by cash from operations.  Fees to PASSCO and its affiliates for these programs primarily consist of a property management fee based on gross revenues of the property, which continues to be paid, and a subordinated asset management fee calculated on the asset value of the property that is not being paid to PASSCO because property income has fallen below the levels triggering subordination of the asset management fee under the respective property and asset management agreements.

•
Towns at Riverside, a 436 unit Class A apartment property located in Grand Prairie, TX (near Dallas), which was acquired in February 2006.  The property is approximately 95% leased and distributing a 3% annualized cash on cash return to investors.  The distribution was recently reduced from 5.5% as a result of increased real estate taxes and rental concessions being higher than anticipated.

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Chandler Heights, a 125,000 square foot retail shopping center located in Chandler, AZ (near Phoenix), which was acquired in December 2006.  The property is approximately 93% leased and distributing a 2% annualized cash on cash return to investors.  Distributions were decreased from 5.5% in 2008 due to the loss of tenants caused by the recession and the desire to build up property reserves for future tenant improvement and leasing commission expenses.

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Laveen, a 57,000 square foot retail shopping center located in Phoenix, AZ, which was acquired in July 2007.  The property is approximately 97% leased and distributing a 2% annualized cash on cash return to investors. Distributions were decreased from 5.5% in 2008 due to the loss of tenants caused by the recession and the desire to build up property reserves for future tenant improvement and leasing commission expenses.

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Eastwind Shopping Center, a 45,000 square foot retail shopping center located in Las Vegas, NV, which was acquired in August 2004.  The property is approximately 93% leased and distributing a 1% annualized cash on cash return to investors.  Distributions were decreased from 6% in 2008 due to the loss of some tenants caused by the recession and the desire to build up property reserves for future tenant improvement and leasing commission expenses.  Passco Companies, LLC has advanced approximately $149,000 to this program for tenant improvements, leasing commissions, operating expenses and capital improvements.

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Village at Orange, an 860,000 square foot regional mall located in Orange, CA which was acquired in October, 2004.  The property is approximately 97% leased and currently not distributing a return to investors.  Distributions were decreased from 5% in 2008 due to the Bankruptcy of Linen’s & Things.  A new lease has been signed with Sproutz Markets at a higher rents than Linen & Things paid.  Distributions were reduced for 6 months to accumulate the $950,000 for Sproutz tenant improvements and leasing commissions.

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Olathe Station, a 612,000 square foot retail power center located in Olathe, KS, which was acquired in December 2004.  The property is approximately 91% leased and is currently not distributing a return to investors.

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Passco Diversified Fund II, LLC, a non-public real estate investment fund, raised approximately $10,000,000 between September, 2003 and January, 2005.  It currently owns interests in 5 retail properties located in Kansas, California and Nevada.  Two other retail properties, located in Hawaii and Washington State have previously been sold.  This fund is currently making distributions equivalent to a 1% cash on cash return on an investor’s initial equity investment due to the general deterioration of economic conditions and its negative effect on retail properties in the form of lower rental rates and occupancy.

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Passco Waikoloa, LLC, a non-public real estate development fund, raised $12 million from 157 investors between May 2007 and September 2007 to provide equity capital to Passco-Metric Waikoloa LLC, a joint venture with Metric Waikoloa, LLC that purchased raw land on the Big Island of Hawaii to entitle it, and construct and/or sell parcels to accommodate a mixed-use project.  The project was designed to include retail, hotel, multifamily and other commercial uses.  As the global recession took hold in 2008 through today, tenants have been unwilling to commit to such a project and lender financing for such a project is very difficult to obtain.  Additionally, a loan used to acquire the land is past due and the lender has foreclosed on the project subject to final court approval.  The lender has indicated verbally that if final loan extension documents are executed prior to receiving court approval of the foreclosure it will withdraw the foreclosure proceeding and will not take title to the project, but no binding agreement has been reached on this point.  In order to secure the capital required to extend the loan for an additional 3 years and continue operations, Passco Waikoloa, LLC commenced a new offering of preferred units in May of 2009 to raise between $1.79 million and $19.178 million in new capital.  To date, Passco Waikoloa has raised the minimum $1.790 million, which is sufficient to secure the extension and pay associated costs until November 30, 2011.  If the loan extension is received and foreclosure proceedings cancelled, Passco Waikoloa, LLC will seek  final entitlements and tenants.  If negotiations are unsuccessful, then the foreclosure process will continue and the property will be transferred back to the lender and investor capital will be lost.

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Passco Development Fund I, LLC, a non-public real estate development fund raised approximately $7.3 million from 73 investors between January 2007 and May 2007  to (a) purchase, on an all-cash basis, 50 acres of residential land in Romoland, California and (b) purchase with lender financing at a leverage ratio of 50.68%, an 18 acre parcel of industrial-zoned land in North Las Vegas, Nevada.  The investment strategy was to hold the Romoland parcel until the economy recovers and to increase the allowable buildable density on it; and to entitle and sell/build out the industrial land in North Las Vegas.  The national recession has significantly delayed the ability to execute the strategy and thus negatively impacted performance expectations.  The lack of leverage on the Romoland project allows for more flexibility to withstand a longer holding period, but the loan on the North Las Vegas property matured on January 1, 2010 and is now past-due.  Passco Development Fund I, LLC is negotiating to extend the loan; however, if negotiations are unsuccessful, the property and capital are at risk of loss.  In July 2009, Passco Development Fund I, LLC commenced a new offering to raise up to an additional $5.5 million in order to either extend or payoff the North Las Vegas loan and to invest in another nearby foreclosed industrial site.  Through January 2010, the Passco Development Fund I, LLC raised approximately $3.512 million.  The acquisition of the new industrial site closed on December 31, 2009 with the Passco Development Fund I, LLC investing $1,844,820 in the acquiring joint venture.  All remaining funds will be used to extend the original North Las Vegas loan.

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Passco Diversified Development Fund III, LLC, a non-public real estate development fund raised approximately $14.4 million form 138 investors between June 2008 and October 2009.  The fund made three development investments (i)a 318 unit multifamily property in Houston, Texas, (ii) a 32,611 square foot medical office building in Dallas Texas, and (iii) a 49,841 square foot retail project in Palm Desert, California.  The Palm Desert project included an existing Rite Aid drug store and 4 pad sites for developing additional single tenant/multi-tenant buildings.  To date, the Houston property has been developed and is 55% leased.  Lease rates are slightly below projections.  The medical office building has been completed and is currently seeking tenants.  Leasing is trailing the original projections as uncertainty about both the economy and health care initiatives has caused medical organizations to delay their leasing commitments.  There is current interest for space but it is too early to tell the ultimate impact on performance.  The Palm Desert property is not performing as projected due to a combination of one tenant, Fresh and Easy, delaying the opening of their store for operations, and a reluctance on the part of prospective tenants to commit to space needs given the general uncertainty surrounding weak economic conditions.

Discussion of Other Currently Operating Prior Programs

The following is a summary of the prior real estate programs of Passco Companies, LLC and PREE as of April 30, 2009 that were operating at that time and that have not been previously discussed under “Adverse Business Developments and Results of Operations.”  The summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found beginning on page F-6 of this Prospectus.

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Four Winds, a 350 unit Class B apartment property located in Overland Park, KS, which was acquired in December 2005.  The property is approximately 94% leased and distributing a 6% annualized cash on cash return to investors based on their initial equity investment.

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Mallard Crossing, a 350 unit Class A apartment property located in Loveland, OH (near Cincinnati), which was acquired in December 2005.  The property is approximately 93% leased and distributing a 6% annualized cash on cash return to investors based on their initial equity investment.

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Alanza Brook, a 336 unit Class A apartment property located in Houston, TX , which was acquired in February 2006.  The property is approximately 97% leased and distributing a 6.5% annualized cash on cash return to investors based on their initial investment.

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Moorings Landing, a 201 unit Class A apartment property located in League City, TX, which was acquired in February 2006.  The property is approximately 97% leased and distributing a 5.75% annualized cash on cash return to investors based on their initial equity investment.

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Lincoln Plaza, an 81,000 square foot retail shopping center located in Tacoma, Washington, which was acquired in April 2006.  The property is approximately 100% leased and distributing a 6.25% annualized cash on cash return to investors based on their initial equity investment.

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Raveneaux, a 382 unit Class A apartment property located in Houston, TX, which was acquired in August 2006.  The property is approximately 97% leased and distributing a 5.75% annualized cash on cash return to investors based on their initial equity investment.

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Waters Edge, a 300 unit Class A apartment property located in Plano, TX, which was acquired in October 2006.  The property is approximately 98% leased and distributing a 5.5% annualized cash on cash return to investors based on their initial equity investment.

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Creekwalk Village, a 174,000 square foot retail shopping center located in Plano, TX, which was acquired in April 2007.  The property is approximately 100% leased and distributing a 6% annualized cash on cash return to investors based on their initial equity investment.

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Lionsgate, a 360 unit Class A apartment property located in Overland Park, KS, which was acquired in December 2007.  The property is approximately 96% leased and distributing a 5% annualized cash on cash return to investors based on their initial equity investment.

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Resort at Lake Crossing, a 208 unit Class A apartment property located in Lexington, KY, which was acquired in June 2008.  The property is approximately 97% leased and distributing a 6.2% annualized cash on cash return to investors based on their initial equity investment.

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Courtney Village, a 368 unit Class A apartment property located in Phoenix, AZ, which was acquired in February 2005.  The property is approximately 97% leased and distributing a 6.5% annualized cash on cash return to investors based on their initial equity investment.

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Howard Hughes Promenade, a 248,000 square foot retail entertainment center located in Los Angeles, CA, which was acquired in June 2005.  The property is approximately 96% leased and distributing a 7.5% annualized cash on cash return to investors based on their initial equity investment.

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Silver City, a 42,000 square foot retail shopping center located in Las Vegas, NV, which was acquired in December 2004.  The property is 100% leased and distributing a 5% annualized cash on cash return to investors based on their initial equity investment.

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Villa Toscana, a 504 unit Class A apartment property located in Houston, TX, which was acquired in October 2005.  The property is approximately 95% leased and distributing a 6.5% annualized cash on cash return to investors based on their initial equity investment.

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Pinnacle Village, a 127,000 square foot retail shopping center located in Overland Park, KS, which was acquired in August 2007.  The property is approximately 95% leased and distributing a 5.6% annualized cash on cash return to investors based on their initial equity investment.

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Madison at Fairwood, a 382 unit Class B apartment property located in Renton, WA (suburb of Seattle), which was acquired in February 2008.  The property is approximately 95% leased and distributing a 4% annualized cash on cash return to investors based on their initial equity investment.  Pursuant to the business plan, the common areas and apartment units are being renovated.

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Mission Ridge, a 300 unit Class B apartment property located in Renton, WA (suburb of Seattle), which was acquired in January 2008.  The property is approximately 90% leased and not distributing a cash on cash return to investors.  Pursuant to the business plan, the common areas and apartment units are being renovated.

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Warminster Business Park, a 90,000 square foot industrial business park located in Warminster, PA, which was acquired in November 2008.  The property is approximately 90% leased and distributing a 5.8% annualized cash on cash return to investors based on their initial equity investment.

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Hanford Mall, a 483,000 square foot regional shopping mall located in Hanford, CA, which was acquired in November 2003.  The property is 94% leased and distributing a 8.5% annualized cash on cash return to investors based on their initial equity investment.

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Passco Realty Trust, Inc., a non-public real estate investment trust, raised approximately $8,500,000 million between May 2005 and March 2007.  It currently owns tenant in common interests in 4 multi-family properties and 2 retail properties, and is paying dividends to investors representing a 5.5% annualized cash on cash return to investors based on their initial equity investment.

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Passco Real Estate Enterprises, Inc., issued Series 2005-A 8% Participating Debentures in 2005, raising approximately $45,207,000.  Proceeds of this debt offering are specifically restricted to uses such as deposits and underwriting costs on real property acquisitions, bridge financing between acquisition and syndication of an asset, and direct real estate investments.  All required interest payments have been made on a timely basis and the debentures have a maturity date of December 31, 2011, with extension options to December 31, 2013 and a portion to December 31, 2015.

Completed Programs with Adverse Results

The following is a summary of the prior real estate programs of Passco Companies, LLC and PREE as of April 30, 2009 that had completed operations at that time and experienced certain adverse results such as cash flow deficiencies and loss of capital.  The summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found beginning on page F-6 of this Prospectus.

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Wenatchee Valley Mall, a 340,000 square foot regional mall located in Wenatchee, WA, which was acquired in October 2003 and sold in December 2007.  The project was sold at a loss representing approximately 55% of original invested capital.  When distributions are included, investors received a return of approximately 60% of their original invested capital.  The average annualized rate of return on an investor’s initial equity investment was -10%.

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Kauai Village, a 114,000 square foot retail shopping center located in Kapaa, HI, which was acquired in May 2004 and sold in January 2007 at a loss representing approximately 5% of original invested capital.  When distributions are included, investors received a return of approximately 108% of their original invested capital.

Discussion of Other Completed Prior Programs

The following is a summary of the prior real estate programs of Passco Companies, LLC and PREE as of April 30, 2009 that had completed operations at that time and that have not been previously discussed under “Completed Programs with Adverse Results.”  The summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found beginning on page F-6 of this Prospectus.

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Puente Hills Mall, a 1.2 million square foot regional mall located in Puente Hills, CA, which was acquired in May 2003 and sold in December 2005.  The average annualized rate of return on an investor’s initial equity investment was 21%.

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Moreno Valley Shopping Center, a 341,000 square foot retail shopping mall located in Moreno Valley, CA, which was acquired in November 2000 and sold in November 2004.  The average annualized rate of return on an investor’s initial equity investment was 11%.

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Mercantile Row Shopping Center, a 189,000 square foot retail shopping center located in Dinuba, CA, which was acquired in October 2000 and sold in March 2004.  The average annualized rate of return on an investor’s initial equity investment was 14%.

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Delta Fair Shopping Center, a 156,000 square foot retail shopping center located in Antioch, CA, which was acquired in March 1999 and sold in February 2004.  The average annualized rate of return on an investor’s initial equity investment was 15%.

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Country Corner Shopping Center, a 106,000 square foot retail shopping center located in Escondido, CA, which was acquired in June 2000 and sold in April 2005.  The average annualized rate of return on an investor’s initial equity investment was 17%.

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Lancaster Commerce Center, a 550,000 square foot retail shopping center located in Lancaster, CA, which was acquired in January 2002 and sold in August 2005.  The average annualized rate of return on an investor’s initial equity investment was 28%.

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Rolling Ridge Plaza, an 86,000 square foot retail shopping center located in Chino Hills, CA, which was acquired in October 2001 and sold in August 2006.  The average annualized rate of return on an investor’s initial equity investment was 21%.

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Chapman Heights, a 111,000 square foot retail shopping center located in Yucaipa, CA, which was acquired in December 2001 and sold in September 2006.  The average annualized rate of return on an investor’s initial equity investment was 18%.

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Jeronimo Business Center, an 85,000 square foot retail/automotive business center located in Mission Viejo, CA, which was acquired in February 2002 and sold in November 2006.  The average annualized rate of return on an investor’s initial equity investment was 43%.

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Walnut Hills, a 108,000 square foot retail shopping center located in Walnut, CA, which was acquired in October 1999 and sold in November 2006.  The average annualized rate of return on an investor’s initial equity investment was 29%.

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Belle Mill, a 120,000 square foot retail shopping center located in Red Bluff, CA, which was acquired in March 2000 and sold in May 2007.  The average annualized rate of return on an investor’s initial equity investment was 12%.

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Hoover Place Shopping Center, a 80,000 square foot retail shopping center located in Fresno, CA, which was acquired in March 2002 and sold in December 2007.  The average annualized rate of return on an investor’s initial equity investment was 11%.

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Rancho Cordova Town Center, a 277,000 square foot retail shopping center located in Rancho Cordova, CA, which was acquired in September 2002 and sold in May 2007.  The average annualized rate of return on an investor’s initial equity investment was 16%.

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Reno II, a 705,000 square foot industrial building located in Sparks, NV, which was acquired in April 2003 and sold in January 2007.  The average annualized rate of return on an investor’s initial equity investment was 28%.

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Norwood Plaza, an 89,000 square foot retail shopping center located in Sacramento, CA, which was acquired in December 1999 and sold in January 2008.  The average annualized rate of return on an investor’s initial equity investment was 5%.

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Reno I, a 618,000 square foot portfolio of industrial buildings located in Sparks and Reno, NV, which was acquired in April 2003 and sold in September 2003.  The average annualized rate of return on an investor’s initial equity investment was 11%.

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Passco Real Estate Enterprises, Inc., issued Series 2001-A 10% Participating Debentures in 2001, raising approximately $4,310,000.  Proceeds of this debt offering were specifically restricted to uses such as deposits and underwriting costs on real property acquisitions, bridge financing between acquisition and syndication of an asset, and direct real estate investments.  All required interest payments were made on a timely basis and the debentures were retired on schedule in 2007 and repaid in full at that time.

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Passco Diversified Fund, LLC, a non-public real estate investment fund, raised approximately $4,035,000 between April 2002 and August 2003.  It subsequently acquired interests in 6 properties.  By 2009, all of the investments were liquidated, resulting in an average annualized rate of return on an investors’ initial equity investment of 7.5%.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock that may be relevant to you.  The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively.  We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein.  This summary does not constitute legal or tax advice.  Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under a share repurchase program, if established, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (except as provided below).  The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.  This summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  This summary does not address state, local or non-United States tax considerations.

Luce, Forward, Hamilton & Scripps LLP has acted as our special United States federal income tax counsel in connection with this offering, has reviewed this summary and has opined that, to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, this summary is accurate in all material respects.  The opinion of Luce, Forward, Hamilton & Scripps LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We intend to make an election to be taxed as a REIT under the Internal Revenue Code.  We anticipate making the election to be taxed as a REIT in commencing with the taxable year in which we satisfy the minimum offering requirements, but, depending on the number of stockholders we have and the number of shares they own, as well as the composition of our assets and income, we may delay this election to the taxable year after we satisfy the minimum offering requirements.  This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders.  These laws are highly technical and complex.

In connection with this offering, Luce, Forward, Hamilton & Scripps LLP has delivered an opinion to us that, commencing with our taxable year in which we satisfy the minimum offering requirements, we were organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Luce, Forward, Hamilton & Scripps LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets, and income, and the past, present and future conduct of our business operations.

While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Luce, Forward, Hamilton & Scripps LLP or by us that we will so qualify as a REIT for any particular year.  The opinion is expressed as of the date issued and will not cover subsequent periods.  Luce, Forward, Hamilton & Scripps LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law.  You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Luce, Forward, Hamilton & Scripps LLP.  Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us.  Such values may not be susceptible to a precise determination.  While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs

If we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders.  This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a corporation.  In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.  Even if we qualify for taxation as a REIT, however, we will still be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses;

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of a trade or business, other than foreclosure property, such income will be subject to a 100% tax;

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

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If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax.  In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

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If we fail to satisfy either the 75% or 95% Income Tests (defined below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a penalty tax based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

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If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us;

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We may elect to retain and pay tax on our net long-term capital gain.  In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

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If we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test;

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If we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition; and

•	Income earned by any of our Taxable REIT Subsidiary (“TRS”) lessees and other TRSs will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements – General Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must meet tests regarding our income and assets described below and:

(i)           be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(ii)           elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs commencing in the year in which we satisfy the minimum offering requirements;

(iii)           be managed by one or more trustees or directors;

(iv)           have our beneficial ownership evidenced by transferable shares;

(v)           not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

(vi)           use a calendar year for federal income tax purposes;

(vii)           have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

(viii)           not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding stock is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities.  Items (vii) and (viii) above will not apply until after the first taxable year for which we elect to be taxed as a REIT.  If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year.

We anticipate making the election to be taxed as a REIT in the year in which we satisfy the minimum offering requirements, but, depending on the number of stockholders we have and the number of shares they own, as well as the composition of our assets and income, we may delay this election to the following year.  Our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above (but which should not prevent us from qualifying under item (iv) above).

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “– Operational Requirements – Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation.  In addition, the Internal Revenue Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax.  If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and income tests applicable to REITs.  Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership).  In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands.  Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.  For any period of time that we own 100% of our operating partnership, all of the operating partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries.  If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs.  A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT.  Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.  Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned–for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours–the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes.  Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation.  Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.  See “Operational Requirements – Asset Tests” and “Operational Requirements – Income Tests.”

Taxable Corporate Subsidiaries.  In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs.  We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS.  The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes.  Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to pay dividends to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns.  Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as either income or return of capital.  This treatment can affect our income and asset test calculations, as described below.  Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries.  For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Operational Requirements – Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

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At least 75% of our gross income for each taxable year, excluding gross income from “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments.  This test is the 75% Income Test.

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At least 95% of our gross income for each taxable year, excluding gross income from “prohibited transactions” and certain hedging transactions, generally must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% Income Test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.  This test is the 95% Income Test.

Interest income constitutes qualifying mortgage interest for purposes of the 75% Income Test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property.  If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% Income Test only to the extent that the interest is allocable to the real property.  Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% Income Test and 95% Income Test provided that the real property is not held as inventory or primarily for sale to customers in the ordinary course of business.  To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee.  However, interest or rental income based on the gross receipts of a borrower or lessee still may not qualify to the extent the borrower’s or lessee’s gross receipts or sales were based on a lessee’s or sublessee’s income or profits.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property.  The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans.  Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% Income Test.  Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law.  We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT.  However, in the event that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

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the amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

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in general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a “Related Party Customer,” or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

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rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

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we normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience.  Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income.  We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries.  These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation.  Such distributions will generally constitute qualifying income for purposes of the 95% Income Test, but not for purposes of the 75% Income Test.  Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% Income Test and  the 75% Income Test.

We may receive various fees in connection with our operations relating to the origination of mezzanine and other similar loans secured by an interest in real property.  The fees will generally be qualifying income for purposes of both the 75% Income Test and the 95% Income Test if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits.  Other fees generally are not qualifying income for purposes of either income test and will not be favorably counted for purposes of either the 75% Income Test or the 95% Income Test.  Any fees earned by any TRS will not be included for purposes of the income tests.

Additionally, we may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities.  Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options.  Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates or currency fluctuations, will not be treated as gross income for purposes of either the 75% Income Test or the 95% Income Test, provided specific requirements are met.  Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “– Asset Tests”) or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% Income Test or 95% Income Test (or assets that generate such income).  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit.  For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital.  To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% Income Test and the 95% Income Test and the Asset Tests described below.  We expect the bulk of the remainder of our income to qualify under the 75% Income Test and the 95% Income Test as gains from the sale of real property interests, interest on mortgages on real property and rents from real property in accordance with the requirements described above.  With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person.  In addition, none of our customers are expected to be Related Party Customers, and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease.  We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property managers and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property primarily for its convenience.  Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income.  However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income Test and the 95% Income Test.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code.  These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	we attach a schedule of our income sources to our federal income tax return.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.  If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT.  As discussed above under “–Taxation of REITs,” even where these relief provisions apply, the Internal Revenue Code imposes a penalty tax based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income tax.

Operational Requirements – Asset Tests

At the close of each quarter of our taxable year, starting with the taxable year with respect to which we elect to be taxed as a REIT, we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.  The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.  Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 10% Asset Test does not apply to securities of a TRS, nor does it apply to certain “straight debt” instruments possessing certain characteristics.  The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRS.

Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% Income Test and the 95% Income Test described above.  If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT Asset Tests and the 75% Income Test and the 95% Income Test.  If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash.  To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of United States federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.  Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the 75% Income Test and the 95% Income Test, depending upon the circumstances and the specific structure of the investment.

The Asset Tests must generally be met for any quarter in which we acquire securities or other property.  If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values.  If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter.  We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.  If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests.  A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Internal Revenue Code also provides that certain securities will not cause a violation of the 10% Asset Test described above.  Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features.  A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities.  In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% Asset Test.  Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% Income Test described above under “– Operational Requirements – Income Tests.” In addition, when applying the 10% Asset Test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

We believe that our holdings will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.  Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test.  See “Operational Requirements – Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test.  We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities.  Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future.  Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements.  Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets.  If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions.

Operational Requirements – Annual Distribution Requirement

To be taxed as a REIT, we are required to make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders each year in an amount equal to:

(a) the sum of:

(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2) 90% of our net income, if any (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (1) the amounts actually distributed plus (2) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income.  It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale.  In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income.  We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements.  If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year.  In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency distributions, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains.  The effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

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taxable United States stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

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the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system.  We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.  Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates.  Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.  If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code.  A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements – Recordkeeping

We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service.  Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock.  We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.  We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT.  In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at capital gains rates (through 2010), and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the distributions received deduction.  We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax.  The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business.  We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business.  Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances.  No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment.  The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property.  We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Income Test.  Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.  To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% Income Test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities.  Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options.  To the extent that we or a pass-through subsidiary enters into a hedging transaction to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and the instrument is properly identified as a hedge along with the risk it hedges within prescribed time periods, any periodic income from the instrument, or gain from the disposition of such instrument, would be excluded altogether from the REIT 95% Income Test, and would be treated as non-qualifying income for the 75% Income Test.  To the extent that we hedge in other situations, the resultant income will be treated as income that does not qualify under the 75% Income Test or the 95% Income Test, provided that certain requirements are met.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.  We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.  No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the 75% Income Test or the 95% Income Test, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions.  We normally intend to treat these transactions as true leases for federal income tax purposes.  However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner.  If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property.  In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT.  Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Investments in Taxable REIT Subsidiaries

We and each subsidiary that will qualify as a TRS will make a joint election for the TRS to be treated as a taxable REIT subsidiary of our REIT.  A domestic TRS (or a foreign TRS with income from a United States business) pays federal state and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends.  A TRS operating outside of the United States may pay foreign taxes.  The taxes owed by our TRSs could be substantial.  To the extent that our TRSs are required to pay federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our REIT status.  However, several provisions regarding the arrangements between a REIT and its TRS ensure that a TRS will be subject to an appropriate level of federal income taxation.  For example, the Internal Revenue Code limits the ability of our TRS to deduct interest payments in excess of a certain amount made to us.  In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties.  In particular, this 100% tax would apply to our share of any rent paid by a TRS lessee that was determined to be in excess of a market rate rent.  We intend that all transactions between us and our TRS lessees will be conducted on an arm’s length basis and, therefore, that the rent paid by our TRS lessees to us will not be subject to the excise tax.

Taxation of Taxable United States Stockholders

Definition

In this section, the phrase “United States stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

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a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

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a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for United States federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  An investor that is a partnership and the partners in such partnership should consult their tax advisors about the United States federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable United States stockholders with respect to our common stock generally will be taxed as described below.

Distributions Generally

Distributions to United States stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income.  These distributions are not eligible for the dividends received deduction generally available to corporations.  In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals, trusts and estates from taxable C corporations.  Stockholders that are individuals, trusts and estates, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (2) distributions received by us from taxable C corporations, or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the United States stockholder’s shares of common stock, and the amount of each distribution in excess of a United States stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock.  Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.  United States stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above.  Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits.  As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements.  Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Capital Gain Distributions

Distributions to United States stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the United States stockholder has held his shares of common stock.  A corporate United States stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income.  Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals and 35% in the case of stockholders that are corporations.  Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2010) if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 35% through 2010) if such shares of common stock are held for 12 months or less.  Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.  Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses).  In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Information Reporting Requirements and Backup Withholding for United States Stockholders

We will report to United States stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any.  Under some circumstances, United States stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock.  Backup withholding will apply only if the stockholder:

•	fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•
under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a United States stockholder will be allowed as a credit against the United States stockholder’s United States federal income tax liability and may entitle the United States stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.  United States stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Special Tax Considerations for Non-United States Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-United States holders,” are complex.  The following discussion is intended only as a summary of these rules.  Non-United States holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Distributions

The portion of distributions received by Non-United States holders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a United States trade or business of the Non-United States holder will be subject to United States withholding tax at the rate of 30%, unless reduced by treaty.  In general, Non-United States holders will not be considered to be engaged in a United States trade or business solely as a result of their ownership of our common stock.  In cases where the distribution income from a Non-United States holder’s investment in our common stock is, or is treated as, effectively connected with the Non-United States holder’s conduct of a United States trade or business, the Non-United States holder generally will be subject to United States tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a United States income tax return filed by or on behalf of the Non-United States holder and the income may also be subject to the 30% branch profits tax in the case of a Non-United States holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a United States real property interest, which we refer to as a “USRPI,” distributions by us that are not distributions out of our earnings and profits will not be subject to United States income tax.  If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions.  However, the Non-United States holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.  If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Dispositions of Our Common Stock

Unless our stock constitutes a USRPI, a sale of our stock by a non-United States holder generally will not be subject to United States taxation under FIRPTA.  Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-United States holders at all times during a specified testing period.  We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA.  However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-United States holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-United States holder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale.  However, we do not expect that our common stock will be publicly traded following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-United States holder would be required to file a United States federal income tax return and would be subject to the same treatment as a United States stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-United States holder in two cases: (1) if the non-United States holder’s investment in our stock is effectively connected with a United States trade or business conducted by such non-United States holder, the non-United States holder will be subject to the same treatment as a United States stockholder with respect to such gain, or (2) if the non-United States holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.  In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-United States holder may be treated as having gain from the sale or exchange of a USRPI if the non-United States holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Information Reporting Requirements and Backup Withholding for Non-United States Stockholders

Non-United States stockholders should consult their tax advisors with regard to United States information reporting and backup withholding requirements under the Internal Revenue Code.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation.  These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Internal Revenue Code.  The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI.  Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as distributions to a tax-exempt United States stockholder of our common stock.  A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules.

However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code.  These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI.  This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts.  It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts; however, we do not guarantee that this will be the case in the future.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld.  Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-United States stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.  Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-United States stockholder resides under the provisions of an applicable income tax treaty.  A non-United States stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-United States stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.  Payment of the proceeds of a sale of our common stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-United States stockholder and specified conditions are met or an exemption is otherwise established.  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the IRS.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock.  Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return.  We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership.  The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation.  Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership.  If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes.  Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.  Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided.  Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year.  In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.  We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) common units are not traded on an established securities market and (2) common units should not be considered readily tradable on a secondary market or the substantial equivalent thereof.  In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code.  In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property.  If our operating partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of common units would be subject to special rules under section 469 of the Internal Revenue Code.  Under such rules, each holder of common units would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities.  In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership.  Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the common unit holder’s “entire interest” in our operating partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above.  In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.  Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes.  Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax.   A partnership is not a taxable entity for federal income tax purposes.  As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations.   Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.   Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.  Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties.  In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes.  It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale.  These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur.  The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution.  The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.   The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership.  If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero.  If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us.  The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership.   Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities.  To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership.  To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership.

Sale of Our Operating Partnership’s Property.   Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.  Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax.  Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property.  We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years.  Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Other Federal Tax Considerations

Legislative or Other Actions Affecting REITs

The American Jobs Creation Act of 2004, which we refer to as the “2004 Act,” made numerous changes to REIT tax rules, including the adoption of new REIT income and asset test relief provisions, as described above.  Except as noted above, the provisions of the 2004 Act are effective for taxable years beginning in 2005.  In addition, The Jobs and Growth Tax Relief Reconciliation Act of 2003, as amended by subsequent legislation, reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (through 2010) and on distributions payable by taxable C corporations from 38.6% to 15% (through 2010).  While gains from the sale of the shares of REITs are eligible for the reduced tax rates, distributions payable by REITs are not eligible for the reduced tax rates except in limited circumstances.  As a result, distributions received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 2010).  The more favorable tax rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that make distributions, which could adversely affect the value of the shares of REITs, including our shares.

The rules dealing with United States federal income taxation are constantly under review.  No assurance can be given as to whether, when, or in what form, the United States federal income tax laws applicable to us and our stockholders may be changed.  Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

STATE AND LOCAL TAX CONSIDERATIONS

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property.  Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above.  Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Some states may impose an entity level tax directly on us.  For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008.  Under the revised franchise tax, commonly referred to as a margins tax, a REIT may be treated as a “taxable entity” if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate.  If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules.  Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA).  This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS.  We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein.  Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•
whether the investment will produce an unacceptable amount of “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations – Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets.  The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code.  These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing.  For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets.  Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs.  Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans.  Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan.  Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation).  Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Passco Advisors, LLC, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Passco Advisors, LLC of the fiduciary duties mandated under ERISA.  Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets.  These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions.  Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us, or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner.  These taxes would be imposed on any disqualified person who participates in the prohibited transaction.  In addition, our advisor, and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction), could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach.  With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule.  We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.”  If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation.  A publicly-offered security must be:

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sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period.  In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances.  The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less.  Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

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any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

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any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement.  Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability.  The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors.  The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant.  The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors.  The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity.  In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded.  It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies.  The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities.  To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods.  A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights.  If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period.  Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Assets Regulation.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares.  Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.  A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor.  When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made.  In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.  In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop, and there may not be an independent basis to determine the fair market value of our shares.  To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

Conclusion

Acceptance of subscriptions of any employee benefit plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that  benefit plan or that the investment is appropriate for such  benefit plan.  Each plan fiduciary should consult with his or her own legal advisors as to the propriety of an investment in our company in light of the specific requirements applicable to that benefit plan.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 1,100,000,000 shares of stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share.  In addition, our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.  As of the date of this prospectus, 22,333 shares of our common stock are issued and outstanding, and no shares of preferred stock are issued and outstanding.

Common Stock

Subject to the restrictions in our charter on transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of common stock, the holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors.  Our charter does not provide for cumulative voting in the election of our directors.  Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors.  Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future.  In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders.  Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares have any preference, conversion, exchange, sinking fund or redemption rights.  In addition, stockholders will not be entitled to exercise appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.  Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Unless otherwise provided by our board of directors, we will not issue shares in certificated form.  Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge.  These requests should be delivered or mailed to: Passco Apartment REIT, Inc., c/o [Transfer Agent].

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds.  With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval.  Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock.  The issuance of preferred stock could have the effect of delaying or preventing a change in control.  Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, on a date and time set by our board of directors, at least 30 days after delivery of our annual report.  Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chairman of the board, our chief executive officer or our president, or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting.  Upon receipt of a written request of stockholders entitled to cast at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting.  The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting.  The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum.  Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action.  With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected.  Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Under the Maryland General Corporation Law and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on:

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amendments to our charter, including amendments adversely affecting the rights, preferences and privileges of the stockholders and amendments relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	our liquidation and dissolution;

•	a merger, consolidation or sale or other disposition of all or substantially all of our assets; and

•	election or removal of our directors.

Except with respect to the election of directors or as otherwise provided in our charter, the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast is required to approve any such action.

The term of our advisory agreement with Passco Advisors, LLC will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual agreement by us and Passco Advisors, LLC.  Our independent directors will annually review our advisory agreement with Passco Advisors, LLC.  While the stockholders do not have the ability to vote to replace Passco Advisors, LLC or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the mailing of the proxy statement for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors.  Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors.  Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year.  In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year.  Each of the requirements specified in the two preceding sentences shall not apply in the first taxable year for which we make an election to be taxed as a REIT.  We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code.  However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, among other purposes, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of our aggregate outstanding shares or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock unless exempted by our board of directors.  Our board of directors may waive (prospectively or retroactively) this ownership limit with respect to a particular person if the ownership in excess of the limit will not result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT.  In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions.  The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as described below.  For purposes of this provision, we treat corporations, partnerships and other entities as single persons.  Our charter also prohibits any person from beneficially or constructively owning shares that would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT and any transfer of our shares that, if effective, would result in our shares being owned by fewer than 100 persons.

Prior to the date that either each class or series of our shares qualifies as a class of “publicly-offered securities” for purposes of the Plan Assets Regulation or we qualify for another exception (other than the “insignificant participation exception”) to the Plan Assets Regulation, our charter prohibits any person from transferring or attempting to transfer shares:

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to the extent the transfer would result in 25% or more of any class or series of our shares being beneficially owned by one or more Benefit Plan investors, disregarding for such purposes shares held by non-Benefit Plan investors who have discretionary authority or control with respect to our assets or who provide investment advice to us for a fee, direct or indirect, with respect to our assets (a “Controlling Person”) and any affiliate of a Controlling Person; and

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unless such person obtains from its transferee a representation and agreement that (1) its transferee is not (and will not be), and is not acting on behalf of, a Benefit Plan investor or Controlling Person and (2) such transferee will obtain from its transferee such representation and agreement.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in a violation of any of the other restrictions on transfer and ownership described above will be null and void or will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries.  The prohibited transferee will not acquire any rights in the shares.  The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer.  We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee.  We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series.  The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or other distributions and will not have the right to vote or any other rights attributable to the shares held in the trust.  The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary.  The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows.  The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares.  The Trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee.  Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the prohibited trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer.  We may redeem the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee t the trustee.  We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.  We will have the right to accept the offer until the trustee has sold the shares.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust notify us of such event as soon as practicable, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction.  In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.  The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors as described above.

Within 30 days after the end of each taxable year, every owner of more than 5% of our outstanding stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares.  Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Ownership Requirements

Federal and state securities laws and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts.  These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution – Suitability Standards.”  Subsequent purchasers, i.e., potential purchasers of your shares, may also be required meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum ownership requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law.  These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Distributions

After breaking escrow and acquiring our first asset, we expect to declare daily distributions paid monthly.  Distributions will be calculated based on daily record dates beginning on the date we accept your subscription.

We prefer to make distributions from cash flow from operations.  However, we expect to have little, if any, cash flow from operations available for distributions until we make substantial investments.  Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare and make distributions in anticipation of cash flow that we expect to receive during a later period and we will make these distributions in advance of our actual receipt of these funds, subject to applicable law.  In these instances, we may borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make distributions.

We prefer not to use the proceeds of this offering to make distributions.  However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to make distributions from any source, including the sale of assets, proceeds from this offering or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT after electing REIT status, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP).  If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year.  See “Federal Income Tax Considerations – Taxation of REITs.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.  Our ability to make distributions will be impacted by amounts used to repurchase shares in our share repurchase program, as well as fees paid to our advisor.  In particular, amounts due to the advisor as the holder of special units in our operating partnership may result in significantly less cash being available for distribution to stockholders in connection with the sale of assets.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares held by each of them.  We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a stockholder or his or her designated agent upon request of the stockholder.  We will also mail this list to any stockholder within 10 days of receipt of his or her request.  We may impose a reasonable charge for expenses incurred in reproducing such list.  Stockholders, however, may not sell or use this list for commercial purposes.  The purposes for which stockholders may request this list include matters relating to their voting rights.  Each stockholder who receives a copy of the stockholder list shall keep such list confidential and shall sign a confidentiality agreement to the effect that such stockholder will keep the stockholder list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/ or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company.  We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company.  The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Tender Offers

Our charter provides that if any person makes a tender offer, including any “mini-tender” offer, such person must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements.  Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer.  If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer.  In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder.  For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities.  An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation.  A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.  We have opted out of these provisions by resolution of our board of directors with respect to any business combination that is first approved by our board of directors.  However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares.  “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved.  Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.  Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock.  There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.  We have elected, at such time as we become eligible to make such election under Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock.  The following discussion summarizes the principal terms of this plan.  Appendix B to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement.  Participants must agree to notify us promptly when they no longer meet these standards.  See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer.  Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form.  You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan.  You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose.  You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the monthly distribution dates.  The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the distribution reinvestment plan.

The purchase price for shares purchased under the distribution reinvestment plan will initially be $9.50 per share.  Eighteen months after the completion of our offering stage, shares issued pursuant to our distribution reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose.  We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offering.  (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.)

Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan  no less than quarterly.  Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions paid in the prior year.  We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions

No selling commissions or dealer manager fees will be payable on shares sold under the distribution reinvestment plan.  We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase program, rather than for investments.  However, to the extent proceeds from our distribution reinvestment plan are used for investments in real estate and for real estate-related investments, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of acquisition and origination fees.  See “Management Compensation.”

Voting

You may vote all shares, including fractional shares, that you acquire through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the distribution reinvestment plan.  Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares.  In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional dividend equal to the amount of the discount.  At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00.  Therefore, at least until our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 in distributions reinvested by them under our distribution reinvestment plan.  You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.  See “Federal Income Tax Considerations – Taxation of Stockholders.” We will withhold 28% of the amount of dividends or other distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan.  You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice.  For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates.  Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan.  We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment, Suspension or Termination of Plan

We may amend, suspend or terminate the distribution reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ written notice to participants.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that may enable you to sell your shares to us in limited circumstances.  In its sole discretion, our board of directors may accept or reject any share repurchase request and could choose to terminate the program or to amend its provisions without stockholder approval.  Unless the shares are being repurchased in connection with a stockholder’s death or “qualifying disability” (as defined below), the prices at which we will repurchase shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock, the repurchase price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose.  We expect to establish an estimated value per share beginning 18 months after the completion of our offering stage.  We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings.  We would report this repurchase price to you in our annual report and the three quarterly reports that we publicly file with the SEC.  (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

There are several limitations on our ability to repurchase shares under the program:

•	Unless the shares are being repurchased in connection with a stockholder’s death or “qualifying disability,” we may not repurchase shares until they have been outstanding for one year.

•
Our share repurchase program limits the number of shares we may repurchase to those that we could purchase with the net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year.

•	During any calendar year, we may repurchase no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•
We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We will repurchase shares on the last business day of each month.  The program administrator would have to receive your written request for repurchase at least five business days before that date in order for us to repurchase your shares that month.  If we could not repurchase all shares presented for repurchase in any month, we would attempt to honor repurchase requests on a pro rata basis.  We would deviate from pro rata purchases in two minor ways: (i) if a pro rata repurchase would result in you owning less than half of the minimum purchase amount described below under “Plan of Distribution – Minimum Purchase Requirements,” then we would repurchase all of your shares; and (ii) if a pro rata repurchase would result in you owning more than half but less than all of the minimum purchase amount, then we would not repurchase any shares that would reduce your holdings below the minimum purchase amount.  In the event that we were repurchasing all of your shares, there would be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we did not completely satisfy a stockholder’s repurchase request at month-end because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdrew his or her request before the next date for repurchases.  Any stockholder could withdraw a repurchase request upon written notice to the program administrator if such notice were received by us at least five business days before the date for repurchases.

In several respects we would treat repurchases sought upon a stockholder’s death or “qualifying disability” differently from other repurchases:

•	there is no one-year holding requirement;

•	until we establish an estimated value per share, which we expect to be 18 months after the completion of our offering stage, the repurchase price is the amount paid to acquire the shares from us; and

•	once we have established an estimated value per share, the repurchase price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”).  The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above.  Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

Our board of directors may amend, suspend or terminate the program upon 30 days’ notice.  We would notify you of such developments in our annual or quarterly reports that we publicly file with the SEC or by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934.  During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share repurchase program would only provide stockholders a limited ability to have their shares repurchased for cash until a secondary market develops for our shares, at which time the program would terminate.  No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to have their shares repurchased would have to give written notice to us at Passco Apartment REIT, Inc., c/o [Transfer Agent].

Registrar and Transfer Agent

We have engaged a third party, [Transfer Agent], to serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity.  This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•
a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser.  Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering.  The appraisal will assume an orderly liquidation of assets over a 12-month period.  The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders.  A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)           accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)           one of the following:

(A)           remaining as stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

(B)           receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

●
that would result in our stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors, annual and special meetings of stockholders, the amendment of our charter and our dissolution;

●
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

●
in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares – Meetings and Special Voting Requirements;” or

●	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Passco Apartment REIT Operating Partnership, LP, which we refer to as the operating partnership, is a newly formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the operating partnership.  We are the sole general partner of the operating partnership.  Passco Advisors, LLC, our advisor, contributed $1,000 to our operating partnership in exchange for special units and is currently the sole limited partner.  As the sole general partner, we have the exclusive power to manage and conduct the business of the operating partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution in exchange for common units; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust.  An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties.  We will amend our Operating Partnership Agreement prior to issuing additional partnership units to such sellers.  Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

For more detail, you should refer to the actual amended and restated operating partnership agreement, a copy of which is attached to this prospectus as Exhibit 10.2.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for common units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.  In addition, we are authorized to cause our operating partnership to issue partnership units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.  Although the operating agreement does not currently provide for it, the operating partnership could be amended to issue preferred partnership interests in connection with acquisitions of property or otherwise.  These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a limited partner.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, unless we otherwise cease to qualify as a REIT, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement generally provides that, except as provided below with respect to the special units, our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to us.

Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to us.  Upon the liquidation of our operating partnership, after payment of (or adequate provision for) debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement and in accordance with each partner’s positive capital account balance.

If we elect to bring in additional partners to our operating partnership, the distributions and allocations of profits and losses to the partners generally will be in accordance with their percentage interests.

Passco Advisors, LLC, as the holder of the special units, will be entitled to distributions from our operating partnership in an amount equal to 15.0% of net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our operating partnership owns an interest, after we, and any other holders of common units have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to our total capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return thereon.  There will be a corresponding allocation of profits of our operating partnership made to the owner of the special units.  Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 8.0% cumulative non-compounded annual pre-tax return on their net capital contributions described above prior to the commencement of distributions to the owner of the special units.  The special units will be redeemed for a specified amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (2) a listing liquidity event.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring, operating and servicing our assets, our operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include all, but not be limited to:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses relating to any repurchase by us of any securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations;

•	expenses relating to any 401(k) plan or other incentive, bonus or compensation plan for our employees;

•	expenses relating to any issuance, redemption or repurchase of REIT shares; and

•	our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

If we ever decide to acquire properties in exchange for units of limited partnership interest in the operating partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

The holders of common units (but not us or the holder of the special units) would generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both.  If we elected to redeem common units for shares of our common stock, we would generally deliver one share of our common stock for each common unit redeemed.  If we elected to redeem common units for cash, the cash delivered would generally equal the amount the limited partner would have received if its common units were redeemed for shares of our common stock and then such shares were subsequently repurchased pursuant to a share repurchase program, if any.  In connection with the exercise of these redemption rights, a limited partner would be required to make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

Subject to the foregoing, holders of common units (but not us or the holder of the special units) would be able to exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder held less than 1,000 common units, in which case, it would be required to exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary or in connection with a change in our state of incorporation or organizational form), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership.  We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of the holders of the special units, except in limited circumstances in which such consent is not required.  With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our consent, as general partner.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of 250,000 shares and a maximum of 110,000,000 shares of our common stock on a “best efforts” basis through Passco Capital, Inc., our dealer manager, at $10 per share.  Certain investors may acquire their shares net of all or a portion of selling commissions and dealer manager fees.  Because this is a “best efforts” offering, our dealer manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares.  We are offering up to 100,000,000 shares of common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described below.  We are also offering up to 10,000,000 shares pursuant to our distribution reinvestment plan at a purchase price initially equal to $9.50 per share.  Eighteen months after the completion of our offering stage, shares issued pursuant to our distribution reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose.  We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings.

We expect to sell the 100,000,000 shares offered in our primary offering over a two-year period.  If we have not sold all of the primary offering shares within two years, we may continue this offering until _____________, 20__.  Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as _____________.  If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold 10,000,000 shares through the reinvestment of distributions.  In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus.  We may terminate this offering at any time.

Our dealer manager is Passco Capital, Inc., an affiliate of our advisor and a member of FINRA.  Passco Capital, Inc. was formed as a California corporation in 1998 and has acted as the managing broker dealer for a number of private placement securities offerings sponsored by Passco Real Estate Enterprises, Inc. and Passco Companies, LLC.  This is the first publicly registered offering conducted by our dealer.  Its board of directors consists of Mr. Thomas Jahncke and Mr. William Passo.  For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management – Other Affiliates – Dealer Manager,” and “Conflicts of Interest – Affiliated Dealer Manager” and “– Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds for shares sold in our primary offering (all or a portion of which may be reallowed to participating broker-dealers as described below) and will be reimbursed for documented due diligence expenses it incurs or which are incurred by participating broker-dealers in an amount up to 0.5% of the gross offering proceeds for shares sold in our primary offering (all or a portion of which may be reallowed to participating broker-dealers as described below).  The dealer manager will also receive 3.0% of the gross offering proceeds as compensation for acting as the dealer manager, except that a reduced dealer manager fee will be paid with respect to certain volume discount sales.  We will not pay any selling commissions or dealer manager fees for shares sold under our distribution reinvestment plan.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares.  Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer.

We may also sell shares at a discount to the primary offering price of $10.00 per share in the event that the investor acquires their shares net of all or a portion of selling commissions, such as in the case of an investor who:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•
has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels, we will sell the shares at a 7.0% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such purchases.  We will receive substantially the same net proceeds for sales of shares through these channels.  Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

From its dealer manager fee, the dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee.  Our dealer manager may increase the amount of the reallowance in special cases.  Whether the reallowance to any participating broker-dealer will exceed 1%, and the extent of any excess, will not depend on the actual amount of gross proceeds raised by that broker-dealer.  Rather, the dealer manager expects that any decision to reallow more than 1% of gross offering proceeds from the dealer manager fee would be based solely on projected sales volume of at least $200 million on an annualized basis by the participating broker-dealer at the time it enters into a selling agreement and marketing fee agreement with the dealer manager.  For volume discount sales of $3,000,000 or more, the dealer manager fee may be reduced as negotiated on a transaction by transaction basis.  In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager for reimbursements it may make to broker-dealers for accountable due diligence expenses.

In addition to the compensation described above, we will also reimburse the dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below.  This table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby.  To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Participating Broker-Dealer Compensation

Selling commissions (maximum)	$70,000,000
Dealer manager fee (maximum)	30,000,000
Total (1)	$100,000,000
_________________
(1)	We will also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, not including reimbursement for bona fide due diligence expenses.  In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.  After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering.  However, we expect our total organization and offering expenses to be approximately 11.25% of our gross offering proceeds, assuming we raise the maximum offering amount in the primary offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.  See “Management – Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell shares to our directors, officers, business associates and others identified by us at a discount to the offering price to the extent consistent with applicable laws and regulations.  The purchase price for such shares will be $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.  Purchases under this “friends and family” program will not count toward meeting the minimum offering threshold.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and their family members, IRAs and the qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering.  For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.  The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

We are offering volume discounts to investors who purchase $1,000,000 or more of shares through the same participating broker-dealer in our primary offering.  The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions and dealer manager fees we will pay will be reduced.  Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fees payable for volume sales of our shares.

Dollar Volume Shares Purchased			Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor
$0	To	$999,999	7.0%	3.0%	$10.00
$1,000,000	To	$1,999,999	6.0%	3.0%	$9.90
$2,000,000	To	$2,999,999	5.0%	3.0%	$9.80
$3,000,000	To	$3,999,999	4.0%	2.5%	$9.65
$4,000,000	To	$9,999,999	3.0%	2.0%	$9.50
$10,000,000	and above		2.0%	2.0%	$9.40

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase.  All commission rates and dealer manager fees are calculated assuming a price per share of $10.00.  For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,450,000 ($9.80 per share), selling commissions of $125,000 and dealer manager fees of $75,000.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement.  We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.  Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer.  If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined.  Any request will be subject to our verification that the orders to be combined are made by a single purchaser.  If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined.  Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts.  Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels.  However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

We will not sell any shares unless we raise a minimum of $2,500,000 by ______________, 200_ from persons who are not affiliated with us or our advisor.  Until we have raised this amount, all subscription payments will be placed in an account held by the escrow agent, Union Bank, N.A., in trust for subscribers’ benefit, pending release to us.  You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account.  Once we have raised the applicable minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account.  If we do not raise at least $2,500,000 by ____________, 20__ in this offering, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares.  We will not deduct any fees if we return funds from the escrow account.

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Exhibit A) for a specific number of shares and pay for the shares at the time of your subscription.  Until such time as we have raised the minimum offering amount, you should make your check payable to “Union Bank, N.A., as escrow agent for Passco Apartment REIT, Inc.” Once we have raised $2,500,000, you should make your check payable to “Passco Apartment REIT, Inc.”  Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.  After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions.  We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days.  If accepted, the funds will be transferred into our general account.  You will receive a confirmation of your purchase.  We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of this prospectus.  In order to ensure that you have had sufficient time to review this prospectus, we will not accept your subscription until at least five business days after your receipt of this prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request.  Alabama and Ohio investors are not eligible to participate in the automatic investment program.  Only investors who have already met the minimum purchase requirement may participate in the automatic investment program.  The minimum periodic investment is $100 per month.  We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment program.  If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions related to shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the distribution reinvestment plan.  For a discussion of the distribution reinvestment plan, see “Description of Shares – Distribution Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly.  The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus.  For a discussion of volume discounts, see “– Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice.  If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate.  See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives.  In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

o	the fundamental risks of the investment;

o	the risk that you may lose your entire investment;

o	the lack of liquidity of our shares;

o	the restrictions on transferability of our shares;

o	the background and qualifications of our sponsor and its affiliates; and

o	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors.  Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must initially invest at least $5,000 in our shares to be eligible to participate in this offering.  In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $10.  You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100.  The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law.  These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus.  These supplemental sales materials may include information relating to this offering, the past performance of programs sponsored by Passco Companies, LLC and its affiliates, property brochures and articles and publications concerning real estate.  Some or all of our supplemental sales materials may not be available in certain jurisdictions.

We are offering shares only by means of this prospectus.  Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland.  Luce, Forward, Hamilton & Scripps LLP, San Diego, California, has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheet of Passco Apartment REIT, Inc. and subsidiary as of October 15, 2009 has been included herein and in the registration statement in reliance upon the report of by KPMG LLP, independent registered public accounting firm appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering.  This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement.  For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement.  Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC.  We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm.  The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may read and copy any filed document at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Passco Apartment REIT, Inc.:

We have audited the accompanying consolidated balance sheet of Passco Apartment REIT, Inc. and subsidiary (the Company) as of October 15, 2009. The consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Passco Apartment REIT, Inc. and subsidiary as of October 15, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Irvine, California
October 28, 2009

PASSCO APARTMENT REIT, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET

OCTOBER 15, 2009

Assets
Cash	$202,000
Deferred costs	310,463
Total assets	$512,463

Liabilities and Equity

Accrued expenses	$310,463
Total liabilities	310,463

Equity:
Preferred stock, $.01 par value per share; 100,000,000 shares authorized, none issued and outstanding	–
Common stock, $.01 par value per share; 1,000,000,000 shares authorized, 22,333 shares issued and outstanding	223
Additional paid-in capital	200,777
Total stockholders’ equity	201,000

Noncontrolling interest	1,000

Total liabilities and equity	$512,463

See accompanying notes to consolidated balance sheet.

PASSCO APARTMENT REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
OCTOBER 15, 2009

1.  ORGANIZATION

Passco Apartment REIT, Inc. (the "Company") is a newly organized Maryland corporation formed on May 12, 2009 to invest primarily in multi-family rental real estate.  The Company may also invest in other property classes as well as other real estate-related assets, including debt and equity securities of other real estate companies, and in originating or purchasing mortgages, mezzanine, bridge and other loans.  As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties or securities, nor have any properties been identified in which there is a reasonable probability that the Company will acquire.

The Company intends to operate in a manner that will allow it to qualify as a real estate investment trust, or "REIT," for federal income tax purposes.  The Company utilizes an Umbrella Partnership Real Estate Investment Trust ("UPREIT") organizational structure to hold all or substantially all of its properties and securities through an operating partnership, Passco Apartment REIT Operating Partnership, LP (the "Operating Partnership").

On June 4, 2009, the Company sold 111 shares of common stock to Passco Companies, LLC (the “Sponsor”) at a price of $1,000, or approximately $9 per share.  The Company subsequently contributed $1,000 to the Operating Partnership in exchange for 111 partnership units and is the sole general partner.

On June 5, 2009, the Operating Partnership issued 1,000 Special Units (Note 6) to Passco Advisors, LLC, (the “Advisor”) in exchange for $1,000.

On October 13, 2009, the Company sold 22,222 shares of common stock to the Advisor at a price of $200,000, or approximately $9 per share.  The Company subsequently contributed $200,000 to the Operating Partnership in exchange for 22,222  partnership units on October 14, 2009.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

Due to the Company's control of the Operating Partnership through its sole general partnership interest and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as a noncontrolling interest in the accompanying consolidated balance sheet. All significant intercompany accounts and transactions have been eliminated in consolidation.

Income Taxes

The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended.  As a REIT, the Company generally will not be subject to federal income tax on net income that it distributes to its stockholders.  The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

Use of Estimates

The preparation of the consolidated financial statement in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statement. Actual results could differ from those estimates.  Estimates and assumptions are reviewed periodically and the effects of revision are reflected in the period they are determined to be necessary.

PASSCO APARTMENT REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
OCTOBER 15, 2009
(Continued)

Offering and Organization Costs

Costs associated with the Initial Public Offering are deferred and charged against gross proceeds of the Initial Public Offering upon closing.  Organization costs will be expensed to the extent the Company is required to reimburse the Advisor.

3.  INITIAL PUBLIC OFFERING

The Company is offering for sale up to $1,100,000,000 in shares of common stock, 91% of which (100,000,000 shares) are offered to investors at a price of $10.00 per share, and 9% of which (10,000,000 shares) are offered to participants in the Company’s distribution reinvestment plan at a price of $9.50 per share (the “Initial Public Offering”).  The Company has the right to reallocate the shares of common stock offered between the Company’s primary public offering and the Company’s distribution reinvestment plan.  Passco Capital Inc. (the “Dealer Manager”) will provide dealer manager services in connection with the Offering.  The Initial Public Offering is a best efforts offering, which means that the Dealer Manager is not required to sell any specific number or dollar amount of shares of common stock in the offering but will use its best efforts to sell the shares of common stock.  Initial Public Offering is a continuous offering that will end within two years, unless it is extended in states that permit such an extension.  However, in certain states, the Initial Public Offering may continue for just one year unless the offering period is renewed for up to one additional year.

4.  TRANSACTIONS WITH AFFILIATES

As of October 15, 2009, the Company had incurred $312,463 of offering and organization costs, all of which has been advanced by the Sponsor.  Pursuant to the terms of the Advisory Agreement,  the Company must reimburse the Advisor for offering and organization costs only to the extent that such costs do not exceed 15% of the gross proceeds of the Initial Public Offering.  In the event that the minimum offering is not successful, or to the extent that total offering and organization costs exceed 15% of the gross proceeds of the Initial Public Offering, the Company will not reimburse the Advisor for these costs.

5.  RELATED PARTY TRANSACTIONS

Various affiliates of the Company are involved in the Initial Public Offering and in the Company's operations.  The Company will rely on the Advisor to manage the Company's day-to-day activities and to implement the Company's investment strategy.  The Dealer Manager will provide dealer manager services.  The Advisor and the Dealer Manager are affiliated parties that will receive compensation and fees for services relating to the public offering and for the investment and management of the Company's assets.  These fees, which are discussed in detail in the “Management Compensation” section of the prospectus, primarily consist of:

(i)	Sales commissions payable to the Dealer Manager (all or a portion of which is expected to be re-allowed to participating broker-dealers) of up to 7.0% of the gross offering proceeds;

(ii)
Reimbursement of due diligence expenses up to 0.5% of gross offering proceeds to reimburse participating broker-dealers for accountable due diligence expenses they incur in evaluating the Private Placement and the Public Offering;

(iii)	Dealer manager fee payable to the Dealer Manager of up to 3.0% of the gross offering proceeds;

(iv)
Reimbursement to the Advisor or its affiliates for our cumulative organization and offering expenses, but only to the extent that the reimbursement would not cause the selling commissions, the accountable due diligence reimbursement, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement;

PASSCO APARTMENT REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
OCTOBER 15, 2009
(Continued)

(v)	Acquisition fees payable to the Advisor of up to 2.0% of the gross purchase price of the properties and other real estate-related assets acquired by the Company;

(vi)	Origination fees payable to the Advisor of up to 1.0% of the amount of any mortgage, mezzanine, bridge or other loan originated by the Company;

(vii)
Bridge loan financing fees payable to the Advisor or an affiliate of up to 1% of any bridge loan obtained by the Company in order to acquire assets in advance of raising the necessary funds in the Private Placement and the Public Offering;

(viii)
Permanent financing fees payable to the Advisor or an affiliate of  up to 1% of any loan or line of credit with a term of more than 5 years obtained by the Company and used to acquire, originate or refinance assets; however, no fee will be paid in connection with (1) the refinancing of an asset for which the Advisor received a permanent financing fee within the previous 4 years or (2) loan proceeds from any line of credit until such time as the Company has invested all net offering proceeds;

(ix)	Monthly asset management fees to the Advisor equal to one-twelfth of 0.75% of the sum of the acquisition prices and origination amounts of all assets owned by the Company;

(x)
Reimbursement to the Advisor for its costs in providing services to the Company up to the greater of 2% of the Company’s invested assets or 25% of the Company’s net income, including our allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and information technology costs; however, the Advisor will not be reimbursed for personnel costs in connection with services for which the Advisor earns acquisition, origination or disposition fees; and

(xi)	Disposition fees of up to 2.0% of the contract sales price of each property sold payable to the Advisor if the Advisor provides substantial assistance in connection with the sale of a property.

On June 4, 2009, the Company sold 111 shares of common stock to Passco Companies, LLC, an affiliate of the Advisor, for $1,000.  The Company subsequently contributed $1,000 to the Operating Partnership and is the sole general partner.

On October 13, 2009, the Company sold 22,222 shares of common stock to the Advisor at a price of $200,000 or approximately $9 per share.

6.  SPECIAL UNITS

The Advisor was issued Special Partnership Units (“Special Units”) in the Operating Partnership in exchange for a capital contribution of $1,000.  As such, the Advisor may be entitled to receive certain cash distributions so long as the Special Units remain outstanding as well as a potential one-time cash payment upon the redemption of the Special Units.

So long as the Special Units remain outstanding, the holder of the Special Units will receive 15.0% of the net proceeds received by the Operating Partnership on dispositions of its assets after the holders of common units have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on their net contributions.

In addition, the Special Units will be redeemed by the Operating Partnership, resulting in a one-time cash payment to the holder of the Special Units, upon the earliest to occur of the following events:

(i)           The termination or non-renewal of the Advisory Agreement for “cause,” as defined in the Advisory Agreement;

PASSCO APARTMENT REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
OCTOBER 15, 2009
(Continued)

(ii)           The termination of the Advisory Agreement (“Termination Event”) in connection with (a) a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Company’s directors then in office are replaced or removed, (b) by the Advisor for “good reason” (as defined in the Advisory Agreement) or (c) by the General Partner other than for “cause” (as defined in the Advisory Agreement); or

(iii)           The listing of the Company’s common stock on a national or other securities exchange or the Nasdaq (“Subsequent Liquidity Event”).

Upon an Advisory Agreement Termination Event for “cause,” as defined in the Advisory Agreement, the one-time cash payment to the holder of the Special Units will be $1.  Upon a Termination Event, the one-time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of Operating Partnership Units (“OP units”) in liquidation of the Operating Partnership.  Upon a Subsequent Liquidity Event, the one-time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the market value of our listed shares based upon the average share price for the 30-day period beginning 120 days after such listing.

 Except as described above, the holder of the Special Units shall not be entitled to receive any payment from the Company or the Operating Partnership.  In addition, it is possible that certain of the Company’s stockholders would receive more or less than the 8.0% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the Special Units or the redemption of the Special Units.

7.  NONCONTROLLING INTEREST

Noncontrolling interest consists of the following as of October 15, 2009:

Operating Partnership Special Units	$1,000

Total	$1,000

Operating Partnership Special Units

On June 5, 2009, the Operating Partnership issued 1,000 Special Units to the Advisor for consideration of $1,000.  The holder of Special Units does not participate in the profits and losses of the Operating Partnership.  Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events.  In general, after holders of partnership units, in aggregate, have received cumulative distributions equal to their capital contributions plus an 8.0% cumulative, non-compounded annual pre-tax return on their net contributions, the holder of the Special Units will receive 15% of the net sales proceeds received by the Operating Partnership upon the disposition of the Operating Partnership's assets.

8.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 28, 2009, the date the consolidated balance sheet became available.  There are no subsequent events that require disclosure or adjustment to the consolidated balance sheet.

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Passco Companies, LLC and its affiliates that have investment objectives similar to our own.  These programs were not prior programs of Passco Apartment REIT, Inc.  In determining which prior programs had investment objectives similar to our own, we believe the most important shared factors are (i) an acquisition strategy of acquiring existing properties generating current cash flow and (ii) an operational strategy of actively managing the property and holding it for investment.  As a result, we determined that all of PASSCO’s prior real estate programs had investment objectives similar to our own except those programs that focused real estate development with a view towards sale rather than holding the property for investment.  We do not believe that these development programs have objectives similar to our own given the different risks and strategies involved with developing property as opposed to acquiring existing properties generating current cash flow.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in these Tables is as of December 31, 2008. The following tables are included herein:

Tenant in Common Prior Programs

Table I — Experience in Raising and Investing Funds (Unaudited)

Table II — Compensation to Sponsor (Unaudited)

Table III — Operating Results of Prior Programs (Unaudited)

Table IV — Results of Completed Programs (Unaudited)

Table V — Sales or Disposals of Properties (Unaudited)

Non-Tenant in Common Prior Programs

Table I — Experience in Raising and Investing Funds (Unaudited)

Table II — Compensation to Sponsor (Unaudited)

Table III — Operating Results of Prior Programs (Unaudited)

Table IV — Results of Completed Programs (Unaudited)

Table V — Sales or Disposals of Properties (Unaudited)

This Table I presents information showing the experience of Passco Companies, LLC and its affiliates in raising and investing funds for prior tenant in common programs that closed during the three years ended December 31, 2008. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2008.

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
From January 1, 2006 through December 31, 2008
(Three Years Cumulative)
(unaudited)

	Passco Four Winds	Passco Mallard	Passco Towns of R.	Passco Alanza Brook	Passco Moorings	Passco Lincoln Plaza	Passco Raveneaux	Passco Waters Edge	Passco Creekwalk Village	Passco Chandler H.	Passco Laveen Village	Passco LionsGate	Passco Madison	Passco Resort @ Lake Crossing
	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC
Dollar amount offered	$12,500,000	$15,300,000	$19,800,000	$15,300,000	$8,500,000	$12,900,000	$18,400,000	$15,000,000	$14,200,000	$17,400,000	$8,500,000	$20,100,000	$16,900,000	$10,000,000
Dollar amount raised (1)	12,319,152	15,086,984	19,736,456	15,270,437	8,415,738	12,875,747	18,400,000	15,000,000	14,200,000	17,400,000	8,500,000	19,969,593	15,544,650	9,707,500
Less offering expenses:
Selling commissions and discounts:
Paid to non-affiliates	5.7%	6.6%	5.9%	5.9%	5.4%	7.6%	7.0%	6.4%	5.5%	8.1%	7.6%	7.0%	1.8%	5.4%
Paid to affiliates	2.1%	1.1%	2.8%	2.9%	2.7%	1.2%	1.6%	2.1%	2.1%	1.6%	1.7%	1.4%	0.3%	0.8%
Organizational expenses	0.7%	0.7%	0.8%	0.7%	1.2%	2.3%	0.8%	0.6%	0.7%	0.9%	1.6%	1.1%	0.9%	1.5%
Percent available for investment net of offering expenses	91.5%	91.6%	90.5%	90.5%	90.7%	88.9%	90.6%	90.9%	91.7%	89.4%	89.1%	90.5%	97.0%	92.3%
Acquisition information:
Prepaid items and fees related to purchase of properties	2.6%	2.2%	1.7%	1.7%	2.9%	1.5%	0.0%	4.4%	2.8%	5.1%	2.2%	1.9%	5.5%	9.0%
Cash down payment	78.5%	78.7%	84.0%	84.2%	80.9%	81.0%	84.1%	82.3%	85.9%	82.6%	84.7%	84.3%	80.8%	63.4%
Acquisition fees	2.5%	2.6%	2.5%	2.5%	2.5%	3.8%	2.0%	2.5%	2.7%	0.6%	1.0%	2.5%	5.8%	3.1%
Other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	7.9%	8.1%	2.3%	2.1%	4.4%	2.6%	4.5%	1.7%	0.3%	1.1%	1.2%	1.8%	4.8%	16.8%
Total Acquisition Cost	91.5%	91.6%	90.5%	90.5%	90.7%	88.9%	90.6%	90.9%	91.7%	89.4%	89.1%	90.5%	97.0%	92.3%
Percent Leverage (Mortgage financing divided by total acquisition costs)	59.3%	61.9%	60.1%	61.4%	60.7%	50.5%	76.9%	78.3%	58.1%	58.7%	61.8%	79.1%	76.4%	61.0%
Date offering began	11/2005	12/2005	2/2006	2/2006	1/2006	2/2006	7/2006	10/2006	4/10/2007	10/2006	8/1/2007	8/1/2007	3/15/2008	4/25/2008
Length of offering (in months)	3	7	9	8	8	6	8	3	7	8	10	14	4	7
Months to commit 90% of amount available for investment (measured from beginning of offering)	3	6	9	8	8	6	8	3	3	7	7	13	4	7

(1)
These properties were acquired by the sponsor of the offering prior to the completion of the respective offering.  Therefore, to the extent that the dollar amount raised is shown as less than the dollar amount offered, the sponsor retained ownership of a portion of the tenant in common interests offered.  All percentages are calculated from the dollar amount raised.

Table II provides a summary of the amount and types of compensation paid to Passco Companies, LLC and its affiliates related to prior tenant in common programs, the offerings of which closed in the three years ended December 31, 2008. All figures are as of December 31, 2008.

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE II
COMPENSATION TO SPONSOR
From January 1, 2006 through December 31, 2008
(Three Years Cumulative)
 (unaudited)

	Passco Four Winds	Passco Mallard	Passco Towns of R.	Passco Alanza Brook	Passco Moorings	Passco Lincoln Plaza	Passco Raveneaux	Passco Waters Edge	Passco Creekwalk	Passco Chandler H.	Passco Laveen Market	Passco Resort @ Lake Crossing	Passco Madison	Passco Lions Gate
	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC	TIC
Date offering commenced	11/2005	12/2005	2/2006	2/2006	1/2006	2/2006	7/2006	10/2006	4/2007	10/2006	8/2007	4/2008	3/2008	12/2007
Dollar amount raised	12,319,152	15,086,984	19,736,456	15,270,437	8,415,738	12,875,747	18,400,000	15,000,000	14,200,000	17,400,000	8,500,000	9,707,500	15,544,650	19,969,593
Amounts paid to sponsor from offering proceeds:
Selling commissions and discounts	259,219	169,578	554,399	448,191	225,308	157,703	302,864	307,951	303,923	285,085	145,403	80,250	47,105	282,662
Acquisition fees (real estate commissions)	626,152	860,992	1,083,750	859,050	459,500	803,750	985,000	817,500	821,459	640,750	216,750	270,000	425,000	551,250
Advisory fees	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Reimbursements	26,886	40,585	20,758	48,769	12,397	21,585	31,748	9,512	16,201	39,255	13,537	(122,633)	(44,182)	10,723
Dollar amount of cash generated from operations before deducting payments to sponsor	2,706,896	2,240,017	3,518,097	2,591,663	1,259,478	2,360,896	2,375,629	1,536,880	1,307,919	1,509,906	672,261	(101,715)	829,307	869,152
Amounts paid to sponsor from operations:
Property management fees	421,806	396,757	676,332	495,554	306,549	234,446	452,258	348,536	167,731	149,922	60,381	28,045	112,958	122,386
Company management fees	167,872	351,842	282,800	250,010	127,164	201,850	208,699	169,940	156,357	161,727	66,298	22,433	151,713	95,029
Reimbursements	38,898	68,468	43,375	34,316	35,095	65,373	26,811	24,691	57,592	59,596	22,509	10,583	19,026	19,750
Leasing commissions	-	-	-	-	-	342,056	-	-	-	-	12,564	-	-	-
Manager participation in cash distributions	None	None	None	None	None	None	None	None	None	None	None	None	None	None
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash, including deferred down payment	None	None	None	None	None	None	None	None	None	None	None	None	None	None
Notes	None	None	None	None	None	None	None	None	None	None	None	None	None	None
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	None	None	None	None	None	None	None	None	None	None	None	None	None	None
Incentive pay	None	None	None	None	None	None	None	None	None	None	None	None	None	None
Other	None	None	None	None	None	None	None	None	None	None	None	None	None	None

Table III sets forth the operating results of prior tenant in common programs sponsored by Passco Companies, LLC, and it's affiliates, the offerings of which closed during the five years ended December 31, 2008. Information is presented on a cash basis, and all figures are as of December 31, 2008.

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Puente Hills - TIC

	2006	2005	2004	2003
Gross Revenue	$1,380,924	$22,632,540	$21,517,578	$12,700,975
Profit on sale of property	None	27,475,923	None	None
Less:
Operating expenses	1,307,740	12,749,833	14,212,697	6,212,260
Interest expense	-	5,078,372	4,392,275	3,140,150
Depreciation	-	3,212,101	3,075,145	1,715,583
Net income(loss) - GAAP basis	73,184	29,068,156	(162,539)	1,632,982
Taxable income (loss) from operations	73,184	1,592,233	(162,539)	1,632,982
Taxable income (loss) from gain on sale	None	27,475,923	None	None
Cash generated from operations	1,811,497	4,231,514	6,351,794	3,608,071
Cash generated from sales	None	72,618,461	None	None
Cash generated from refinancing	None	None	None	None
Cash generated from operations, sales and refinancing	1,811,497	76,849,975	6,351,794	3,608,071
Less: Cash distributions to investors from:
Operating Cash Flow	2,603,333	3,522,982	4,685,262	2,316,329
Sales and Refinancing	None	72,618,461	None	None
Other (Return of Capital)	None	None	None	None
Cash generated after cash distributions	(791,836)	708,532	1,666,532	1,291,742
Less: Special items	None	None	None	None
Cash generated after cash distributions and special items	(791,836)	708,532	1,666,532	1,291,742
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	1	28	(3)	29
Recapture	None	None	None	None
Capital gain	None	491	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	1	519	None	29
Return of capital	45	841	84	12
Source (cash basis)
Sales and refinancing	None	1,297	None	None
Operations	46	63	84	41
Return of capital	None	None	None	None
Amount remaining invested in company properties at end of 2006	0%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Eastwind - TIC

	2008	2007	2006	2005	2004
Gross Revenue	$1,336,758	$1,226,874	$1,221,915	$1,106,058	$380,458
Profit on sale of property	None	None	None	None	None
Less:
Operating expenses	389,968	361,625	294,845	306,194	72,477
Interest expense	519,501	518,325	518,325	526,846	183,189
Depreciation	261,620	260,120	258,020	244,462	91,674
Net income(loss) - GAAP basis	165,669	86,804	150,725	28,557	33,118
Taxable income (loss) from operations	165,669	86,804	150,725	28,557	33,118
Taxable income (loss) from gain on sale	None	None	None	None	None
Cash generated from operations	403,597	392,158	389,742	322,246	95,611
Cash generated from sales	None	None	None	None	None
Cash generated from refinancing	None	None	None	None	None
Cash generated from operations, sales and refinancing	403,597	392,158	389,742	322,246	95,611
Less: Cash distributions to investors from:
Operating Cash Flow	403,597	392,158	389,742	322,246	95,611
Sales and Refinancing	-	-	-	-	-
Other (Return of Capital)	22,716	19,905	9,258	76,754	12,884
Cash generated after cash distributions	(22,716)	(19,905)	(9,258)	(76,754)	(12,884)
Less: Special items	None	None	None	None	None
Cash generated after cash distributions and special items	(22,716)	(19,905)	(9,258)	(76,754)	(12,884)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	29	15	26	5	6
Recapture	None	None	None	None	None
Capital gain	None	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	29	15	26	5	6
Return of capital	46	57	44	65	13
Source (cash basis)
Sales and refinancing	None	None	None	None	None
Operations	71	69	68	57	17
Return of capital	4	3	2	13	2
Amount remaining invested in company properties at end of 2006	100%	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	The Village at Orange - TIC

	2008	2007	2006	2005	2004
Gross Revenue	$11,235,431	$10,928,614	$10,417,366	$11,846,977	$1,978,587
Profit on sale of property	None	None	None	None	None
Less:
Operating expenses	5,702,689	6,036,470	5,288,424	5,245,287	862,104
Interest expense	3,345,586	3,336,445	3,336,445	3,333,012	706,311
Depreciation	2,103,771	2,098,385	1,971,143	1,938,872	399,428
Net income(loss) - GAAP basis	83,385	(542,686)	(178,645)	1,329,806	10,743
Taxable income (loss) from operations	83,385	(542,686)	(178,645)	1,329,806	10,743
Taxable income (loss) from gain on sale	None	None	None	None	None
Cash generated from operations	2,715,948	1,720,743	3,385,168	2,372,585	640,473
Cash generated from sales	None	None	None	None	None
Cash generated from refinancing	None	None	None	None	None
Cash generated from operations, sales and refinancing	2,715,948	1,720,743	3,385,168	2,372,585	640,473
Less: Cash distributions to investors from:
Operating Cash Flow	2,547,740	2,358,410	2,747,501	2,776,808	236,250
Sales and Refinancing	None	None	None	None	None
Other (Return of Capital)	None	371,590	None	67,256	None
Cash generated after cash distributions	168,208	(1,009,257)	637,667	(471,479)	404,223
Less: Special items	None	None	None	None	None
Cash generated after cash distributions and special items	168,208	(1,009,257)	637,667	(471,479)	404,223
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	2	(13)	(4)	32	0
Recapture	None	None	None	None	None
Capital gain	None	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	2	None	None	32	0
Return of capital	59	65	66	36	5
Source (cash basis)
Sales and refinancing	None	None	None	None	None
Operations	61	57	66	66	5
Return of capital	None	9	None	2	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Alanza Place- TIC

	2008	2007	2006	2005
Gross Revenue	$2,401,211	$2,338,357	$2,224,611	$1,669,746
Profit on sale of property	None	None	None	None
Less:
Operating expenses	2,743	1,460	31,825	4,129
Interest expense	1,257,952	1,222,990	1,191,401	883,226
Depreciation	1,010,408	1,010,408	1,011,632	798,682
Net income(loss) - GAAP basis	130,108	103,499	(10,247)	(16,291)
Taxable income (loss) from operations	130,108	103,499	(10,247)	(16,291)
Taxable income (loss) from gain on sale	None	None	None	None
Cash generated from operations	888,502	2,015,727	852,361	315,406
Cash generated from sales	None	None	None	None
Cash generated from refinancing	None	None	None	None
Cash generated from operations, sales and refinancing	888,502	2,015,727	852,361	315,406
Less: Cash distributions to investors from:
Operating Cash Flow	1,066,777	1,080,557	852,361	315,406
Sales and Refinancing	None	None	None	None
Other (Return of Capital)	None	None	187,639	382,676
Cash generated after cash distributions	(178,275)	935,170	(187,639)	(382,676)
Less: Special items	None	None	None	None
Cash generated after cash distributions and special items	(178,275)	935,170	(187,639)	(382,676)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	8	6	(1)	(1)
Recapture	None	None	None	None
Capital gain	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	8	6	None	None
Return of capital	59	61	65	44
Source (cash basis)
Sales and refinancing	None	None	None	None
Operations	67	68	53	20
Return of capital	None	None	12	24
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Courtney Village - TIC

	2008	2007	2006	2005
Gross Revenue	$2,275,333	$2,148,765	$2,021,165	$1,659,740
Profit on sale of property	None	None	None	None
Less:
Operating expenses	20,063	39	-	1,407
Interest expense	1,081,297	1,049,356	1,020,303	854,194
Depreciation			-	-
Net income(loss) - GAAP basis	1,173,973	1,099,370	1,000,862	804,139
Taxable income (loss) from operations	1,173,973	1,099,370	1,000,862	804,139
Taxable income (loss) from gain on sale	None	None	None	None
Cash generated from operations	1,175,788	1,771,687	1,152,059	(19,728)
Cash generated from sales	None	None	None	None
Cash generated from refinancing	None	None	None	None
Cash generated from operations, sales and refinancing	1,175,788	1,771,687	1,152,059	(19,728)
Less: Cash distributions to investors from:				720,528
Operating Cash Flow	981,430	980,509	962,000	None
Sales and Refinancing	None	None	None	None
Other (Return of Capital)	None	None	None	720,528
Cash generated after cash distributions	194,358	791,178	190,059	(740,256)
Less: Special items	None	None	None	None
Cash generated after cash distributions and special items	194,358	791,178	190,059	(740,256)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	80	75	68	54
Recapture	None	None	None	None
Capital gain	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	67	67	65	49
Return of capital	None	None	None	None
Source (cash basis)
Sales and refinancing	None	None	None	None
Operations	67	67	65	None
Return of capital	None	None	None	49
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Olathe - TIC

	2008	2007	2006	2005
Gross Revenue	$5,078,842	$5,801,010	$5,717,111	$5,551,861
Profit on sale of property	None	None	None	None
Less:
Operating expenses	3,004,070	2,975,231	2,890,653	2,614,203
Interest expense	1,728,938	1,724,214	1,724,214	1,718,978
Depreciation	1,072,675	1,012,724	979,503	941,885
Net income(loss) - GAAP basis	(726,841)	88,841	122,741	276,795
Taxable income (loss) from operations	(726,841)	88,841	122,741	276,795
Taxable income (loss) from gain on sale	None	None	None	None
Cash generated from operations	515,399	1,947,010	1,884,471	721,739
Cash generated from sales	None	None	None	None
Cash generated from refinancing	None	None	None	None
Cash generated from operations, sales and refinancing	515,399	1,947,010	1,884,471	721,739
Less: Cash distributions to investors from:
Operating Cash Flow	755,833	1,370,000	1,368,301	721,739
Sales and Refinancing	None	None	None	None
Other (Return of Capital)	None	None	None	513,603
Cash generated after cash distributions	(240,434)	577,010	516,170	(513,603)
Less: Special items	None	None	None	None
Cash generated after cash distributions and special items	(240,434)	577,010	516,170	(513,603)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	(37)	5	6	14
Recapture	None	None	None	None
Capital gain	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	None	5	6	14
Return of capital	38	65	64	49
Source (cash basis)
Sales and refinancing	None	None	None	None
Operations	38	70	70	37
Return of capital	None	None	None	26
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Hughes
	Promenade - TIC
	2008	2007	2006	2005
Gross Revenue	$12,878,269	$12,662,551	$10,937,771	$5,347,993
Profit on sale of property	None	None	None	None
Less:
Operating expenses	5,365,959	5,114,750	4,854,861	2,443,697
Interest expense	3,167,918	3,159,263	3,159,263	1,791,952
Depreciation	2,019,922	1,961,340	1,893,141	1,019,655
Net income(loss) - GAAP basis	2,324,470	2,427,198	1,030,506	92,690
Taxable income (loss) from operations	2,324,470	2,427,198	1,030,506	92,690
Taxable income (loss) from gain on sale	None	None	None	None
Cash generated from operations	4,221,838	4,438,448	3,366,852	1,015,681
Cash generated from sales	None	None	None	None
Cash generated from refinancing	None	None	None	None
Cash generated from operations, sales and refinancing	4,221,838	4,438,448	3,366,852	1,015,681
Less: Cash distributions to investors from:
Operating Cash Flow	3,320,192	3,248,750	3,220,000	1,015,681
Sales and Refinancing	None	None	None	None
Other (Return of Capital)	None	None	None	334,072
Cash generated after cash distributions	901,646	1,189,698	146,852	(334,072)
Less: Special items	None	None	None	None
Cash generated after cash distributions and special items	901,646	1,189,698	146,852	(334,072)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	51	53	22	2
Recapture	None	None	None	None
Capital gain	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	51	53	22	2
Return of capital	22	18	48	27
Source (cash basis)
Sales and refinancing	None	None	None	None
Operations	73	71	70	22
Return of capital	None	None	None	7
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Silver City - TIC

	2008	2007	2006	2005
Gross Revenue	$3,199,625	$2,755,134	$3,056,669	$2,889,756
Profit on sale of property	None	None	None	None
Less:
Operating expenses	757,577	668,534	544,612	488,236
Interest expense	1,392,546	1,388,741	1,388,741	1,388,741
Depreciation	747,622	747,622	747,456	778,454
Net income(loss) - GAAP basis	301,880	(49,763)	375,860	234,324
Taxable income (loss) from operations	301,880	(49,763)	375,860	234,324
Taxable income (loss) from gain on sale	None	None	None	None
Cash generated from operations	818,255	819,144	1,457,260	468,491
Cash generated from sales	None	None	None	None
Cash generated from refinancing	None	None	None	None
Cash generated from operations, sales and refinancing	818,255	819,144	1,457,260	468,491
Less: Cash distributions to investors from:
Operating Cash Flow	1,001,677	1,032,000	1,031,984	468,491
Sales and Refinancing	None	None	None	None
Other (Return of Capital)	None	None	None	475,859
Cash generated after cash distributions	(183,422)	(212,856)	425,276	(475,859)
Less: Special items	None	None	None	None
Cash generated after cash distributions and special items	(183,422)	(212,856)	425,276	(475,859)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	18	(3)	22	14
Recapture	None	None	None	None
Capital gain	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	18	None	22	14
Return of capital	41	60	38	42
Source (cash basis)
Sales and refinancing	None	None	None	None
Operations	59	60	60	27
Return of capital	None	None	None	28
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Villa Toscana - TIC

	2008	2007	2006	2005
Gross Revenue	$5,014,998	$4,850,999	$4,632,739	$1,105,019
Profit on sale of property	None	None	None	None
Less:
Operating expenses	2,713,163	2,572,627	2,648,997	438,990
Interest expense	1,337,840	1,299,462	1,284,899	304,696
Depreciation	-	-	-	-
Net income(loss) - GAAP basis	963,995	978,910	698,843	361,333
Taxable income (loss) from operations	963,995	978,910	698,843	361,333
Taxable income (loss) from gain on sale	None	None	None	None
Cash generated from operations	923,357	1,085,009	438,707	764,580
Cash generated from sales	None	None	None	None
Cash generated from refinancing	None	None	None	None
Cash generated from operations, sales and refinancing	923,357	1,085,009	438,707	764,580
Less: Cash distributions to investors from:
Operating and Cash Flow	1,023,414	1,071,417	1,032,000	84,822
Sales and Refinancing	None	None	None	None
Other (Return of Capital)	124,724	None	None	None
Cash generated after cash distributions	(224,781)	13,592	(593,293)	679,758
Less: Special items	None	None	None	None
Cash generated after cash distributions and special items	(224,781)	13,592	(593,293)	679,758
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	56	56	40	21
Recapture	None	None	None	None
Capital gain	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	56	52	56	5
Return of capital	11	10	4	None
Source (cash basis)
Sales and refinancing	None	None	None	None
Operations	59	62	60	5
Return of capital	8	None	None	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Four Winds - TIC

	2008	2007	2006
Gross Revenue	$2,918,753	$2,812,063	$2,687,151
Profit on sale of property	None	None	None
Less:
Operating expenses	1,521,906	1,442,377	1,336,569
Interest expense	713,124	690,821	646,379
Depreciation	-	-	-
Net income(loss) - GAAP basis	683,723	678,865	704,203
Taxable income (loss) from operations	683,723	678,865	704,203
Taxable income (loss) from gain on sale	None	None	None
Cash generated from operations	634,043	566,930	1,505,923
Cash generated from sales	None	None	None
Cash generated from refinancing	None	None	None
Cash generated from operations, sales and refinancing	634,043	566,930	1,505,923
Less: Cash distributions to investors from:
Operating Cash Flow	839,014	809,896	714,897
Sales and Refinancing	None	None	None
Other (Return of Capital)	None	None	None
Cash generated after cash distributions	(204,971)	(242,966)	791,026
Less: Special items	None	None	None
Cash generated after cash distributions and special items	(204,971)	(242,966)	791,026
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	55	54	56
Recapture	None	None	None
Capital gain	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	55	54	56
Return of capital	12	10	1
Source (cash basis)
Sales and refinancing	None	None	None
Operations	67	65	57
Return of capital	None	None	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Mallard - TIC

	2008	2007	2006
Gross Revenue	$3,613,646	$3,466,692	$3,164,427
Profit on sale of property	None	None	None
Less:
Operating expenses	1,756,792	1,758,189	1,518,597
Interest expense	1,084,003	1,052,898	1,102,948
Depreciation	-	-	-
Net income(loss) - GAAP basis	772,851	655,605	542,882
Taxable income (loss) from operations	772,851	655,605	542,882
Taxable income (loss) from gain on sale	None	None	None
Cash generated from operations	816,938	655,282	767,797
Cash generated from sales	None	None	None
Cash generated from refinancing	None	None	None
Cash generated from operations, sales and refinancing	816,938	655,282	767,797
Less: Cash distributions to investors from:
Operating Cash Flow	816,938	673,798	749,281
Sales and Refinancing	None	None	None
Other (Return of Capital)	326,115	320,703	None
Cash generated after cash distributions	(326,115)	(339,219)	18,516
Less: Special items	None	None	None
Cash generated after cash distributions and special items	(326,115)	(339,219)	18,516
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	51	43	36
Recapture	None	None	None
Capital gain	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	51	43	36
Return of capital	24	21	13
Source (cash basis)
Sales and refinancing	None	None	None
Operations	54	44	49
Return of capital	21	20	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Towns of Riverside - TIC

	2008	2007	2006
Gross Revenue	$4,839,578	$4,575,464	$4,290,846
Profit on sale of property	None	None	None
Less:
Operating expenses	2,608,609	2,265,105	1,899,406
Interest expense	1,298,235	1,244,797	1,185,770
Depreciation	-	-	-
Net income(loss) - GAAP basis	932,734	1,065,562	1,205,670
Taxable income (loss) from operations	932,734	1,065,562	1,205,670
Taxable income (loss) from gain on sale	None	None	None
Cash generated from operations	1,174,651	948,027	1,395,419
Cash generated from sales	None	None	None
Cash generated from refinancing	None	None	None
Cash generated from operations, sales and refinancing	1,174,651	948,027	1,395,419
Less: Cash distributions to investors from:
Operating Cash Flow	1,524,902	1,237,501	620,445
Sales and Refinancing	None	None	None
Other (Return of Capital)	None	None	None
Cash generated after cash distributions	(350,251)	(289,474)	774,974
Less: Special items	None	None	None
Cash generated after cash distributions and special items	(350,251)	(289,474)	774,974
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	47	54	61
Recapture	None	None	None
Capital gain	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	68	62	31
Return of capital	9	None	None
Source (cash basis)
Sales and refinancing	None	None	None
Operations	77	62	31
Return of capital	None	None	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Alanza Brook - TIC

	2008	2007	2006
Gross Revenue	$4,194,596	$3,929,586	$3,061,919
Profit on sale of property	None	None	None
Less:
Operating expenses	2,023,849	1,949,366	1,777,475
Interest expense	1,070,792	1,024,477	960,594
Depreciation	-	-	-
Net income(loss) - GAAP basis	1,099,955	955,743	323,850
Taxable income (loss) from operations	1,099,955	955,743	323,850
Taxable income (loss) from gain on sale	None	None	None
Cash generated from operations	1,098,420	1,109,782	383,461
Cash generated from sales	None	None	None
Cash generated from refinancing	None	None	None
Cash generated from operations, sales and refinancing	1,098,420	1,109,782	383,461
Less: Cash distributions to investors from:
Operating Cash Flow	988,126	918,000	383,461
Sales and Refinancing	None	None	None
Other (Return of Capital)	None	None	76,796
Cash generated after cash distributions	110,294	191,782	(76,796)
Less: Special items	None	None	None
Cash generated after cash distributions and special items	110,294	191,782	(76,796)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	71	62	21
Recapture	None	None	None
Capital gain	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	64	59	21
Return of capital	None	None	9
Source (cash basis)
Sales and refinancing	None	None	None
Operations	64	59	25
Return of capital	None	None	5
Amount remaining invested in company properties at end of 2008	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Moorings - TIC

	2008	2007	2006
Gross Revenue	$2,248,269	$2,104,536	$1,809,023
Profit on sale of property	None	None	None
Less:
Operating expenses	1,179,237	1,189,361	1,108,395
Interest expense	560,687	528,862	513,197
Depreciation	-	-	-
Net income(loss) - GAAP basis	508,345	386,313	187,431
Taxable income (loss) from operations	508,345	386,313	187,431
Taxable income (loss) from gain on sale	None	None	None
Cash generated from operations	532,490	335,257	391,731
Cash generated from sales	None	None	None
Cash generated from refinancing	None	None	None
Cash generated from operations, sales and refinancing	532,490	335,257	391,731
Less: Cash distributions to investors from:
Operating Cash Flow	514,232	440,434	286,554
Sales and Refinancing	None	None	None
Other (Return of Capital)	None	48,316	None
Cash generated after cash distributions	18,258	(153,493)	105,177
Less: Special items	None	None	None
Cash generated after cash distributions and special items	18,258	(153,493)	105,177
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	60	45	22
Recapture	None	None	None
Capital gain	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	60	45	22
Return of capital	1	12	12
Source (cash basis)
Sales and refinancing	None	None	None
Operations	61	52	34
Return of capital	None	6	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Lincoln Plaza - TIC

	2008	2007	2006
Gross Revenue	$2,249,759	$2,232,217	$1,325,225
Profit on sale of property	None	None	None
Less:
Operating expenses	683,450	680,622	420,794
Interest expense	691,715	689,825	497,052
Depreciation	-	-	-
Net income(loss) - GAAP basis	874,594	861,770	407,379
Taxable income (loss) from operations	874,594	861,770	407,379
Taxable income (loss) from gain on sale	None	None	None
Cash generated from operations	888,588	1,031,804	440,504
Cash generated from sales	None	None	None
Cash generated from refinancing	None	None	None
Cash generated from operations, sales and refinancing	888,588	1,031,804	440,504
Less: Cash distributions to investors from:
Operating Cash Flow	739,501	771,313	440,504
Sales and Refinancing	None	None	None
Other (Return of Capital)	None	None	30,964
Cash generated after cash distributions	149,087	260,491	(30,964)
Less: Special items	None	None	None
Cash generated after cash distributions and special items	149,087	260,491	(30,964)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	67	66	31
Recapture	None	None	None
Capital gain	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	57	59	31
Return of capital	None	None	5
Source (cash basis)
Sales and refinancing	None	None	None
Operations	57	59	34
Return of capital	None	None	2
Amount remaining invested in company properties at end of 2008	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Raveneaux - TIC

	2008	2007	2006
Gross Revenue	$4,357,656	$4,478,279	$1,453,877
Profit on sale of property	None	None	None
Less:
Operating expenses	2,100,277	2,118,867	711,849
Interest expense	1,325,430	1,270,168	486,532
Depreciation	-	-	-
Net income(loss) - GAAP basis	931,949	1,089,244	255,496
Taxable income (loss) from operations	931,949	1,089,244	255,496
Taxable income (loss) from gain on sale	None	None	None
Cash generated from operations	790,515	1,237,818	347,296
Cash generated from sales	None	None	None
Cash generated from refinancing	None	None	None
Cash generated from operations, sales and refinancing	790,515	1,237,818	347,296
Less: Cash distributions to investors from:
Operating Cash Flow	1,180,890	1,103,999	90,740
Sales and Refinancing	None	None	None
Other (Return of Capital)	14,293	None	None
Cash generated after cash distributions	(404,668)	133,819	256,556
Less: Special items	None	None	None
Cash generated after cash distributions and special items	(404,668)	133,819	256,556
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	50	59	14
Recapture	None	None	None
Capital gain	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	59	60	5
Return of capital	6	None	None
Source (cash basis)
Sales and refinancing	None	None	None
Operations	64	60	5
Return of capital	1	None	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Waters Edge - TIC

	2008	2007	2006
Gross Revenue	$3,583,266	$3,383,447	$790,522
Profit on sale of property	None	None	None
Less:
Operating expenses	1,921,496	1,846,576	454,263
Interest expense	1,042,659	994,082	273,224
Depreciation	-	-	-
Net income(loss) - GAAP basis	619,111	542,789	63,035
Taxable income (loss) from operations	619,111	542,789	63,035
Taxable income (loss) from gain on sale	None	None	None
Cash generated from operations	706,318	1,186,945	(356,383)
Cash generated from sales	None	None	None
Cash generated from refinancing	None	None	None
Cash generated from operations, sales and refinancing	706,318	1,186,945	(356,383)
Less: Cash distributions to investors from:
Operating Cash Flow	907,815	900,000	None
Sales and Refinancing	None	None	None
Other (Return of Capital)	None	None	None
Cash generated after cash distributions	(201,497)	1,186,945	(356,383)
Less: Special items	None	None	None
Cash generated after cash distributions and special items	(201,497)	286,945	(356,383)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	41	36	4
Recapture	None	None	None
Capital gain	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	41	40	None
Return of capital	19	20	None
Source (cash basis)
Sales and refinancing	None	None	None
Operations	60	60	None
Return of capital	None	None	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Laveen

	2008	2007
Gross Revenue	$1,532,194	$765,000
Profit on sale of property	None	None
Less:
Operating expenses	385,478	181,397
Interest expense	732,237	375,437
Depreciation	-	-
Net income(loss) - GAAP basis	414,479	208,166
Taxable income (loss) from operations	414,479	208,166
Taxable income (loss) from gain on sale	None	None
Cash generated from operations	591,141	81,120
Cash generated from sales	None	None
Cash generated from refinancing	None	None
Cash generated from operations, sales and refinancing	591,141	81,120
Less: Cash distributions to investors from:
Operating Cash Flow	518,781	78,130
Sales and Refinancing	None	None
Other (Return of Capital)	None	None
Cash generated after cash distributions	72,360	2,990
Less: Special items	None	None
Cash generated after cash distributions and special items	72,360	2,990
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	48	24
Recapture	None	None
Capital gain	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	60	9
Return of capital	None	None
Source (cash basis)
Sales and refinancing	None	None
Operations	60	9
Return of capital	None	None
Amount remaining invested in company properties at end of 2008	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Chandler Heights - TIC

	2008	2007	2006
Gross Revenue	$2,661,179	$3,042,561	$15,142
Profit on sale of property	None	None	None
Less:
Operating expenses	970,680	676,999	-
Interest expense	1,301,487	1,333,491	10,668
Depreciation	-	-	-
Net income(loss) - GAAP basis	389,012	1,032,071	4,474
Taxable income (loss) from operations	389,012	1,032,071	4,474
Taxable income (loss) from gain on sale	None	None	None
Cash generated from operations	440,407	1,146,324	(76,825)
Cash generated from sales	None	None	None
Cash generated from refinancing	None	None	None
Cash generated from operations, sales and refinancing	440,407	1,146,324	(76,825)
Less: Cash distributions to investors from:
Operating Cash Flow	695,088	891,643	None
Sales and Refinancing	None	None	None
Other (Return on Capital)	125,644	None	None
Cash generated after cash distributions	(380,325)	254,681	(76,825)
Less: Special items	None	None	None
Cash generated after cash distributions and special items	(380,325)	254,681	(76,825)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	23	60	None
Recapture	None	None	None
Capital gain	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	31	52	None
Return of capital	17	None	None
Source (cash basis)
Sales and refinancing	None	None	None
Operations	41	52	None
Return of capital	7	None	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

Closed in 2008

SHOPPING CENTER PROGRAM	Lion's Gate - TIC

	2008	2007
Gross Revenue	$3,871,035	$254,498
Profit on sale of property	None	None
Less:
Operating expenses	1,791,847	88,995
Interest expense	1,391,890	102,305
Depreciation	-	-
Net income(loss) - GAAP basis	687,298	63,198
Taxable income (loss) from operations	687,298	63,198
Taxable income (loss) from gain on sale	None	None
Cash generated from operations	742,279	126,873
Cash generated from sales	None	None
Cash generated from refinancing	None	None
Cash generated from operations, sales and refinancing	742,279	126,873
Less: Cash distributions to investors from:
Operating Cash Flow	869,152	None
Sales and Refinancing	None	None
Other (Return of Capital)	26,957	None
Cash generated after cash distributions	(153,830)	126,873
Less: Special items	None	None
Cash generated after cash distributions and special items	(153,830)	126,873
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	34	3
Recapture	None	None
Capital gain	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	37	None
Return of capital	7	None
Source (cash basis)
Sales and refinancing	None	None
Operations	43	None
Return of capital	1	None
Amount remaining invested in company properties at end of 2008	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Creekwalk Village - TIC

	2008	2007
Gross Revenue	$3,042,986	$1,924,482
Profit on sale of property	None	None
Less:
Operating expenses	970,993	630,863
Interest expense	1,100,052	789,551
Depreciation	-	-
Net income(loss) - GAAP basis	971,941	504,068
Taxable income (loss) from operations	971,941	504,068
Taxable income (loss) from gain on sale	None	None
Cash generated from operations	895,424	412,495
Cash generated from sales	None	None
Cash generated from refinancing	None	None
Cash generated from operations, sales and refinancing	895,424	412,495
Less: Cash distributions to investors from:
Operating Cash Flow	895,424	412,495
Sales and Refinancing	None	None
Other (Return of Capital)	13,738	14,672
Cash generated after cash distributions	(13,738)	(14,672)
Less: Special items	None	None
Cash generated after cash distributions and special items	(13,738)	(14,672)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	69	36
Recapture	None	None
Capital gain	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	65	30
Return of capital	None	None
Source (cash basis)
Sales and refinancing	None	None
Operations	64	29
Return of capital	1	1
Amount remaining invested in company properties at end of 2008	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Madison at Fairwood - TIC

2008
Gross Revenue	$2,948,708
Profit on sale of property	None
Less:
Operating expenses	1,604,786
Interest expense	1,178,604
Depreciation	-
Net income(loss) - GAAP basis	165,318
Taxable income (loss) from operations	165,318
Taxable income (loss) from gain on sale	None
Cash generated from operations	829,307
Cash generated from sales	None
Cash generated from refinancing	None
Cash generated from operations, sales and refinancing	829,307
Less: Cash distributions to investors from:
Operating Cash Flow	None
Sales and Refinancing	None
Other (Return of Capital)	None
Cash generated after cash distributions	829,307
Less: Special items	None
Cash generated after cash distributions and special items	829,307
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	11
Recapture	None
Capital gain	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	None
Return of capital	None
Source (cash basis)
Sales and refinancing	None
Operations	None
Return of capital	None
Amount remaining invested in company properties at end of 2008	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Pinnacle Village - TIC

	2008	2007
Gross Revenue	$3,296,954	$1,160,799
Profit on sale of property	None	None
Less:
Operating expenses	1,305,771	413,814
Interest expense	1,269,939	451,894
Depreciation	-	-
Net income(loss) - GAAP basis	721,244	295,091
Taxable income (loss) from operations	721,244	295,091
Taxable income (loss) from gain on sale	None	None
Cash generated from operations	1,146,002	36,322
Cash generated from sales	None	None
Cash generated from refinancing	None	None
Cash generated from operations, sales and refinancing	1,146,002	36,322
Less: Cash distributions to investors from:
Operating Cash Flow	1,067,891	36,322
Sales and Refinancing	None	None
Other (Return of Capital)	None	33,297
Cash generated after cash distributions	78,111	(33,297)
Less: Special items	None	None
Cash generated after cash distributions and special items	78,111	(33,297)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	47	19
Recapture	None	None
Capital gain	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	64	5
Return of capital	6	None
Source (cash basis)
Sales and refinancing	None	None
Operations	69	2
Return of capital	None	3
Amount remaining invested in company properties at end of 2007	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
 (unaudited)

SHOPPING CENTER PROGRAM	Kauai Village - TIC

	2008	2007	2006	2005	2004
Gross Revenue	$9,093	$622,965	$3,165,318	$3,052,641	$1,823,520
Profit on sale of property	-	1,506,463	None	None	None
Less:
Operating expenses	48,429	114,959	1,505,476	1,264,448	692,825
Interest expense	-	117,597	1,393,297	1,408,590	801,278
Depreciation	-	55,218	655,859	601,611	354,271
Net income(loss) - GAAP basis	(39,336)	1,841,654	(389,313)	(222,008)	(24,854)
Taxable income (loss) from operations	(39,336)	335,191	(389,313)	(222,008)	(24,854)
Taxable income (loss) from gain on sale	None	1,506,463	None	None	None
Cash generated from operations	(39,336)	36,386	520,640	694,515	338,906
Cash generated from sales	None	11,816,622	None	None	None
Cash generated from refinancing	None	None	None	None	None
Cash generated from operations, sales and refinancing	(39,336)	11,853,008	520,640	694,515	338,906
Less: Cash distributions to investors from:
Operating Cash Flow	None	-	394,740	694,515	338,906
Sales and Refinancing	None	11,816,622	None	None	None
Other (Return of Capital)	5,874	-	None	94,966	83,051
Cash generated after cash distributions	(45,210)	36,386	125,900	(94,966)	(83,051)
Less: Special items	None	None	None	None	None
Cash generated after cash distributions and special items	(45,210)	36,386	125,900	(94,966)	(83,051)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment	(3)	26	(30)	(17)	(2)
Recapture	None	None	None	None	None
Capital gain	None	116	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	None	141	None	None	None
Return of capital	1	792	30	61	32
Source (cash basis)
Sales and refinancing	None	906	None	None	None
Operations	None	3	30	53	26
Return of capital	1	14	None	8	6
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%	100%

Table IV sets forth summary information on the results of prior tenant in common programs sponsored by Passco Companies, LLC, and its affiliates, that completed operations during the five years ended December 31, 2008. All amounts are from the inception of the program to the date the program was completed.

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Moreno
Valley TIC
Dollar amount raised	9,300,000
Number of properties purchased	1
Date of closing of offering	July 2001
Date of first sale of property	November 2004
Date of final sale of property	November 2004
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	232
From recapture	None
Capital gain	197
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	439
Return of capital	1,016
Source (cash basis):
Sales and refinancing	992
Operations	406
Return of capital	57
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Mercantile
Row TIC
Dollar amount raised	2,600,000
Number of properties purchased	1
Date of closing of offering	December 2000
Date of first sale of property	December 2004
Date of final sale of property	December 2004
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	174
From recapture	None
Capital gain	312
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,196
Return of capital	325
Source (cash basis):
Sales and refinancing	1,008
Operations	326
Return of capital	186
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Delta
Fair TIC
Dollar amount raised	4,800,000
Number of properties purchased	1
Date of closing of offering	August 1999
Date of first sale of property	February 2004
Date of final sale of property	February 2004
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	343
From recapture	None
Capital gain	255
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	527
Return of capital	1,197
Source (cash basis):
Sales and refinancing	1,160
Operations	294
Return of capital	269
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Country
Corner TIC
Dollar amount raised	3,500,000
Number of properties purchased	1
Date of closing of offering	June 2000
Date of first sale of property	April 2005
Date of final sale of property	April 2005
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	227
From recapture	None
Capital gain	461
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	688
Return of capital	1,114
Source (cash basis):
Sales and refinancing	1,339
Operations	412
Return of capital	51
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Lancaster TIC
Dollar amount raised	9,000,000
Number of properties purchased	1
Date of closing of offering	October 2002
Date of first sale of property	August 2005
Date of final sale of property	August 2005
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	216
From recapture	None
Capital gain	770
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	990
Return of capital	990
Source (cash basis):
Sales and refinancing	973
Operations	1,006
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Puente
Hills TIC
Dollar amount raised	56,000,000
Number of properties purchased	1
Date of closing of offering	October 2003
Date of first sale of property	December 2005
Date of final sale of property	December 2005
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	56
From recapture	None
Capital gain	491
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	550
Return of capital	982
Source (cash basis):
Sales and refinancing	1,297
Operations	234
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Rolling
Ridge Plaza TIC
Dollar amount raised	5,200,000
Number of properties purchased	1
Date of closing of offering	February 2002
Date of first sale of property	August 2006
Date of final sale of property	August 2006
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	116
From recapture	None
Capital gain	912
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,028
Return of capital	958
Source (cash basis):
Sales and refinancing	1,673
Operations	313
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Chapman
Heights TIC
Dollar amount raised	3,450,000
Number of properties purchased	1
Date of closing of offering	January 2002
Date of first sale of property	September 2006
Date of final sale of property	September 2006
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	259
From recapture	None
Capital gain	626
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	884
Return of capital	939
Source (cash basis):
Sales and refinancing	1,415
Operations	408
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Jeronimo
Busn. Cntr. TIC
Dollar amount raised	5,000,000
Number of properties purchased	1
Date of closing of offering	February 2002
Date of first sale of property	November 2006
Date of final sale of property	November 2006
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	278
From recapture	None
Capital gain	1,704
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,994
Return of capital	938
Source (cash basis):
Sales and refinancing	2,498
Operations	434
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Walnut Hills TIC
Dollar amount raised	2,250,000
Number of properties purchased	1
Date of closing of offering	December 1999
Date of first sale of property	November 2006
Date of final sale of property	November 2006
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	354
From recapture	None
Capital gain	1,702
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	2,071
Return of capital	1,000
Source (cash basis):
Sales and refinancing	2,401
Operations	656
Return of capital	14
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Bell Mill, TIC
Dollar amount raised	1,985,000
Number of properties purchased	1
Date of closing of offering	July 2000
Date of first sale of property	May 2007
Date of final sale of property	May 2007
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	23
From recapture	None
Capital gain	856
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	962
Return of capital	884
Source (cash basis):
Sales and refinancing	1,499
Operations	329
Return of capital	19
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Hoover, TIC
Dollar amount raised	2,700,000
Number of properties purchased	1
Date of closing of offering	April 2002
Date of first sale of property	December 2007
Date of final sale of property	December 2007
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	62
From recapture	None
Capital gain	561
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	631
Return of capital	902
Source (cash basis):
Sales and refinancing	1,279
Operations	254
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Kauai Village, TIC
Dollar amount raised	13,040,124
Number of properties purchased	1
Date of closing of offering	July 2003
Date of first sale of property	January 2007
Date of final sale of property	January 2007
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	(23)
From recapture	None
Capital gain	116
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	141
Return of capital	915
Source (cash basis):
Sales and refinancing	906
Operations	122
Return of capital	28
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Rancho Cordova, TIC
Dollar amount raised	7,400,000
Number of properties purchased	1
Date of closing of offering	December 2002
Date of first sale of property	May 2007
Date of final sale of property	May 2007
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	136
From recapture	None
Capital gain	620
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	756
Return of capital	967
Source (cash basis):
Sales and refinancing	1,272
Operations	402
Return of capital	49
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Reno II, TIC
Dollar amount raised	8,150,000
Number of properties purchased	1
Date of closing of offering	July 2003
Date of first sale of property	December 2007
Date of final sale of property	December 2007
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	309
From recapture	None
Capital gain	781
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,090
Return of capital	965
Source (cash basis):
Sales and refinancing	1,554
Operations	501
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Wenatchee, TIC
Dollar amount raised	17,000,000
Number of properties purchased	1
Date of closing of offering	December 2003
Date of first sale of property	December 2007
Date of final sale of property	December 2007
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	(16)
From recapture	None
Capital gain	(378)
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	3
Return of capital	589
Source (cash basis):
Sales and refinancing	349
Operations	222
Return of capital	20
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE IV
OPERATING RESULTS OF PRIOR PROGRAMS
 (Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Norwood, TIC
Dollar amount raised	3,500,000
Number of properties purchased	1
Date of closing of offering	July 2000
Date of first sale of property	January 2008
Date of final sale of property	January 2008
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	238
From recapture	None
Capital gain	173
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	535
Return of capital	960
Source (cash basis):
Sales and refinancing	1,052
Operations	443
Return of capital	None
Receivable on net purchase money financing	None

Table V sets forth summary information on the results of sales or disposals of properties in the three years ended December 31, 2008 by prior tenant in common programs sponsored by Passco Companies, LLC and its affiliates. All amounts are as of December 31, 2008.

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TENANT-IN-COMMON
TABLE V
SALES OR DISPOSITIONS OF PROPERTIES
From January 1, 2006 through December 31, 2008
(unaudited)

			Selling Price, Net of Closing Costs					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Notes Received at Sale	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs	Total	Gain (loss) on Sale of Investment	Excess (deficiency) of property operating cash receipts over cash expenditures
Passco Rolling Ridge Plaza TIC Chino, CA	10/2001	8/2006	8,700,143	10,205,010	None	None	18,905,153	9,500,000	4,948,746	14,448,746	4,456,407	3,892,498
Passco Chapman Heights TIC Yucaipa, CA	12/2001	9/2006	4,881,728	6,346,864	None	None	11,228,592	6,500,000	3,251,334	9,751,334	1,477,258	2,532,747
Passco Jeronimo Busn Cntr TIC Mission Viejo, CA	2/2002	11/2006	12,488,538	8,570,221	None	None	21,058,759	8,900,000	4,663,657	13,563,657	7,495,102	3,221,244
Passco Northern Village TIC Fresno, CA	3/2002	10/2006	3,709,653	3,376,163	None	None	7,085,816	3,000,000	1,919,829	4,919,829	2,165,987	2,348,689
Passco Walnut Hills TIC Walnut, CA	11/1999	11/2006	5,402,253	4,744,096	None	None	10,146,349	4,550,000	1,638,765	6,188,765	3,957,584	1,894,769
Passco Belle Mill TIC Red Bluff, CA	3/2000	5/2007	5,020,524	6,247,291	None	None	11,267,815	6,950,000	1,889,951	8,839,951	2,427,864	1,514,809
Passco Hoover TIC Fresno, CA	03/2002	12/2007	3,452,520	4,211,638	None	None	7,664,158	4,425,000	2,728,210	7,153,210	510,948	1,155,318
Passco Kauai Village TIC Waipouli, Kapaa, HI	05/2004	1/2007	11,816,622	17,098,421	None	None	28,915,043	17,588,361	12,287,749	29,876,110	(961,067)	1,551,111
Passco Rancho Cordova TIC Rancho Cordova, CA	9/2002	5/2007	9,409,777	14,070,238	None	None	23,480,015	14,800,000	7,250,337	22,050,337	1,429,678	2,974,978
Passco Reno II TIC Reno, NV	4/2003	1/2007	12,667,309	11,204,491	None	None	23,871,800	11,204,491	7,826,469	19,030,960	4,840,840	4,192,584
Passco Wenatchee Valley Mall TIC East Wenatchee, WA	7/2003	12/2007	5,939,732	24,926,889	None	None	30,866,621	26,000,000	14,275,605	40,275,605	(9,408,984)	4,181,044
Passco Reno I TIC - Partial Sale Reno, NV	4/2003	11/2008	9,800,290	5,780,880	None	None	15,581,170	5,780,880	4,389,157	10,170,037	5,411,133	2,945,168
Passco Norwood TIC Sacramento, CA	12/1999	11/2008	3,683,214	9,019,402	None	None	12,702,616	8,970,000	3,466,089	12,436,089	266,527	1,254,195

This Table I presents information showing the experience of Passco Companies, LLC and its affiliates in raising and investing funds for prior non-tenant in common programs, the offerings of which closed during the three years ended December 31, 2008. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2008.
PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
NON-TENANT IN COMMON PRIOR PROGRAMS
TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
From January 1, 2006 through December 31, 2008
(Three Years Cumulative)
(unaudited)

	SHOPPING CENTER PROGRAMS
	Passco Younan Opportunity Fund I	Passco Madison	Passco Mission Ridge I	Passco Mission Ridge II	Passco Mission Ridge III	Passco Realty Trust
	LLC	LLC	LLC	LLC	LLC	INC
Dollar amount offered	12,100,000	14,900,000	1,372,654	1,372,654	2,745,308	25,000,000
Dollar amount raised (1)	11,767,900	11,047,724	1,372,654	1,372,654	2,745,308	8,462,940
Less offering expenses:
Selling commissions and discounts:
Paid to non-affiliates	3.4%	1.9%	0.0	0.0%	0.0%	7.3%
Paid to affiliates	0.7%	0.3%	0.0%	0.0%	0.0%	0.6%
Organizational expenses	1.1%	0.9%	0.0%	0.0%	0.0%	2.3%
Percent available for investment net of offering expenses	94.7%	96.9%	100.0%	100.0%	100.0%	89.8%
Acquisition information:
Prepaid items and fees related to purchase of properties	0.0%	5.6%	10.9%	10.9%	10.9%	0.0%
Cash payments (Equity)	80.3%	80.4%	87.2%	87.2%	87.2%	85.3%
Acquisition fees	11.5%	6.0%	1.9%	1.9%	1.9%	0.0%
Other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	3.0%	4.9%	0.0%	0.0%	0.0%	4.5%
Proceeds expended	94.7%	96.9%	100.0%	100.0%	100.0%	89.8%
Percent Leverage (Mortgage financing divided by total acquisition costs)	87.4%	77.1%	83.3%	83.3%	83.3%	N/A
Date offering began	10/2007	3/2008	6/2007	6/2007	6/2007	4/2005
Length of offering (in months)	12	4	1	1	1	23
Months to commit 90% of amount available for investment (measured from beginning of offering)	4	4	1	1	1	N/A

(1)
To the extent these programs had a dollar amount raised less than the dollar amount offered, such programs had lesser amounts to invest, but still pursued their investment objectives.  All percentages are calculated from the dollar amount raised.

Table II provides a summary of the amount and types of compensation paid to Passco Companies, LLC and its affiliates related to prior non-tenant in common programs, the offerings of which closed in the three years ended December 31, 2008. All figures are as of December 31, 2008.

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
NON-TENANT IN COMMON PRIOR PROGRAMS
TABLE II
COMPENSATION TO SPONSOR
From January 1, 2006 through December 31, 2008
(Three Years Cumulative)
(unaudited)

	SHOPPING CENTER PROGRAMS

	Passco	Passco	Passco	Passco	Passco
	Madison	Mission Ridge I	Mission Ridge II	Mission Ridge III	Realty Trust
	LLC	LLC	LLC	LLC	INC
Date offering commenced	3/2008	8/2007	8/2007	8/2007	4/2005
Dollar amount raised	11,047,724	1,372,654	1,372,654	2,745,308	8,462,940
Amounts paid to sponsor from offering proceeds:
Selling commissions and discounts	34,203	-	-	-	None
Acquisition fees (real estate commissions)	308,593	100,728	100,728	201,456	None
Advisory fees	None	None	None	None	85,539
Reimbursements	(32,080)	1,890	1,890	3,780	None
Dollar amount of cash generated from operations before deducting payments to sponsor	691,766	(79,535)	(79,535)	(157,484)	1,267,724
Amounts paid to sponsor from operations:
Property management fees	190,404	44,833	44,833	89,667	None
Company management fees	-	-	-	-	-
Reimbursements	14,839	None	None	None	None
Leasing commissions	None	None	None	None	None
Manager participation in cash distributions	None	None	None	None	None
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash, including deferred down payment	None	None	None	None	None
Notes	None	None	None	None	None
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	None	None	None	None	None
Incentive pay	None	None	None	None	None
Other	None	None	None	None	None

Table III sets forth the operating results of prior non-tenant in common programs sponsored by Passco Companies, LLC and its affiliates, the offerings of which closed during the five years ended December 31, 2008. Information is presented on a cash basis and all figures are as of December 31, 2008.

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE III
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
(unaudited)

OFFICE BUILDING	Passco Mission Ridge I	Passco Mission Ridge I

	2008	2007
Gross Revenue	$590,924	$273,559
Profit on sale of property	None	None
Less:
Operating expenses	268,178	144,628
Interest expense	410,450	221,718
Depreciation	240,322	121,028
Net income(loss) - GAAP basis	(328,026)	(213,815)
Taxable income (loss) from operations	(328,026)	(213,815)
Taxable income (loss) from gain on sale	None	None
Cash generated from operations	(51,436)	(28,099)
Cash generated from sales	None	None
Cash generated from refinancing	None	None
Cash generated from operations, sales and refinancing	(51,436)	(28,099)
Less: Cash distributions to investors from:	-	-
Operating Cash Flow	-	-
Sales and Refinancing	-	-
Other (Return of Capital)	-	-
Cash generated (deficiency) after cash distributions	(51,436)	(28,099)
Less: Special items	None	None
Cash generated (deficiency) after cash distributions and special items	(51,436)	(28,099)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Operations	(239)	(156)
Recapture	None	None
Capital gain	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	None	None
Return of capital	None	None
Source (cash basis)
Sales and refinancing	None	None
Operations	None	None
Return of capital	None	None
Amount remaining invested in company properties at end of 2008	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE III
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
(unaudited)

OFFICE BUILDING	Passco Mission Ridge II	Passco Mission Ridge II

	2008	2007
Gross Revenue	$590,924	$273,559
Profit on sale of property	None	None
Less:
Operating expenses	268,178	144,628
Interest expense	410,450	221,718
Depreciation	240,321	121,028
Net income(loss) - GAAP basis	(328,025)	(213,815)
Taxable income (loss) from operations	(328,025)	(213,815)
Taxable income (loss) from gain on sale	None	None
Cash generated from operations	(51,436)	(28,099)
Cash generated from sales	None	None
Cash generated from refinancing	None	None
Cash generated from operations, sales and refinancing	(51,436)	(28,099)
Less: Cash distributions to investors from:	-	-
Operating Cash Flow	-	-
Sales and Refinancing	-	-
Other (Return on Capital)	-	-
Cash generated (deficiency) after cash distributions	(51,436)	(28,099)
Less: Special items	None	None
Cash generated (deficiency) after cash distributions and special items	(51,436)	(28,099)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Operations	(239)	(156)
Recapture	None	None
Capital gain	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	None	None
Return of capital	None	None
Source (cash basis)
Sales and refinancing	None	None
Operations	None	None
Return of capital	None	None
Amount remaining invested in company properties at end of 2008	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE III
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
(unaudited)

OFFICE BUILDING	Passco Mission Ridge III	Passco Mission Ridge III

	2008	2007
Gross Revenue	$1,181,848	$547,117
Profit on sale of property	None	None
Less:
Operating expenses	534,771	289,256
Interest expense	820,899	443,435
Depreciation	480,641	242,054
Net income(loss) - GAAP basis	(654,463)	(427,628)
Taxable income (loss) from operations	(654,463)	(427,628)
Taxable income (loss) from gain on sale	None	None
Cash generated from operations	(101,286)	(56,198)
Cash generated from sales	None	None
Cash generated from refinancing	None	None
Cash generated from operations, sales and refinancing	(101,286)	(56,198)
Less: Cash distributions to investors from:	-	-
Operating Cash Flow	-	-
Sales and Refinancing	-	-
Other (Return of Capital)	-	-
Cash generated (deficiency) after cash distributions	(101,286)	(56,198)
Less: Special items	None	None
Cash generated (deficiency) after cash distributions and special items	(101,286)	(56,198)
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Operations	(238)	(156)
Recapture	None	None
Capital gain	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	None	None
Return of capital	None	None
Source (cash basis)
Sales and refinancing	None	None
Operations	None	None
Return of capital	None	None
Amount remaining invested in company properties at end of 2008	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE III
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
(unaudited)

OFFICE BUILDING	Passco Madison

2008
Gross Revenue	$2,121,099
Profit on sale of property	None
Less:
Operating expenses	1,155,238
Interest expense	847,532
Depreciation	966,951
Net income(loss) - GAAP basis	(848,622)
Taxable income (loss) from operations	(848,622)
Taxable income (loss) from gain on sale	None
Cash generated from operations	486,523
Cash generated from sales	None
Cash generated from refinancing	None
Cash generated from operations, sales and refinancing	486,523
Less: Cash distributions to investors from:	-
Operating Cash Flow	-
Sales and Refinancing	-
Other (Return of Capital)	-
Cash generated (deficiency) after cash distributions	486,523
Less: Special items	None
Cash generated (deficiency) after cash distributions and special items	486,523
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Operations	(77)
Recapture	None
Capital gain	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	None
Return of capital	None
Source (cash basis)
Sales and refinancing	None
Operations	None
Return of capital	None
Amount remaining invested in company properties at end of 2008	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE III
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
(unaudited)

OFFICE BUILDING	Passco Younan

	2008	2007
Gross Revenue	$7,959,819	$37,875
Profit on sale of property	None	None
Less:
Operating expenses	5,130,012	-
Interest expense	2,079,488	-
Depreciation	1,051,581	-
Net income(loss) - GAAP basis	(301,262)	37,875
Taxable income (loss) from operations	(301,262)	37,875
Taxable income (loss) from gain on sale	None	None
Cash generated from operations	1,034,219	930,620
Cash generated from sales	None	None
Cash generated from refinancing	None	None
Cash generated from operations, sales and refinancing	1,034,219	930,620
Less: Cash distributions to investors from:	-	-
Operating Cash Flow	744,154	-
Sales and Refinancing	-	-
Other (Return of Capital)	-	-
Cash generated (deficiency) after cash distributions	290,065	930,620
Less: Special items	None	None
Cash generated (deficiency) after cash distributions and special items	290,065	930,620
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Operations	(26)	3
Recapture	None	None
Capital gain	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	3	None
Return of capital	60	None
Source (cash basis)
Sales and refinancing	None	None
Operations	63	-
Return of capital	None	None
Amount remaining invested in company properties at end of 2008	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE III
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
(unaudited)

INVESTMENT PROGRAM			Passco Diversified Fund II, LLC
	2008	2007	2006	2005	2004	2003
Gross Revenue	1,942,713	$2,261,100	$2,496,492	$2,547,938	$854,628	$29,507
Profit on sale of property	None	327,583	None	None	None
Less
Operating expenses	1,072,313	1,134,040	1,261,732	1,126,149	385,663	10,064
Interest expense	601,494	980,923	834,806	844,835	283,355	6,945
Depreciation	321,034	352,833	419,515	451,172	149,480	3,657
Net income(loss) - GAAP basis	(52,128)	120,887	(19,561)	125,782	36,130	8,841
Taxable income (loss) from operations	(4,210)	137,934	27,010	125,782	36,130	8,841
Taxable income (loss) from gain on sale
Cash generated from operations	364,052	236,719	541,656	582,820	186,233	12,498
Cash generated from sales	None	1,910,496	None	None	None	None
Cash generated from refinancing	None	None	None	None	None	None
Cash generated from operations, sales and refinancing	364,052	2,147,215	541,656	582,820	186,233	12,498
Less Cash distributions to investors from
Operating Cash Flow	432,169		541,656	582,820	190,574	8,157
Sales and Refinancing	282,163	1,628,333	None	None	None	None
Other (Return of Capital)		None	None	113,623	214,690	None
Cash generated (deficiency) after cash distributions	(350,280)	518,882	158,363	(113,623)	(219,031)	4,341
Less Special items	None	None	None	None	None	None
Cash generated (deficiency) after cash distributions and special items	(350,280)	518,882	158,363	(113.623)	(219,031)	4,341
Federal income tax results per $1 000 investment
Ordinary income (loss)
Operations	(0)	(19)	3	13	4	4
Recapture	None	19	None	None	None	None
Capital gain	None	13	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	(0)	14	3	13	4	4
Return of capital	72	150	68	57	38	None
Source (cash basis)
Sales and refinancing	28	164	None		None	None
Operations	44	None	54	58	20	4
Return of capital	None	None	16	11	22	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE III
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
(unaudited)

	Passco Realty Trust, Inc.
	2008	2007	2006	2005
Gross Revenue	$1,378,605	$1,249,416	$1,022,472	$140,957
Profit on sale of property	None	None	None	None
Less:
Operating expenses	472,179	448,873	406,779	23,131
Interest expense	441,589	346,554	321,177	67,209
Depreciation	418,295	292,809	250,269	46,761
Net income(loss) - GAAP basis	46,542	161,180	44,247	3,856
Taxable income (loss) from operations	46,542	161,180	44,247	3,856
Taxable income (loss) from gain on sale	None	None	None	None
Cash generated from operations	482,978	568,204	(105,201)	407,282
Cash generated from sales	None	None	None	None
Cash generated from refinancing	None	None	None	None
Cash generated from operations, sales and refinancing	482,978	568,204	(105,201)	407,282
Less: Cash distributions to investors from:
Operating Cash Flow	454,323	486,237	253,276	48,805
Sales and Refinancing	None	None	None	None
Other (Return of capital)	None	None	179,007	None
Cash generated (deficiency) after cash distributions	28,655	81,967	(537,484)	358,477
Less: Special items	None	None	None	None
Cash generated (deficiency) after cash distributions and special items	28,655	81,967	(537,484)	358,477
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment income	6	19	5	1
Recapture	None	None	None	None
Capital gain	None	None	None	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	6	19	5	1
Return of capital	50	38	47	12
Source (cash basis)
Sales and refinancing	None	None	None	None
Operations	56	57	31	13
Return of capital	None	None	22	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%	100%

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE III
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Most Recent Five Years)
(unaudited)

SHOPPING CENTER PROGRAM	Passco Montclair Ent. Plaza, LLC

	2008	2007	2006	2005
Gross Revenue	$220,787	$424,249	$1,154,915	$44,556
Profit on sale of property	None	1,322,243	454,838	None
Less:
Operating expenses	74,258	151,223	438,841	73
Interest expense			463,184	-
Depreciation	51,979	64,871	217,550	-
Net income(loss) - GAAP basis	94,550	1,530,398	490,178	44,483
Taxable income (loss) from operations	94,550	208,155	55,908	44,483
Taxable income (loss) from gain on sale	None	1,322,243	454,838	None
Cash generated from operations	158,672	284,694	474,003	44,483
Cash generated from sales	None	2,428,657	3,957,686	None
Cash generated from refinancing	None	None	None	None
Cash generated from operations, sales and refinancing	158,672	2,713,351	4,431,689	44,483
Less: Cash distributions to investors from:
Operating Cash Flow	None	None	None	-
Sales and Refinancing	220,966	2,608,721	3,530,166	-
Other (Return of Capital)	None	None	None	-
Cash generated (deficiency) after cash distributions	(62,294)	104,630	901,523	44,483
Less: Special items	None	None	None	None
Cash generated (deficiency) after cash distributions and special items	(62,294)	104,630	901,523	44,483
Federal income tax results per $1,000 investment:
Ordinary income (loss)
Investment Income	11	24	6	5
Recapture	None	4	None	None
Capital gain	None	149	53	None
Cash distributions per $1,000 investment:
Source (tax basis)
Investment	11	177	64	None
Return of capital	15	125	344	None
Source (cash basis)
Sales and refinancing	26	302	408	None
Operations	None	None	None	None
Return of capital	None	None	None	None
Amount remaining invested in company properties at end of 2008	100%	100%	100%	0%

Table IV sets forth summary information on the results of prior non-tenant in common programs sponsored by Passco Companies, LLC and its affiliates that completed operations during the five years ended December 31, 2008. All amounts are from the inception of the program to the date the program was completed.

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Delta
Fair LLC
Dollar amount raised	4,800,000
Number of properties purchased	1
Date of closing of offering	August 1999
Date of first sale of property	February 2004
Date of final sale of property	February 2004
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	117
From recapture	80
Capital gain	110
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	498
Return of capital	234
Source (cash basis):
Sales and refinancing	406
Operations	326
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Mercantile
Row LLC
Dollar amount raised	280,540
Number of properties purchased	1
Date of closing of offering	December 2000
Date of first sale of property	March 2004
Date of final sale of property	March 2004
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	124
From recapture	179
Capital gain	268
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,561
Return of capital	1,587
Source (cash basis):
Sales and refinancing	1,062
Operations	2,053
Return of capital	33
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Moreno
Valley LLC
Dollar amount raised	2,036,034
Number of properties purchased	1
Date of closing of offering	June 2001
Date of first sale of property	November 2004
Date of final sale of property	November 2004
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	197
From recapture	213
Capital gain	197
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,101
Return of capital	1,102
Source (cash basis):
Sales and refinancing	992
Operations	1,211
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Country Corner LLC
Dollar amount raised	1,977,500
Number of properties purchased	1
Date of closing of offering	January 2001
Date of first sale of property	April 2005
Date of final sale of property	April 2005
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	294
From recapture	134
Capital gain	513
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,093
Return of capital	793
Source (cash basis):
Sales and refinancing	1,260
Operations	626
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Lancaster LLC
Dollar amount raised	2,215,000
Number of properties purchased	1
Date of closing of offering	October 2002
Date of first sale of property	August 2005
Date of final sale of property	August 2005
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	476
From recapture	729
Capital gain	1,438
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	2,679
Return of capital	2,152
Source (cash basis):
Sales and refinancing	3,329
Operations	1,501
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Puente Hills LLC
Dollar amount raised	12,513,000
Number of properties purchased	1
Date of closing of offering	October 2003
Date of first sale of property	December 2005
Date of final sale of property	December 2005
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	43
From recapture	115
Capital gain	559
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	720
Return of capital	832
Source (cash basis):
Sales and refinancing	1,299
Operations	253
Return of capital	None
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Rolling
Ridge Plaza LLC
Dollar amount raised	968,761
Number of properties purchased	1
Date of closing of offering	February 2002
Date of first sale of property	August 2006
Date of final sale of property	August 2006
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	139
From recapture	249
Capital gain	803
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,187
Return of capital	833
Source (cash basis):
Sales and refinancing	1,687
Operations	247
Return of capital	86
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Chapman
Heights LLC
Dollar amount raised	614,000
Number of properties purchased	1
Date of closing of offering	January 2002
Date of first sale of property	September 2006
Date of final sale of property	September 2006
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	222
From recapture	223
Capital gain	563
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,430
Return of capital	868
Source (cash basis):
Sales and refinancing	1,417
Operations	839
Return of capital	42
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco Jeronimo
Busn. Cntr. LLC
Dollar amount raised	440,000
Number of properties purchased	1
Date of closing of offering	February 2002
Date of first sale of property	November 2006
Date of final sale of property	November 2006
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	258
From recapture	228
Capital gain	1,641
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	2,154
Return of capital	802
Source (cash basis):
Sales and refinancing	2,458
Operations	328
Return of capital	170
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Walnut Hills LLC
Dollar amount raised	575,000
Number of properties purchased	1
Date of closing of offering	December 1999
Date of first sale of property	November 2006
Date of final sale of property	November 2006
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	311
From recapture	373
Capital gain	1,614
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	2,815
Return of capital	1,052
Source (cash basis):
Sales and refinancing	2,425
Operations	1,298
Return of capital	145
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Hoover LLC
Dollar amount raised	156,600
Number of properties purchased	1
Date of closing of offering	April 2002
Date of first sale of property	December 2007
Date of final sale of property	December 2007
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	(18)
From recapture	251
Capital gain	455
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,161
Return of capital	1,266
Source (cash basis):
Sales and refinancing	43
Operations	1,383
Return of capital	-
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Belle Mill LLC
Dollar amount raised	1,985,000
Number of properties purchased	1
Date of closing of offering	July 2000
Date of first sale of property	May 2007
Date of final sale of property	May 2007
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	(179)
From recapture	329
Capital gain	852
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,455
Return of capital	1,459
Source (cash basis):
Sales and refinancing	1,552
Operations	1,254
Return of capital	108
Receivable on net purchase money financing	None

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE IV
NON-TENANT IN COMMON PRIOR PROGRAMS
OPERATING RESULTS OF PRIOR PROGRAMS
(Sold Property in Most Recent Five Years)
From January 1, 2004 Through December 31, 2008
(unaudited)

SHOPPING CENTER PROGRAM	Passco
Norwood LLC
Dollar amount raised	915,950
Number of properties purchased	1
Date of closing of offering	July 2000
Date of first sale of property	January 2008
Date of final sale of property	January 2008
Federal income tax results per $1,000 investment:
Ordinary income (loss):
From operations	862
From recapture	-
Capital gain	1,090
Deferred gain
Capital	None
Ordinary	None
Cash distibutions per $1,000 investment: (A)
Source (tax basis):
Investment income	1,715
Return of capital	486
Source (cash basis):
Sales and refinancing	1,076
Operations	1,126
Return of capital	-
Receivable on net purchase money financing	None

Table V sets forth summary information on the results of sales or disposals of properties in the three years ended December 31, 2008 by prior non-tenant in common programs sponsored by Passco Companies, LLC and is affiliates. All amounts are as of December 31, 2008.
PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
TABLE V
NON-TENANT IN COMMON PRIOR PROGRAMS
SALES OR DISPOSALS OF PROPERTIES
From January 1, 2004 Through December 31, 2008
(unaudited)

			Selling Price, Net of Closing Costs					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Notes Received at Sale	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs	Total	Gain (loss) on sale of Investment	Excess (deficiency) of property operating cash receipts over cash expenditures
Passco Rolling Ridge Plaza, LLC
Chino, CA	10/2001	8/2006	1,634,913	1,905,530	None	None	3,540,443	1,773,888	927,420	2,701,308	839,135	222,105
Passco Chapman Heights, LLC
Yucaipa, CA	12/2001	9/2006	870,211	1,129,742	None	None	1,999,953	1,157,000	577,638	1,734,638	265,315	228,977
Passco Jeronimo Busn Cntr, LLC
Mission Viejo, CA	2/2002	11/2006	1,097,991	754,179	None	None	1,852,170	783,200	408,401	1,191,601	660,569	237,960
Passco Walnut Hills, LLC
Walnut, CA	11/1999	11/2006	1,398,660	1,212,591	None	None	2,611,251	1,162,980	565,674	1,728,654	882,597	365,157
Passco Hoover, LLC
Fresno, CA	03/2002	12/2007	200,555	285,811	None	None	486,366	256,650	156,267	412,917	73,449	49,288
Passco Belle Mill, LLC
Red Bluff, CA	3/2000	5/2007	707,443	781,536	None	None	1,488,979	869,445	234,810	1,104,255	384,724	124,690
Passco Montclair, LLC
Partial Sale
Montclair, CA	1/2006	9/2006	3,957,686	11,132,421	None	None	15,090,107	-	14,783,130	14,783,130	306,977	961,852
Passco Montclair, LLC
Partial Sale
Montclair, CA	1/2006	8/2007	2,428,657	-	None	None	2,428,657	-	1,149,242	1,149,242	1,279,415	961,852
Passco Reno I, LLC
Parital Sale
Reno, NV	4/2003	11/2008	2,917,521	1,437,768	None	None	4,355,289	1,437,768	1,675,263	3,113,031	1,242,258	1,579,374
Passco Norwood, LLC
Sacramento, CA	12/1999	01/2008	1,227,235	2,356,516	None	None	3,583,751	1,691,486	2,217,936	3,909,422	(323,671)	120,657
Passco Diversified Fund II, LLC
Kauai Village Property
Kauai Village, HI	5/2004	1/2007	4,049,510	2,150,981	None	None	6,200,491	2,212,616	3,574,923	5,787,539	412,952	(93,714)
Passco Diversified Fund II, LLC
Wenatchee Property
Wenatchee, WA	10/2003	12/2007	1,292,032	1,022,002	None	None	2,314,034	1,066,000	1,668,263	2,734,263	(420,229)	139,747

APPENDIX A

Passco Apartment REIT, Inc.
Form of Investor Instructions

Please follow these instructions carefully.  Failure to do so could result in the rejection of your subscription.

1.	INVESTMENT

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $5,000 is required.  Until we have raised the minimum offering amount, you should make your check payable to “Union Bank, N.A., as escrow agent for Passco Apartment REIT, Inc.” Once we have raised $2,500,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “Passco Apartment REIT, Inc.”

All additional investments must be for at least $100.  If you wish your subscription to be combined with the subscription of another person who together with you constitutes a “single purchaser” as described in the Prospectus under “Plan of Distribution,” you must attach a statement to this Subscription Agreement setting forth the basis for the discount and the orders to be combined.

2.	INVESTMENT TYPE

Please check the appropriate box to indicate the account type of the subscription.

3.	INVESTOR INFORMATION

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box.  If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.  Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed.  Non-resident aliens must also supply IRS Form W-8BEN.

4.	INVESTMENT TITLE

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number.  By signing in Section 8, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered.  Include the trust name, if applicable.  If the investor is an IRA or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

5.	QUALIFIED PLANS ONLY – TRUSTEE (CUSTODIAN) INFORMATION

If you want to purchase shares through an IRA but need an IRA account, [__________] has agreed to serve as IRA custodian for such purpose.  Passco Apartment REIT will pay the fees related to the establishment of investor accounts with [IRA Administrator], and we will also pay the first year annual IRA maintenance fees.  Thereafter, investors will be responsible for the annual IRA maintenance fees.  Further information about custodial services is available through your broker or our dealer manager at www.passco.net.

Complete this section if the registered owner of the investment will be a Qualified Plan or Trust.

6.	DISTRIBUTION INFORMATION

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Passco Apartment REIT in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check.  If you elect direct deposit, you must attach a voided check with this completed subscription agreement.  You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan.  You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%.  If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3.  IRA accounts may not direct distributions without the custodian’s approval.

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Adviser must complete this section to complete the subscription.  All fields are mandatory.

8.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (f).  Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards that are imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct.  If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including refusing to open or closing your account.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must sign this section to complete the subscription.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•
has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and

•
has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to the investor set forth in the Prospectus and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted.  We cannot accept photocopied or otherwise duplicated Subscription Agreements.  The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to:

PASSCO Capital, Inc.
96 Corporate Park, Suite 200
Irvine, California 92606
(877) 4PASSCO

Passco Apartment REIT, Inc.

Form of Subscription Agreement

1. INVESTMENT
Amount of Subscription:* $______________________________________________	☐ Initial Investment (min. investment is $5,000)
State of Sale: ___________________	☐ Shares are being purchased net of commissions
*Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.
2. INVESTMENT TYPE (CHECK ONE)
Non-Qualified	Qualified
☐ Individual (If TOD, attach application)	☐ IRA
☐ Joint Tenant* (If TOD, attach application)	☐ Simple IRA
☐ UGMA/UTMA: State of ____________________	☐ SEP IRA
☐ Tenants in Common*	☐ ROTH
☐ Community Property*	☐ Profit Sharing Plan
☐ Trust: ☐ Taxable ☐ Tax-Exempt ☐ CRT	☐ Pension Plan
(Please attach pages of trust which list name of trust, trustees, signatures and date)	☐ KEOGH Plan
☐Corporation or Partnership (Please attach agreement/corporate resolution)
☐Non-Profit Organization (Please attach agreement/corporate resolution)
☐Other (Specify):
*All parties must sign
3. INVESTOR INFORMATION*
Investor 1 Name:	SSN/Tax ID:	DOB/Date of Incorporation:
Investor 2 Name:	SSN/Tax ID:	DOB/Date of Incorporation:
Street Address:	City:	State:
Zip Code:
Optional Mailing Address:	City:	State:
Zip Code:
Phone (day):	Phone (evening):
E-mail:
☐ US Citizen ☐ US Citizen residing outside the US
☐ Foreign citizen, country
☐ Check here if you are subject to backup withholding
4. INVESTMENT TITLE
Please print names in which shares of common stock are to be registered.  Include trust name if applicable.  If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers.  If same as above, write same.

Title Line 1
Title Line 2
Social Security No. or Tax Identification No.	Secondary Tax Identification Number

5. QUALIFIED PLANS ONLY – TRUSTEE (CUSTODIAN) INFORMATION
Trustee Name
Trustee Address 1
Trustee Address 2
Trustee City	State	Zip Code
Trustee Telephone No.
Trustee Tax Identification Number
Investor’s Account Number with Trustee
6. DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)
If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.		% of distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.		______
☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5).		______
☐ Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval).		______
Name
Address
City	State	Zip Code
Account No.
Direct Deposit (Attach Voided Check) I authorize Passco Apartment REIT, Inc. or its agent (collectively, PASSCO) to deposit my distributions in the checking or savings account identified below.  This authority will remain in force until I notify PASSCO in writing to cancel it.  In the event that PASSCO deposits funds erroneously into my account, PASSCO is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
% of distribution ______
Financial Institution Name	☐ Checking	☐ Savings
ABA/Routing Number
Account Number
7. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION
Broker-Dealer Name
Representative Name		Rep No.
Representative’s Company Name
Representative’s Address
Rep’s City	State	Zip Code
Rep’s Phone No.	Fax No.
Rep’s Email Address
☐
REGISTERED INVESTMENT ADVISER (RIA): All sales of shares of common stock must be made through a Broker-Dealer.  If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

Passco Apartment REIT, Inc.

8. SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her ), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3.

NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

Please separately initial each of the representations below.  Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.  In order to induce Passco Apartment REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

		OWNER	JOINT OWNER
(a)	I have received the Prospectus of Passco Apartment REIT, Inc.	☐ Initials	☐ Initials
(b)	I received the Prospectus at least five business days before signing this Subscription Agreement.	☐ Initials	☐ Initials
OR
I received the Prospectus on __________________________ Date
(representation (b) is not required for Minnesota residents)

(c)
I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
		☐ Initials	☐ Initials

(d)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	☐ Initials	☐ Initials
(e)	I am purchasing the shares for my own account.	☐ Initials	☐ Initials
(f)
I understand that I will not be admitted as a stockholder until my investment has been accepted.  The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
		☐ Initials	☐ Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signature of Investor Date	Signature of Joint Investor or, Date for Qualified Plans, of Trustee/Custodian

Passco Apartment REIT, Inc.

9.           FINANCIAL REPRESENTATIVE SIGNATURES

The Broker’s Financial Advisor must sign below to complete the order.  The Financial Advisor hereby warrants that he is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence.  The Financial Advisor agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.  The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) have delivered the Prospectus to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this subscription agreement is for Passco Apartment REIT, Inc.
Signature of Financial Representative Date	Branch Manager Signature Date (If required by Broker/Dealer)

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted.  We cannot accept photocopied or otherwise duplicated Subscription Agreements.  Until we have raised the minimum offering amount, you should make your check payable to “Union Bank of California, as escrow agent for Passco Apartment REIT, Inc.” Once we have raised $2,500,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “Passco Apartment REIT, Inc.”

Passco Apartment REIT, Inc.
96 Corporate Park, Suite 200
Irvine, California 92606
(877) 4PASSCO

Once the applicable minimum offering amount has been raised (see Section 1), Subscription Agreements may also be mailed to the address above and payment wired to:

[_________] ABA# [__________] PASSCO Capital, Inc., as Trustee for Passco Apartment REIT, Inc. Account#: [_________]
***** FOR OFFICE USE ONLY *****

Check #	Complied by:	W/S
Batch #	Input by:	Region
Subscription#	Proofed by:	Territory

Passco Apartment REIT, Inc.

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

Passco Apartment REIT, Inc., a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment Plan (the “DRIP”), the terms and conditions of which are set forth below.  Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.           Number of Shares Issuable.  The number of shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) authorized for issuance under the DRIP is 10,000,000.

2.           Participants.  “Participants” are holders of shares of Common Stock who elect to participate in the DRIP.

3.           Distribution Reinvestment.  The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant.  Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel.  The Company will not pay selling commissions on shares of Common Stock purchased in the DRIP.

4.           Procedures for Participation.  Qualifying stockholders may elect to become a Participant by completing and executing a Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers.  To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable.  Participation in the DRIP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization.  Shares will be purchased under the DRIP on the date that the Company makes a Distribution.  Distributions will be paid monthly as authorized by the Company’s board of directors and declared by the Company out of funds legally available therefor.

5.           Purchase of Shares.  Until completion of the Company’s offering stage, Participants will acquire Common Stock at a price of $9.50 per share.  Eighteen months after completion of the Company’s offering stage, Participants will acquire Common Stock at a price equal to the estimated value of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose.  The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities.  For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or redemption of interests in Passco Apartment REIT Operating Partnership, LP, the Company’s operating partnership.  Participants in the DRIP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares.  However, a Participant will not be able to acquire shares under the DRIP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6.           Taxation of Distributions.  The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRIP.

7.           Share Certificates.  The shares issuable under the DRIP shall be uncertificated until the board of directors determines otherwise.

8.           Voting of DRIP Shares.  In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRIP.

B-1

9.           Reports.  Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRIP and the effect of reinvesting distributions, including the tax consequences thereof.  The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10.           Termination by Participant.  A Participant may terminate participation in the DRIP at any time by delivering to the Company a written notice.  To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates.  Any transfer of shares by a Participant will terminate participation in the DRIP with respect to the transferred shares.  Upon termination of DRIP participation, Distributions will be distributed to the stockholder in cash.

11.           Amendment, Suspension or Termination of DRIP by the Company.  The Company may amend, suspend or terminate the DRIP for any reason upon ten days’ written notice to the Participants.

12.           Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death or (ii) with respect to the time and the prices at which shares are purchased or sold for a Participant’s account.

13.           Governing Law.  The DRIP shall be governed by the laws of the State of Maryland.

B-2

Until _____ all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus.  If any such information or statements are given or made, you should not rely upon such information or representation.  This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  This prospectus speaks as of the date set forth below.  You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
PASSCO APARTMENT REIT, INC. Maximum Offering of 110,000,000 Shares of Common Stock

TABLE OF CONTENTS
Page

Suitability Standards
Prospectus Summary
Questions and Answers About This Offering
Risk Factors
Cautionary Note Regarding Forward-Looking Statements
Estimated Use of Proceeds
Management
Management Compensation
Stock Ownership
Conflicts of Interest
Investment Objectives and Criteria
Plan of Operation
Prior Performance Summary
Federal Income Tax Considerations
State and Local Tax Considerations
Erisa Considerations
Description of Shares
Amended & Restated Operating Partnership Agreement
Plan of Distribution
Supplemental Sales Material
Legal Matters
Experts
Where You Can Find More Information
Index to Consolidated Balance Sheet and
Prior Performance Tables
Appendix A – Form of Subscription Agreement with Instructions
Appendix B – Distribution Reinvestment Plan

i 1 12 4 35 36 37 46 52 52 59 64 69 74 94 95 99 111 114 119 120 120 120 F-1 A-1 B-1	Minimum Offering of 250,000 Shares of Common Stock ________________ PROSPECTUS ________________ PASSCO CAPITAL, INC. _____________, 2009
Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 26, to read about risks you should consider before buying shares of our common stock.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.                      Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Passco Apartment REIT, Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

Item	Amount

SEC registration fee	$61,101
FINRA filing fee	$75,500
Accounting fees and Expenses	*
Legal fees and expenses	*
Sales and advertising expenses	*
Blue sky fees and expenses	*
Printing expenses	*
Miscellaneous expenses	*

Total
* To be filed by amendment.

Item 32.  Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of PASSCO Advisors, LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price.  The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of share in the primary offering.

Item 33.  Recent Sales of Unregistered Securities

On June 4, 2009, the Company sold 111 shares of common stock to Passco Companies, LLC at a price of $1,000, or approximately $9 per share.  The Company subsequently contributed $1,000 to the Operating Partnership in exchange for 111 common units and is the sole general partner.

On June 5, 2009, the Operating Partnership issued 1,000 special units (Note 6) to Passco Advisors, LLC (the "Advisor"), in exchange for $1,000.

On October 13, 2009, the Company sold 22,222 shares of common stock to Passco Advisors, LLC at a price of $200,000, or approximately $9 per share.  The Company subsequently contributed $200,000 to the Operating Partnership in exchange for 22,222 common units.

These securities were issued in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34.  Indemnification of Directors and Officers

Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages.  Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to Maryland corporate law and our charter, we are also required, subject to certain limitations, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent.  However, we will indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us only if: (1) the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the loss or liability was not the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was not the result of gross negligence or willful misconduct and (4) the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders.  In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct, and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

We will enter into indemnification agreements with each of our executive officers and directors.  The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.  Financial Statements and Exhibits

(a)           Financial Statements.  See Index to Consolidated Balance Sheet and Prior Performance Tables.

(b)           Exhibits.  The following exhibits are filed as part of this registration statement:
Ex.	Description

1.1	Form of Dealer Manager Agreement**
1.2	Form of Participating Broker-Dealer Agreement (included as Appendix A to Exhibit 1.1)**
3.1	Articles of Amendment and Restatement of Passco Apartment REIT, Inc.**
3.2	Bylaws of Passco Apartment REIT, Inc.**
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix A and incorporated herein by reference)
4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix B and incorporated herein by reference)
5.1	Form of Opinion of Venable LLP as to the legality of the securities being registered**
8.1	Form of Opinion of Luce, Forward, Hamilton & Scripps LLP regarding certain federal income tax considerations relating to Passco Apartment REIT, Inc.
10.1	Form of Escrow Agreement by and among Passco Apartment REIT, Inc., Passco Capital, Inc. and Union Bank, N.A.*
10.2	Advisory Agreement among Passco Apartment REIT, Inc., Passco Apartment REIT Operating Partnership, LP, Passco Advisors, LLC and Passco Companies, LLC
10.3	Amended and Restated Limited Partnership Agreement of Passco Apartment REIT Operating Partnership, LP**
10.4	Passco Apartment REIT, Inc. Long-Term Incentive Plan*
21.1	Subsidiaries of the Company**
23.1	Consent of KPMG LLP
23.2	Consent of Venable LLP (contained in its opinion filed herewith as Exhibit 5.1)**
23.3	Consent of Luce, Forward, Hamilton & Scripps LLP (contained in its opinion filed herewith as Exhibit 8.1)
24.1	Power of Attorney (included as part of signature page)**
99.1	Consent of James R. Parks**
* To be filed by amendment.
** Previously filed.

Item 37.  Undertakings

The registrant undertakes:

1.           to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.           to include any prospectus required by Section 10(a)(3) of the Securities Act;

b.           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
c.           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

4.           to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

5.           that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

6.           that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.           any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

b.           any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

c.           the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

d.           any other communication that is an offer in the offering made by the registrant to the purchaser;

7.           to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

8.           to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

9.           to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

10.         to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

11.         insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Table VI presents summary information on properties acquired in the three years ended December 31, 2008 by prior programs sponsored by Passco Companies, LLC and its affiliates. This table provides information regarding the general type and location of the properties and the manner in which they were acquired.

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
NON-TENANT IN COMMON PRIOR PROGRAMS
TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS
 (unaudited)

Property	Type of Property	Gross Leasable Space	Date Aquired	Original Mortgage Financing	Cash Down Payment	Contract Price Plus Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Aquisiton Cost

Passco Four Winds TIC Overland Park, KS	Apartment Complex	350 Units 312,054 sq. ft.	12/05	14,800,000	9,210,305	24,010,305	-	955,700	24,966,005
Passco Mallard TIC Loveland, OH	Apartment Complex	350 Units 386,920 sq. ft.	12/05	22,167,000	13,241,110	35,408,110	-	375,278	35,783,388
Passco Towns of Riverside TIC Grand Prairie, TX	Apartment Complex	436 Units 434,506 sq. ft.	2/06	27,900,000	13,178,165	41,078,165	-	5,369,469	46,447,634
Passco Alanza Brook TIC Houston, TX	Apartment Complex	336 Units 368,630 sq. ft.	2/06	23,000,000	11,610,803	34,610,803	-	2,820,065	37,430,868
Passco Moorings TIC League City, TX	Apartment Complex	201 Units 179,010 sq. ft.	2/06	11,900,000	6,210,050	18,110,050	-	1,494,262	19,604,312
Passco Lincoln Plaza TIC Tacoma, WA	Shopping Center	28 Units 80,922 sq. ft.	4/06	12,500,000	11,422,789	23,922,789	-	821,106	24,743,895
Passco Raveneaux TIC Houston, TX	Apartment Complex	382 Units 406,786 sq. ft.	8/06	24,475,000	13,350,000	37,825,000	-	3,172,940	40,997,940
Passco Waters Edge TIC Plano, TX	Apartment Complex	300 Units 292,798 sq. ft.	10/06	20,650,000	11,547,406	32,197,406	-	1,721,285	33,918,691
Passco Creekwalk Village TIC Plano, TX	Shopping Center	10 Units 174,484 sq. ft.	4/07	21,350,000	11,050,000	32,400,000	-	1,922,909	34,322,909
Passco Chandler Heights TIC Chandler. AZ	Shopping Center	29 Units 124,822 sq. ft.	12/06	23,446,000	15,544,655	38,990,655	-	966,570	39,957,225
Passco Laveen Village TIC Phoenix, AZ	Shopping Center	15 Units 56,747 sq. ft.	7/07	13,615,000	7,050,000	20,665,000	-	1,353,388	22,018,388
Passco LionsGate TIC Overland Park, KS	Apartment Complex	360 Units 385,528 sq. ft.	12/07	24,255,000	16,427,000	40,682,000	-	559,485	41,241,485
Passco Madison TIC Renton, WA	Apartment Complex	382 Units 331,573 sq. ft.	2/08	32,978,126	13,800,000	46,778,126	-	1,756,373	48,534,499
Passco Resort @ Lake Crossing TIC Lexington, KY	Apartment Complex	208 Units 213,776 sq. ft.	6/08	12,530,000	6,742,650	19,272,650	-	1,253,997	20,526,647

PASSCO COMPANIES, LLC
PRIOR PERFORMANCE TABLES
NON-TENANT IN COMMON PRIOR PROGRAMS
TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS
 (unaudited)

Property	Type of Property	Gross Leasable Space	Date Aquired	Original Mortgage Financing	Cash Down Payment	Contract Price Plus Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Aquisiton Cost

Passco Younan Opportunity	Office	64 Units	9/07	37,815,000	7,130,000	44,945,000	-	1,907,789	46,852,789
Fund I LLC Houston, TX	Complex	372,672 sq. ft.
Passco Madison LLC Renton, WA	Apartment Complex	382 Units 331,573 sq. ft.	2/08	24,006,231	10,020,180	34,026,411	-	1,000,446	35,026,857
Passco Mission Ridge I LLC Renton, WA	Apartment Complex	52 Units 45,761 sq. ft.	6/07	5,840,000	1,076,305	6,916,305	-	98,254	7,014,559
Passco Mission Ridge II LLC Renton, WA	Apartment Complex	52 Units 45,761 sq. ft.	6/07	5,840,000	1,076,305	6,916,305	-	98,254	7,014,559
Passco Mission Ridge III LLC Renton, WA	Apartment Complex	107 Units 93,811 sq. ft.	6/07	11,680,000	2,152,611	13,832,611	-	196,508	14,029,119
Passco Alanza Place Phoenix, AZ	Apartment Complex	360 Units 343,439 sq. ft.	3/05	1,383,338	805,701	2,189,039	-	-	2,189,039
Passco Courtney Village Phoenix, AZ	Apartment Complex	368 Units 397,860 sq. ft.	12/07	2,017,331	1,185,184	3,202,515	-	-	3,202,515
Passco Promenade at Howard Hughes Los Angeles, CA	Shopping Center	39 Units 247,833 sq. ft.	6/05	645,800	436,195	1,081,995	-	-	1,081,995
Passco Four Winds Overland Park, KS	Apartment Complex	350 Units 312,054 sq. ft.	1/06	1,524,400	1,161,684	2,686,084	-	-	2,686,084
Passco Mallard Loveland, OH	Apartment Complex	350 Units 386,920 sq. ft.	1/06	2,336,402	1,464,531	3,800,933	-	-	3,800,933
Passco Silver City Las Vegas, NV	Shopping Center	5 Units 41,583 sq. ft.	12/04	1,036,748	644,081	1,680,829	-	-	1,680,829

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11, and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on February 2, 2010.

Passco Apartment REIT, Inc.

By:	/s/ William H. Winn
Name: William H. Winn
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ William H. Winn William H. Winn	President (principal executive officer)	February 2, 2010
* William O. Passo	Chief Executive Officer and Director	February 2, 2010
/s/ Larry K. Sullivan Larry K. Sullivan	Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer (principal financial officer and principal accounting officer)	February 2, 2010
* James R. Parks	Director	February 2, 2010

*By: /s/ William H. Winn William H. Winn, Attorney-in-Fact	February 2, 2010